     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 11, 1997


                                                      REGISTRATION NO. 333-16277
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                AMENDMENT NO. 4


                                       TO

                                    FORM F-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                       EURO TECH HOLDINGS COMPANY LIMITED
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER
               AND TRANSLATION OF REGISTRANT'S NAME INTO ENGLISH)

  BRITISH VIRGIN ISLANDS             5090                       NA
     (STATE OR OTHER          (PRIMARY STANDARD          (I.R.S. EMPLOYER
        JURISDICTION              INDUSTRIAL           IDENTIFICATION NO.)
   OF INCORPORATION OR       CLASSIFICATION CODE
      ORGANIZATION)                NUMBER)

                           18F Gee Chang Hong Centre

                       65 Wong Chuk Hang Road, Hong Kong
                               011-852-2814-0311
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                             C T CORPORATION SYSTEM
                                 1633 Broadway
                            New York, New York 10019
                                 (212) 664-1666
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                            ------------------------

                                   COPIES TO:

         ROBERT PEREZ, ESQ.                          JAY M. KAPLOWITZ, ESQ.
       GUSRAE, KAPLAN & BRUNO         GERSTEN, SAVAGE, KAPLOWITZ, FREDERICKS & CURTIN, LLP
          120 Wall Street                             101 East 52nd Street
      New York, New York 10005                      New York, New York 10022
       Tel No. (212) 269-1400                        Tel No. (212) 752-9700
       Fax No. (212) 809-5449                        Fax No. (212) 752-9713

        Approximate date of commencement of proposed sale to the public:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

     If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                            ------------------------

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                        PROPOSED       PROPOSED
                                                         MAXIMUM        MAXIMUM
                                          AMOUNT        OFFERING       AGGREGATE      AMOUNT OF
        TITLE OF EACH CLASS OF            TO BE           PRICE        OFFERING     REGISTRATION
     SECURITIES TO BE REGISTERED        REGISTERED     PER UNIT(1)     PRICE(1)          FEE
--------------------------------------------------------------------------------------------------
Common Stock, $.01 par value..........   690,000(2)      $ 5.00       $3,450,000      $1,045.46
--------------------------------------------------------------------------------------------------
Redeemable Common Stock Purchase
  Warrants............................   690,000(3)      $  .15        $ 103,500      $   31.36
--------------------------------------------------------------------------------------------------
Common Stock, $.01 par value(4).......    690,000        $ 5.50       $3,795,000      $1,150.00
--------------------------------------------------------------------------------------------------
Underwriter's Stock Warrants(5).......     60,000        $   --       $        5      $      --
--------------------------------------------------------------------------------------------------
Common Stock, $.01 par value(6).......     60,000        $ 8.25        $ 495,000      $ 150.00
--------------------------------------------------------------------------------------------------
Underwriter's Warrants(7).............     60,000        $   --       $        5      $      --
--------------------------------------------------------------------------------------------------
Common Stock Purchase Warrants(8).....     60,000        $.2475       $   14,850      $    4.50
--------------------------------------------------------------------------------------------------
Common Stock, $.01 par value(9).......     60,000        $ 6.00        $ 360,000      $ 109.09
--------------------------------------------------------------------------------------------------
Redeemable Common Stock Purchase
  Warrants to be sold by Selling
  Securityholders.....................    930,000      $  .15(10)      $ 139,500      $   42.27
--------------------------------------------------------------------------------------------------
Common Stock, $.01 par value to be
  sold by Selling Securityholders.....    930,000      $ 5.50(10)     $5,115,000      $1,550.00
--------------------------------------------------------------------------------------------------
       TOTAL..........................                                              $4,082.68(12)
                                                                                     ==========
==================================================================================================

---------------
 (1) Except as set forth in Note (10), estimated solely for purposes of calculating the registration fee.

 (2) Includes 90,000 shares of Common Stock subject to the underwriter's overallotment option and assumes the overallotment option is exercised in full.

 (3) Includes 90,000 Redeemable Common Stock Purchase Warrants subject to the underwriter's overallotment option and assumes the overallotment option is exercised in full.

 (4) Issuable upon exercise of the Redeemable Common Stock Purchase Warrants referred to in the prior note.

 (5) To be issued to the Underwriter, entitling the Underwriter to purchase up to 60,000 shares of Common Stock.

 (6) Issuable upon the exercise of the Underwriter's Stock Warrants.

 (7) To be issued to the Underwriter, entitling the Underwriter to purchase up to 60,000 Common Stock Purchase Warrants.

 (8) Issuable upon the exercise of the Underwriter's Warrants.
 (9) Issuable upon the exercise of the Common Stock Purchase Warrants identified in the prior note.

(10) Price is based upon actual sale price paid or to be paid by Selling Securityholders to Registrant.

(11) Issuable upon the exercise of the Redeemable Common Stock Purchase Warrants which are to be sold by the Selling Securityholders.

(12) $4,734.24 previously paid with initial filing on November 18, 1996.

     PURSUANT TO RULE 416, THERE ARE ALSO BEING REGISTERED SUCH ADDITIONAL BUT INDETERMINATE NUMBER OF SHARES AS MAY BECOME ISSUABLE PURSUANT TO ANTI-DILUTION PROVISIONS OF THE REDEEMABLE COMMON STOCK PURCHASE WARRANTS AND THE UNDERWRITER'S STOCK WARRANTS AND UNDERWRITER'S WARRANTS.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                       EURO TECH HOLDINGS COMPANY LIMITED
                             CROSS REFERENCE SHEET
                   PURSUANT TO ITEM 501(B) OF REGULATION S-K

                      ITEM OF FORM F-1                             LOCATION IN PROSPECTUS
-------------------------------------------------------------  ------------------------------
 1.  Forepart of the Registration Statement and Outside Front
     Cover Page of Prospectus................................  Front Cover Page of
                                                               Registration Statement; Cross
                                                               Reference Sheet; Outside Front
                                                               Cover Page of Prospectus
 2.  Inside Front and Outside Back Cover Pages of
     Prospectus..............................................  Inside Front Cover Page of
                                                               Prospectus; Additional
                                                               Information; Outside Back
                                                               Cover Page of Prospectus
 3.  Summary Information, Risk Factors and Ratio of Earnings
     to Fixed Charges........................................  Prospectus Summary; Risk
                                                               Factors
 4.  Use of Proceeds.........................................  Prospectus Summary; Use of
                                                               Proceeds
 5.  Determination of Offering Price.........................  Outside Front Cover Page of
                                                               Prospectus; Underwriting
 6.  Dilution................................................  Dilution; Risk Factors
 7.  Selling Securityholders.................................  Concurrent Registration for
                                                               Selling Securityholders
 8.  Plan of Distribution....................................  Outside Front Cover Page of
                                                               Prospectus; Underwriting
 9.  Description of Securities to be Registered..............  Outside Front Cover Page of
                                                               Prospectus; Prospectus
                                                               Summary; Description of
                                                               Securities
10.  Interests of Named Experts and Counsel..................  Legal Matters; Experts
11.  Information with Respect to the Registrant..............  Outside Front Cover Page of
                                                               Prospectus; Prospectus
                                                               Summary; Risk Factors;
                                                               Capitalization; Unaudited Pro
                                                               Forma Condensed Consolidated
                                                               Financial Statements; Selected
                                                               Financial Information;
                                                               Management's Discussion and
                                                               Analysis of Financial
                                                               Condition and Results of
                                                               Operations; Business;
                                                               Management; Certain
                                                               Transactions; Principal
                                                               Shareholders; Description of
                                                               Securities; Dividend Policy;
                                                               Shares Eligible for Future
                                                               Sale; Appendix -- The People's
                                                               Republic of China; Financial
                                                               Statements
12.  Disclosure of Commission Position on Indemnification for
     Securities Act Liabilities..............................                *

---------------

* Item is inapplicable, or the answer thereto is in the negative, and is omitted.

                                EXPLANATORY NOTE

     This Registration Statement contains two forms of prospectus: one to be used in connection with an offering by the Company of shares of Common Stock and Redeemable Common Stock Purchase Warrants (the "Prospectus") and one to be used in connection with the sale of Redeemable Common Stock Purchase Warrants and shares of the Company's Common Stock underlying such Warrants by certain selling securityholders (the "Selling Securityholder Prospectus"). The Prospectus and the Selling Securityholder Prospectus will be identical in all respects except for the alternate pages for the Selling Securityholder Prospectus included herein which are labeled "Alternate Page(s) for Selling Securityholder Prospectus."

                  SUBJECT TO COMPLETION, DATED MARCH 11, 1997

                       EURO TECH HOLDINGS COMPANY LIMITED
                       600,000 SHARES OF COMMON STOCK AND
               600,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS

     Euro Tech Holdings Company Limited, a British Virgin Island company (the "Company") hereby offers 600,000 shares of common stock, $.01 par value (the "Common Stock" or "Common Share(s)") of the Company and 600,000 Redeemable Common Stock Purchase Warrants (the "Public Warrants"). The Common Stock and the Public Warrants offered hereby (sometimes hereinafter collectively referred to as the "Securities") will be separately tradeable immediately upon issuance and may be purchased separately. Investors will not be required to purchase shares of Common Stock and Public Warrants together or in any particular ratio. Each Public Warrant entitles the holder to purchase one share of Common Stock at an exercise price of $5.50 (the "Exercise Price"), subject to adjustment, commencing one year after the date of this Prospectus (the "Effective Date") until the close of business on the sixth year after the Effective Date, provided however that prior to the second year after the Effective Date, the Public Warrants will be exercisable only if May Davis Group, Inc. (the "Underwriter") has consented in writing to all of the Public Warrants being exercisable.

     The Public Warrants are redeemable, in whole or in part, by the Company at a price of $.10 per Public Warrant, at any time that they are exercisable, and prior to their expiration, provided that (i) prior written notice of not less than thirty days is given to the Warrantholders, (ii) the average closing bid price of the Company's Common Stock for the twenty consecutive trading days immediately prior to the date on which the notice of redemption is given, shall have exceeded $8.50 per share, and (iii) Warrantholders shall have exercise rights until the close of business the day preceding the date fixed for redemption if the Public Warrants are then exercisable.


     Prior to this offering (the "Offering" or the "Public Offering"), there has been no public market for the Company's Common Stock and Public Warrants, and there can be no assurance that such a public market will develop or be sustained after the completion of the Offering. The Offering price of the Common Stock and the exercise price and other terms of the Public Warrants were established by negotiations between the Company and the Underwriter and do not bear any direct relationship to the Company's assets, book value, results of operations or any other criteria of value. The Company has applied for the listing of the Common Stock and Public Warrants on the NASDAQ Small Cap Market ("NASDAQ") under the symbols "CLWTF" and "CLWWF", respectively. The closing of the Public Offering is subject to the simultaneous acquisition by the Company of Euro Tech (Far East) Ltd..



     Simultaneously, with the Public Offering, certain selling securityholders (the "Selling Securityholders") are offering for resale 930,000 Warrants purchased by such Selling Securityholders as private investors in a recent private placement of said securities (the "Private Warrants") and 930,000 shares of the Company's Common Stock underlying the Private Warrants. To permit such resale, the Company has included said Private Warrants and the shares of the Company's Common Stock underlying said Private Warrants in the Registration Statement of which this Prospectus forms a part and are to be offered by the Selling Securityholders by a separate prospectus also included therein. The Underwriter has no agreements or understandings with any of the Selling Securityholders with respect to the release of the securities prior to 12 months from the date of this prospectus. The Selling Securityholders have entered into an unconditional twelve month lock-up agreement pursuant to which they cannot sell the Private Warrants or the shares of Common Stock underlying said warrants. The NASD has rendered an opinion only with regard to the underwriting terms and arrangements in connection with the primary offering by the Company of 600,000 shares of Common Stock and 600,000 Public Warrants. Therefore no NASD member may participate in the offering of the 930,000 Private Warrants or the 930,000 shares of Common Stock issuable on the exercise of the Private Warrants to be made by the Selling Securityholders without submitting the terms and arrangements to the NASD for review and approval. See "Underwriting." The resale of the securities of the Selling Securityholders are subject to Prospectus delivery and other requirements of the Security Act of 1933 as amended. Sales of such securities or the potential of such sales at any time may have an adverse effect on the market prices of the securities offered hereby. See "Concurrent Registration of Securities." The terms of the Private Warrants are identical to the Public Warrants, and the Private Warrants and the Public Warrants are hereinafter collectively referred to as the "Warrants."


      THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE AND SUBSTANTIAL DILUTION. SEE "RISK FACTORS," COMMENCING ON PAGE 9 AND "DILUTION."
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                    UNDERWRITING
                                                 PRICE TO           DISCOUNTS AND         PROCEEDS TO
                                                  PUBLIC           COMMISSIONS(1)         COMPANY(2)
----------------------------------------------------------------------------------------------------------
Per Share..................................         $5.00               $.50                 $4.50
----------------------------------------------------------------------------------------------------------
Per Warrant................................         $.15                $.015                $.135
----------------------------------------------------------------------------------------------------------
Total(3)...................................     $3,090,000.00        $309,000.00         $2,781,000.00
==========================================================================================================

                                                   (footnotes on following page)
                  -------------------------------------------
                             MAY DAVIS GROUP, INC.
                  -------------------------------------------

             The date of this Prospectus is                , 1997.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

(footnotes from previous page)

    (1) Does not include additional compensation to the Underwriter consisting of (i) a non-accountable expense allowance equal to 3% of the aggregate purchase price of the Securities, or $92,700 ($106,605 if the Underwriter's overallotment option is exercised in full); (ii) warrants to purchase 60,000 shares of Common Stock at $8.25 per share and/or 60,000 Common Stock Purchase Warrants at $.2475 per Warrant; and (iii) a three year consulting agreement providing for fees totalling $108,000, which is payable to the Underwriter in full on the closing of this Offering. For additional information concerning further agreements between the Company and the Underwriter, including an agreement to indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933. See "Underwriting."
    (2) After deducting Underwriting discounts and commissions, but before the payment of the Underwriter's non-accountable expense allowance in the amount of $92,700 ($106,605 if the Underwriter's overallotment option is exercised in full) and other expenses of the Offering payable by the Company (estimated at $449,550).
    (3) The Company has granted the Underwriter an option to purchase up to 90,000 additional shares of Common Stock and 90,000 additional Warrants, upon the same terms and conditions set forth above, solely to cover overallotments, if any (the "Overallotment Option"). If the Overallotment Option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to Company will be increased to $3,553,500, $355,350 and $3,198,150, respectively.
    The Common Stock and Warrants are being offered on a "firm commitment" basis, subject to prior sale, when, as, and if delivered to and accepted by the Underwriter, and subject to certain other conditions and legal matters. The Underwriter reserves the right to withdraw, cancel or modify the Offering and to reject orders in whole or in part. It is expected that delivery of the certificates representing the shares of Common Stock and Warrants will be made
at the offices of the Underwriter, in New York City, on or about              ,
1997.

     Upon consummation of this Offering, the Company will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, will file periodic reports and other information with the Commission. However, as a "foreign private issuer," the Company will be exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations and the Company's officers, directors and principal shareholders will be exempt from the reporting and "short-swing" profit recovery provisions contained in Section 16 of the Exchange Act and the rules thereunder, with respect to their purchases and sales of shares of Common Stock and Warrants. In addition, the Company will not be required under the Exchange Act to file periodic reports and financial statements with the Commission as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, the Company intends to furnish its shareholders with annual reports containing financial statements which will be examined and reported on, with an opinion expressed by an independent public accounting firm prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP").

     The Company prepares its consolidated financial statements in accordance with U.S. GAAP. The Company publishes its financial statements in United States dollars as the Company is incorporated in the British Virgin Islands, where the currency is the United States dollar, and upon completion of this Offering the functional currency of the Company's only operating subsidiary is in Hong Kong Dollars. All dollar amounts ("$") set forth in this Prospectus are in United States dollars, the references to HK$ refer to Hong Kong Dollars and RMB to Chinese Renminbi Yuan.

IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AND THE WARRANTS AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                            ------------------------

     The Company intends to distribute to its shareholders annual reports containing financial statements audited and reported upon by its independent public accountants after the close of each fiscal year, and will make such other periodic reports as the Company may determine to be appropriate or as may be required by law. The Company's fiscal year ends December 31st of each year.

                                    GLOSSARY

     The following glossary of terms may be helpful in understanding the terminology used in this Prospectus:

Ambient air:                    Atmospheric air (outdoor as opposed to indoor air).
Cardiac catheterization:        An invasive clinical treatment of patients suffering from
                                cardiac disease by means of insertion of a special catheter through the blood vessels and into the chamber of the heart.
                                Generally used for widening narrow blood vessels and
                                correcting abnormal heartbeats.
Colorimeter:                    An analytical instrument that measures substance
                                concentration by color intensity when the substance reacts to a chemical reagent.
Defibrillator:                  A medical device used for life-resuscitation following
                                cardiac arrest, by releasing energy in an attempt to restore a normal heart beat.
Flow injection analyzer:        An analytical instrument with a special sampling system that uses a continuous stream of reagent(s) into which fluid
                                samples are injected.
pH controller:                  A process instrument that measures and controls the acidity or alkalinity of a fluid.
Reagent:                        A chemical substance used to cause a chemical reaction and detect another substance.
Mass spectrometer:              An analytical instrument that separates and identifies
                                chemical constituents according to their mass-to-charge
                                ratios and is used to identify organic compounds.
Multi-channel digital           A device that measures and records more than one input of a
recorder:                       digitized signal (signal in the form of pulses).
Multi-channel and analogue      A device that measures and records more than one input of a
recorder:                       signal in millivoltage or milliamphere (e.g. temperature in degrees Centigrade or degrees Fahrenheit).
Atomic spectrometer:            An analytical instrument used to measure the presence of an element in a substance by testing a sample which is
                                aspirated into a flame and atomized. The amount of light
                                absorbed or emitted is measured. The amount of energy
                                absorbed or emitted is proportional to the concentration of the element in the sample.
Process analyzer:               An analyzer that continuously samples, monitors and measures fluids or gases.
Process turbidimeter:           An analytical instrument that continuously measures the
                                clarity of water based on light scattering or deflection.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information, including financial statements and notes thereto appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety. Except as otherwise indicated herein, the information contained in this Prospectus gives no effect to the exercise of (i) the Overallotment Option, (ii) the Underwriter's Warrants, (iii) Warrants offered hereby or issued to private investors, or (iv) options granted under the Company's stock option plan and other options which may be granted by the Company.

                                  THE COMPANY

     Euro Tech Holdings Company Limited, a British Virgin Islands company, will acquire upon the closing of this Offering all of the issued and outstanding capital stock of Euro Tech (Far East) Ltd. ("Far East"), a Hong Kong corporation (the "Acquisition") and Far East will become a wholly owned subsidiary of the Company. Unless the context otherwise requires, or it is otherwise stated, all references to the "Company" include Far East, giving effect to the Acquisition. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Certain Transactions."

     The Company is a distributor, in Hong Kong and the People's Republic of China (the "PRC" or "China"), of process control, analytical and testing instruments, disinfection equipment, supplies and related automation systems used in the treatment, analysis and testing of water and waste water. The Company distributes products to approximately 400 regular customers including sub-distributors located in Hong Kong, the PRC and Macau including the Hong Kong Environmental Protection Department, the Beijing Hydrology station, China Light & Power Co., Ltd., Hong Kong Electric Co., Ltd., and the Kowloon-Canton Railway Corporation. Far East was established in 1971 as a subsidiary of a United Kingdom publicly traded company to market and distribute its parent's industrial control equipment in Hong Kong and Southeast Asia and expanded its activities into the PRC in 1973. In the early 1980's, Far East began the distribution of high technology equipment manufactured in the United States, Europe and Japan into the PRC, in addition to its distribution activities on behalf of its parent. In 1988, the activities of the parent and Far East were separated into Far East and another entity. During Far East's fiscal years ended October 31, 1991 ("Fiscal 1991"), October 31, 1992 ("Fiscal 1992") and December 31, 1993
("Fiscal 1993"), Far East experienced a gradual increase in sales revenues. During its fiscal years ended December 31, 1994 ("Fiscal 1994") and 1995 ("Fiscal 1995"), Far East's sales revenues remained substantially unchanged. The Company believes that Far East's lack of sales growth during Fiscal 1994 and Fiscal 1995 resulted from the PRC's economic austerity measures undertaken to dampen the rate of inflation in the PRC. As a result of these measures, cost became an overriding issue with many of Far East's PRC customers and, in response, Far East reduced its sales prices and, therefore, its profit margins to remain competitive with PRC manufacturers even though the products distributed by Far East were believed by it to be of better quality. During the six month period ended June 30, 1996 ("Six Months 1996"), Far East also began streamlining its operations and focusing its efforts on its current product lines by disposing of three of its subsidiaries, which had not been successful. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Principal Shareholders" and "Certain Transactions."

     The Company believes that because of the increased expansion of industry and general business growth in the PRC during the last five years there is a strong and increasing demand for the products distributed by it in the PRC. The Company further believes that in years to come the need for the products distributed by it will grow as a result of governmental regulations of environmental pollution and based upon demands of the PRC's population for a healthy and safer environment including cleaner water.

     The Company distributes products manufactured by a substantial number of American, European and Japanese corporations, including Wallace & Tiernan, Pacific Pty. Ltd. ("Wallace"), Hach Company ("Hach"), Hioki E.E. Corporation ("Hioki") and Finnigan Corporation ("Finnigan"), which are the Company's largest suppliers, with purchases from them accounting for approximately 11%, 7%, 7% and 4%, respectively, of the Company's sales during its fiscal year ended December 31, 1995 ("Fiscal 1995") and 9%, 10%, 10% and 23%, respectively, of the Company's sales during the first six months of the Company's fiscal year ended December 31, 1996 ("Six Months 1996"). Products distributed by the Company include, advanced water treatment and testing equipment (including chlorination equipment) laboratory instruments, test kits and related supplies such as spectrometers, colorimeters, chemical reagent dispensers, analyzers, turbidimeters and pH controllers. The Company also distributes general testing and telecommunications testing equipment, cardiac catheterization systems, defribrillators, indoor pay telephones, and digital and analogue recorders. See "Business."

     The Company distributes products through its headquarters located in Hong Kong and its regional sales offices located in Beijing, Shanghai and Guangzhou and through non-exclusive arrangements with independent sub-distributors. During Fiscal 1995 and Six Months 1996, no single customer accounted for more than 5% of the Company's sales and each of its nine sub-distributors accounted for less than 2% of the Company's sales during Fiscal 1995 and Six Months 1996. See "Business."

     The Company intends to use a substantial portion of the net proceeds of the Public Offering to establish an operation to assemble products of the kind now distributed by the Company, initially certain water related testing, monitoring and treatment equipment, and if successful in assembling such products, to expand its product assembly operations to other products of the kind now distributed by the Company, pursuant to an agreement to be entered into with a PRC based entity, such as the Shanghai Thermometric Instrument Plant ("STIP"), and to expand its marketing efforts by, among other things, opening additional regional sales offices in the PRC. The Company believes that by assembling products that it distributes, gross profits margins, revenues and net income will increase. Similarly, the Company believes that by expanding its regional sales efforts in the PRC, revenues and net income will be enhanced. See "Use of Proceeds."

     The Company has recently reached a preliminary agreement with STIP pursuant to which STIP will provide space and technical expertise necessary to enable the Company to assemble in the PRC such products. It is presently contemplated that the Company will import components, assemble the components into finished product and then distribute the products through the Company's distribution network. There can be no assurance that the Company will successfully complete an agreement with STIP or any other similar entity or that the Company's expansion efforts will be successful. See "Business."

     During the Company's Fiscal 1995 and Six Months 1996, the Company had sales of approximately $13,667,000 and $6,973,000, respectively, and net income of approximately $79,000 and $232,000, respectively. There can be no assurance that the recent levels of the Company's revenues or net income will continue to be achieved in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements of the Company and Far East and the notes thereto.

     The Company maintains an executive office at 18/F Gee Chang Hong Centre, 65 Wong Chuk Hang Road, Hong Kong, and its telephone number at that address is 011-852-2814-0311.

     The Company's registered office in the British Virgin Islands is located at TrustNet Chambers, P.O. Box 3444, Road Town, Tortola, British Virgin Islands, and its telephone number is (809) 494-5296.

                                  RISK FACTORS

     Certain risk factors should be considered in evaluating the Company, its business and its proposed product assembly operations and expansion plans. Such factors include, among others, the risks associated with having its principal offices and operations located in Hong Kong, where the transfer of sovereignty is to occur shortly, risks associated with doing business in China, the possible need for additional financing, the risks inherent in establishing new business operations and expanding marketing efforts, competition with Chinese manufactured products, competing with its own vendors, dependence upon vendors and the lack of long term agreements with vendors and substantial dilution. For a discussion of these and certain other factors, see "Risk Factors."

                                  THE OFFERING

SECURITIES OFFERED(1)......  600,000 shares of Common Stock and 600,000 Public
                             Warrants. Each Warrant entitles the holder to purchase one share of Common Stock at a price of $5.50 during a five year period commencing one year after the date of this Prospectus, provided, however, that prior to the second year after the date of this Prospectus, the Warrants will be exercisable only if the Underwriter has consented in writing to all of the Warrants being exercisable. The exercise price and the number of shares issuable upon exercise of the Warrants are subject to adjustment in certain circumstances. See "Description of Securities."

COMMON STOCK OUTSTANDING
  BEFORE OFFERING(1).......  1,450,000 Shares.

COMMON STOCK OUTSTANDING
  AFTER OFFERING(1)(2).....  2,050,000 Shares.

WARRANTS OUTSTANDING BEFORE
  OFFERING.................  930,000 Warrants.

WARRANTS OUTSTANDING AFTER
  OFFERING.................  1,530,000 Warrants.

WARRANT EXPIRATION DATE....  March   , 2003 (six years after the Effective
                             Date).

WARRANT REDEMPTION.........  Redeemable by the Company, in whole or in part at a price of $.10 per Warrant, at any time that they are exercisable upon not less than 30 days prior written notice to the holders of such Warrants, provided that the average closing bid price of the Company's Common Stock for the twenty consecutive trading days immediately prior to the date on which the notice of redemption is given, shall have exceeded $8.50 per share.

USE OF PROCEEDS............  Expenses of establishing assembly operations in the
                             PRC (including start-up costs, leasehold improvements and equipment), expansion of regional sales offices, capital expenditures for office equipment and working capital. See "Use of Proceeds."
                                                   (footnotes on following page)

PROPOSED NASDAQ SMALL CAP
  SYMBOLS:(3)


     COMMON STOCK..........  CLWTF



     WARRANTS..............  CLWWF

---------------

(footnotes from previous page)

(1) Includes 1,400,000 shares of the Company's Common Stock to be issued in connection with the Acquisition. See "Certain Transactions."
(2) Does not include (i) 90,000 shares of Common Stock and 90,000 Warrants, subject to the Underwriter's Overallotment Option; (ii) 1,530,000 shares of Common Stock issuable upon the exercise of the outstanding Warrants; (iii) 120,000 shares of Common Stock issuable upon the exercise of the Underwriter's Warrants including the shares of Common Stock underlying the Warrants included within the Underwriter's Warrants; (iv) 1,400,000 shares of Common Stock reserved for options to be granted on or prior to the Effective Date to members of the Company's management and employees of Far East (the "Management Options"); (v) 150,000 shares of Common Stock reserved for issuance pursuant to the Company's incentive stock option plan; or (vi) 100,000 shares of Common Stock reserved for options to be granted to a consultant to Far East on or prior to the Effective Date. See "Management," "Certain Transactions," "Underwriting" and "Description of Securities."
(3) The proposed trading symbols do not imply that a liquid and active market will be developed or sustained for the securities upon completion of this Offering. See "Risk Factors -- Possible Suspension of the Company's Securities from NASDAQ Even if Listing is Obtained."

                             SUMMARY FINANCIAL DATA
                    (AMOUNTS EXPRESSED IN THOUSANDS, EXCEPT
             SHARE AND PER SHARE DATA AND UNLESS OTHERWISE STATED)

     The following table presents summary financial data of Euro Tech (Far East) Limited. For a description of the Financial Statements from which the following financial data have been derived, see the introduction to "Selected Financial Information." The summary financial data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto included elsewhere in this Prospectus.

                                       AS OF                                                       AS OF JUNE 30, 1996
                                  OCTOBER 31,(1)           AS OF DECEMBER 31,           -----------------------------------------
                                  ---------------   ---------------------------------                AS          PRO       PRO
                                   1991     1992     1993     1994     1995     1995    ACTUAL   ADJUSTED(5)   FORMA(6)  FORMA(6)
                                  ------   ------   ------   ------   ------   ------   ------   -----------   -------   --------
                                   HK$      HK$      HK$      HK$      HK$     US$(2)    HK$         HK$         HK$      US$(2)
                                                                                                       (UNAUDITED)
BALANCE SHEET DATA:
Cash and cash equivalents........  1,340    4,934    3,735    3,408    4,626     597     3,008       4,018     20,512      2,650
Working capital(3)...............  6,152    8,855    9,261    7,253    4,896     631     6,115       7,125     23,619      3,052
Total assets..................... 25,845   33,615   45,838   52,492   59,740   7,717    57,303      58,313     74,807      9,665
Short-term debt(4)...............  1,086    3,629    6,235    7,791    6,434     831     6,232       6,232      6,232        805
Long-term bank loans.............     --       --    2,538    3,330    7,006     905     6,471       6,471      6,471        836
Stockholders' equity.............  8,955   11,308   17,140   17,607   17,721   2,289    20,983      21,993     38,487      4,973

                   FOR THE          FOR THE TWO
                 YEAR ENDED        MONTHS ENDED                                                             FOR THE SIX
               OCTOBER 31,(1)     DECEMBER 31,(1)         FOR THE YEAR ENDED DECEMBER 31,              MONTHS ENDED JUNE 30,
              -----------------   ---------------   -------------------------------------------   -------------------------------
               1991      1992          1992          1993       1994        1995        1995       1995       1996        1996
              -------   -------   ---------------   -------   ---------   ---------   ---------   -------   ---------   ---------
                HK$       HK$           HK$           HK$        HK$         HK$       US$(2)       HK$        HK$       US$(2)
                                                                                                            (UNAUDITED)
INCOME
 STATEMENT
 DATA:
Sales........  68,263    83,813        15,257       105,374     103,512     105,782      13,667    51,959      53,969       6,973
              --------  --------     --------      --------    --------    --------     -------   -------    --------   ---------
Cost of goods
 sold........ (50,686)  (62,833)       (8,746)      (79,384)    (80,953)    (82,300)    (10,633)  (40,623)    (41,776)     (5,397)
Selling and
administrative
 expenses.... (15,607)  (19,683)       (5,438)      (19,302)    (20,199)    (21,464)     (2,773)  (10,614)     (9,861)     (1,273)
Interest
 expenses,
 net.........    (249)     (135)          (21)         (221)       (492)       (877)       (113)     (420)       (631)        (82)
Gain on
 disposal of
 a real
 estate
 property....      --        --            --            --       2,300          --          --        --          --          --
Other income,
 net.........     535     2,739           147           675         590       1,186         153       118         488          63
              --------  --------     --------      --------    --------    --------   ---------  --------    --------   ---------
Total costs
 and
 expenses.... (66,007)  (79,912)      (14,058)      (98,232)    (98,754)   (103,455)    (13,366)  (51,539)    (51,780)     (6,689)
              --------  --------      --------      --------    --------   --------    --------   -------    --------   ---------
Income from
 continuing
 operations
 before
 profits
 tax.........   2,256     3,901         1,199         7,142       4,758       2,327         301       420       2,189         284
Provision for
 profits tax
 current.....    (373)     (827)         (201)       (1,106)       (425)        (68)         (9)      (77)       (406)        (52)
              --------  --------   ----------      --------   ---------   ---------   ---------    ------   ---------   ---------
Income from
 continuing
operations...   1,883     3,074           993         6,036       4,333       2,259         292       343       1,783         232
Discontinued
 operations
 Income
 (loss) of
 subsidiary
 companies
 sold in
 1996........     169       947             3            12      (1,466)     (1,645)       (213)     (369)         --          --
              --------  --------    ---------      --------   ---------   ---------   ---------  --------
Net income
 (loss)......   2,052     4,021           992         6,048       2,867         614          79       (26)      1,783         232
            ========= =========     =========     =========   =========   =========   =========   ========= =========   =========
Pro forma
 income from
 continuing
 operations
 per common
 share.......                                                                  1.56        0.20                  1.23        0.16
Pro forma
 loss from
 discontinued
 operations
 per common
 share.......                                                                 (1.14)      (0.15)                   --          --
Pro forma net
 income per
 common
 share.......                                                                  0.42        0.05                  1.23        0.16
Pro forma
 weighted
 average
 number of
 common share
 outstanding...                                                           1,450,000   1,450,000             1,450,000   1,450,000

---------------
(1) In 1993, Euro Tech (Far East) Limited changed its financial year end from October 31 to December 31.

(2) Translation solely for convenience of the readers at the prevailing exchange rate of HK$7.74 = US$1 on June 30, 1996.

(3) Current assets minus current liabilities.

(4) Short-term debt include short-term borrowings and current portion of long-term bank loans.

(5) Reflects the issuance of 1,000,000 Warrants to certain private investors for net proceeds of US$130,500 before the Public Offering.

(6) Reflects the issuance of 1,000,000 Warrants to certain private investors for net proceeds of US$130,500 before the Public Offering and the issuance of 600,000 Common Shares and 600,000 Warrants and the receipt of the estimated net proceeds of the Public Offering.

                                  RISK FACTORS

     This Prospectus, including the documents incorporated by reference herein, contains forward-looking statements within the meaning of Section 27A of the Securities Act. Also, documents subsequently filed by the Company with the Commission will contain forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements as a result of the risk factors set forth below and the matters set forth or incorporated in the Prospectus generally. The Company cautions the reader, however, that this list of factors may not be exhaustive, particularly with respect to future filings. Before making a decision to purchase any of the securities described in this Prospectus, prospective investors should carefully consider the following risk factors in connection with an investment in the Company, certain of which are not typically associated with investing in equity securities of companies from the United States. For more information concerning the PRC and certain related matters discussed below, see "Appendix -- The People's Republic of China."

     HONG KONG; TRANSFER OF SOVEREIGNTY. The Company's executive and principal offices are located in Hong Kong. As a result, the Company's results of operations and financial condition may be influenced by the political situation in Hong Kong and by the general state of the Hong Kong economy. On July 1, 1997, sovereignty over Hong Kong will be transferred from the United Kingdom to China, and Hong Kong will become a Special Administrative Region of China (an "SAR"). As provided in the Sino-British Joint Declaration on the Question of Hong Kong (the "Joint Declaration") and the Basic Law of the Hong Kong SAR of China (the "Basic Law"), the Hong Kong SAR will have a high degree of autonomy except in foreign and defense affairs. Under the Basic Law, the Hong Kong SAR is to have its own legislature, legal and judicial system and full economic autonomy for 50 years. On December 21, 1996, a Committee of four hundred people, chosen by the government of China from Hong Kong's business and political communities, met in the Chinese city of Shenzhen and selected sixty members for Hong Kong's new legislature. Ten days prior to that, the same committee selected Hong Kong's first Chinese chief executive. Based on the current political conditions and the Company's understanding of the Basic Law, the Company does not believe that the transfer of sovereignty over Hong Kong will have an adverse impact on its financial and operating environment. There can be no assurance, however, that changes in political or other conditions will not result in such an adverse impact.

     RISKS RELATING TO CHINA; UNCERTAIN ECONOMY; INTERNAL POLITICS; UNCERTAIN LEGAL SYSTEM AND APPLICATION OF LAWS; NO ASSURANCE OF GOVERNMENT APPROVALS; GOVERNMENT CONTROL OF CURRENCY AND EXCHANGE RATE RISKS; AND RECENT TURBULENT RELATIONS WITH UNITED STATES. A substantial portion of the Company's revenues are derived from activities located in China. Additionally, the Company has reached a preliminary agreement to produce water related testing, monitoring and treatment equipment in China. As a consequence, the Company's results of operations and financial condition may be influenced by the economic, political, legal and social conditions in China. See "Appendix - The People's Republic of China."

     Economic, Internal Political and Other Risks. The economy in China differs from the economics of many other countries in such respects as structure, government involvement, level of development, growth rate, capital reinvestment, allocation of resources, rate of inflation and balance of payments position. For almost forty years, the economy of China has been planned economy subject to one-, five- and ten-year plans ("State Plans") adopted by central Chinese government authorities and implemented, to a large extent, by provincial and local authorities, which set out production and development targets. Although the majority of productive assets in China are still government owned, in the past several years the Chinese government has implemented economic reform measures that emphasize decentralization, the utilization of market forces in the development of its economy and the encouragement of private economic activity. Such economic reform measures may be inconsistent or ineffectual and the Company may not be able to capitalize on all such reforms. Further, there can be no assurance that the government of China will continue to pursue such policies, that such policies will be successful if pursued, that such policies will not be significantly altered from time to time or that business operations in China would not become subject to the risk of nationalization, which could result in the total loss of investments made and markets developed in that country. In addition, the success of the Company's activities in China depend on the Company's continued ability to overcome circumstances specifically affecting the industrial sector, including the relatively poor infrastructure, road transportation and communications network and an uncertain legal and regulatory environment.

     During the nearly past two decades, the Chinese government under its current leadership has been reforming, and is expected to continue to reform, China's economic and political systems. Many of the reforms are unprecedented and are expected to be refined over time. Other political, economic and social factors can also lead to further readjustment of the reform measures. This refinement and readjustment process may not always have a positive effect on the Company in China. The Company's results at times may also be adversely affected by changes in China's political, economic and social conditions and by changes in policies of China's government such as changes in laws and regulations (or the interpretation thereof), the introduction of additional measures to control inflation, changes in the rate or method of taxation and imposition of additional restrictions on currency conversion and remittances abroad and reduction in tariff protection and other import restrictions. Although historically there have been periods of political instability, such as during the "Cultural Revolution", and certain of the reform measures have from time to time been readjusted, because of the broad support for the reform process and because the economic system in China has already undergone extensive changes as a result of the success of such reforms, the Company believes that the basic principles underlying the reforms will continue to provide an acceptable framework for China's political and economic systems.

     Although China's economy has experienced significant growth in recent years, that growth has been uneven among various geographic regions and economic sectors. Also, China recently has been experiencing substantial rates of inflation. For example, according to public reports, consumer prices reportedly were 10.1% greater in 1995 than in 1994. The Chinese government has implemented various measures from time to time to control inflation and to regulate economic expansion with a view to preventing overheating of the economy including credit restrictions and reduction in growth of the money supply. The Chinese government's measures to restrain inflation have had a significant adverse impact on the Company in the past and more measures in this regard or other actions by the Chinese government could materially and adversely affect the Company, its business and results of operations. See "-- Competition; Adverse Impact upon Company of PRC's Credit Restrictions."

     Uncertain Legal System and Application of Laws. The legislative trend in China over the past decade has been to enhance the protection afforded to foreign investment and allow for more active control by foreign parties of foreign invested enterprises. There can be no assurance, however, that legislation directed towards promoting foreign investment and experimentation will continue. In addition, as the Chinese business legal system continues to develop, changes to existing laws, the creation of new laws and the preemption of local regulations by national laws may adversely affect the Company's activities in China or the ability of the Company to enter into a Sino-foreign agreements. For example, China's State Economic and Trade Commission is reportedly considering regulations that may restrict the ability of foreigners to enter certain industries. Although since January 1, 1994, the Chinese government has introduced new laws and regulations to modernize its systems, China does not yet possess a comprehensive body of business law. As a result, the enforcement, interpretation and implementation of existing laws, regulations or agreements may be sporadic and inconsistent. China's judiciary is relatively inexperienced in enforcing laws that exist, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. Even when adequate law exists in China, it may not be possible to obtain speedy and equitable enforcement of the law.

     No Assurance of Government Approvals. Consummation by the Company of any agreement with a Chinese entity will be subject to certain Chinese government approvals. The approval process typically requires submission of applications, asset appraisals and feasibility studies to municipal, provincial and/or central government agencies and the Company estimates that obtaining necessary approvals may take at least 3 to 5 months after execution of final documentation for any such agreement. Although the Company has not been denied any such approvals in the past, there can be no assurance that the Company will be able to obtain such approvals or that it will find a suitable entity to enter into an agreement with.

     Government Control of Currency and Exchange Rate Risks. The present practice of the Company when entering into contracts for deliveries in China is to have the contract sums denominated and payable in Hong Kong dollars, U.S. dollars or the pound sterling. In some instances, the Company may allow clients to pay certain low value contracts in Renminbi ("Rmb"), the currency of China, as the Company needs to pay some of its costs in Rmb such as its day to day overhead expenses for its offices situated in China. With this method, the currency risks have been reduced to a minimum and the Company does not consider any hedging activities for the purpose of minimizing its exposure to currency fluctuation risk to be necessary.

     The Chinese government imposes control over its foreign currency reserves in part through direct regulation of the conversion of Renminbi into foreign exchange and through restrictions on foreign imports. Effective January 1, 1994, pursuant to the Notice of the People's Bank of China ("PBOC") Concerning Further Reform of the Foreign Currency Control System, the conversion of Renminbi into Hong Kong and United States Dollars must be based on rates set by the PBOC, which rates are set daily based on the previous day's Chinese interbank foreign exchange market rate with reference to current exchange rates on the world financial markets.

     During the last five years, the value of the Rmb generally has experienced a gradual but significant devaluation against most major currencies. For example, the official Rmb to U.S. dollar exchange rate declined from Rmb3.73 to US$1.00 at the beginning of 1989 to Rmb5.81 to US$1.00 at the end of 1993. In 1993, there was significant volatility in the swap rate of Rmb to U.S. dollars, and there was a significant devaluation in the exchange rate on January 1, 1994, to Rmb8.70 to US$1.00, in connection with the abolition of the official exchange rate and implementation of the new managed floating rate foreign exchange system. Although the Rmb to U.S. dollar exchange rate has been stable since January 1, 1994 and the Chinese government has stated its intention to intervene in the future to support the value of the Rmb, there can be no assurance that exchange rates will not again become volatile or that the Rmb will not devalue further against the U.S. dollar or Hong Kong dollar. Exchange rate fluctuations may adversely affect the Company because of foreign currency denominated liabilities, and may materially adversely affect the value, translated into U.S. dollars, of the Company's net fixed assets situated and to be situated in China, earnings and dividends.

     Recent Turbulent Relations with the United States. The United States has considered revocation of China's Most Favored Nation ("MFN") trade status, which provides China with the trading privileges available generally to trading partners of the United States, and the United States and China have recently been involved in controversy over the protection in China of intellectual property rights that threatened a trade war between the countries. President Clinton has extended China's MFN status until June 1997. However, there can be no assurance that the United States will not revoke or refuse to extend China's MFN status in the future.

     POSSIBLE NEED FOR ADDITIONAL FINANCING. The Company intends to use approximately 39% of the net proceeds of the Public Offering to expand its business operations by assembling products of the kind that it distributes. Although it is anticipated that STIP will provide the facilities and the technical expertise to assemble the products, the Company will be required to pay for leasehold improvements and the equipment to assemble the products. The Company will also be required to employ mid-level management to oversee the assembly of products. The Company's estimated costs for leasehold improvements and equipment may prove to be inaccurate or the costs may increase as a result of conditions in the PRC or other factors. Additionally, although it believes that there are mid-level managerial personnel available to the Company at a salary rate acceptable to the Company, future events may alter this circumstance. There is no assurance the Company's estimates will prove to be accurate or that unforeseen expenses will not occur. In the event the Company's cost estimates prove to be inaccurate and additional expenditures are required, the Company may not be able to implement its strategy to assemble products and/or may be required to reallocate net proceeds from other allocations to this purpose. See "-- Establishment of a New Business," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

     ESTABLISHMENT OF A NEW BUSINESS. The Company has not previously engaged in the assembly of products and, as such, the Company's planned product assembly operations should be viewed by investors as a new business venture that will be subject to all the risks inherent in establishment of any new business enterprise including, but not limited to, the possible need for additional financing, complications and delays in the initiation of assembly operations, incurring initial losses in the start-up of operations, the uncertainty of market acceptance of the products to be assembled by the Company and competition from manufacturers of finished products which the Company plans to assemble as well as their distributors. Accordingly, there can be no assurance that the Company's proposed product assembly operations will be successful. In the event the Company is not successful in establishing its planned product assembly operations, any proceeds remaining from the funds allocated for such purposes may be reallocated to expanding the lines of products that the Company distributes. See "-- Possible Need For Additional Financing," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

     LOSSES POSSIBLE IN ATTEMPTING TO PENETRATE NEW MARKETS; POSSIBLE FAILURE TO PENETRATE NEW MARKETS. The Company intends to establish three additional regional sales offices in the PRC with a portion of the net proceeds of the Public Offering. The opening of additional offices will require the hiring and training of personnel, paying their salaries and related benefits, and the payment of leasehold, equipment and other expenses until the offices are sustained by their own revenues, of which there can be no assurance. Therefore, losses may be possible for these additional regional sales offices until they are established and have generated significant revenues. In addition to the foregoing, future events, including problems, delays, expenses and complications frequently encountered by companies seeking to penetrate new markets, as well as changes in governmental policies, economic or other conditions may occur that could also cause the Company to be unsuccessful in these expansion efforts and the proceeds allocated to that purpose may be expended without the Company deriving any financial benefit. See "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

     RECENTLY DISPOSED OF UNSUCCESSFUL SUBSIDIARIES; RISKS OF INVESTING IN HONG KONG REALTY. The Company recently disposed of several unsuccessful subsidiaries which had sustained losses. One of such subsidiaries had been established to distribute telecommunications products but encountered intense competition from the manufacturers of telecommunications products who engaged in direct distribution to end users. Such subsidiary failed to develop the expertise necessary to distribute telecommunications products. Another subsidiary, established to distribute industrial computers, lost its principal vendor when the vendor sold this product line. Additionally, the Company has from time to time invested in real estate in Hong Kong. In the future, the Company may establish subsidiaries or divisions to distribute products that are unrelated to its current product lines and it may make future investments in Hong Kong real estate. In the event that the Company establishes such subsidiaries or divisions in the future, there can be no assurance that they will not sustain losses. Although the Company has derived profits from its investment in Hong Kong real estate, there can be no assurance that the Company will derive a profit from any future investments that it may make in Hong Kong realty. As a result of the impending transfer of sovereignty over Hong Kong from the United Kingdom to China, any investment in Hong Kong realty will be subject to the risks relating to that transfer, including but not limited to the appropriation of realty by the Chinese government. See "-- Hong Kong; Transfer of Sovereignty," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

     DEPENDENCE UPON MANAGEMENT. The Company will be dependent upon the services of its executive officers, in particular Mr. T.C. Leung, the Chairman of the Company's Board of Directors and its Chief Executive Officer. The business of the Company could be adversely effected by the loss of services of, or a material reduction in the amount of time devoted to the Company by its executive officers. Although the Company intends to apply for and be the beneficiary of a "Key Person" life insurance policy in the amount of $1,000,000 on the life of Mr. Leung, there can be no assurance that the Company will successfully obtain this insurance coverage, that it will maintain the policy in effect or that the coverage to be applied for, if obtained, will be sufficient to compensate the Company for the loss of the services of Mr. Leung. See "Management."

     COMPETITION; ADVERSE IMPACT UPON COMPANY OF PRC'S CREDIT RESTRICTIONS. The Company faces competition from other distributors of substantially similar products and manufacturers themselves, both foreign and Chinese. The Company faces its principal competition from foreign manufacturers and other distributors of their products situated in Hong Kong and the PRC. In 1994, the PRC tightened its credit nationwide and, as a result, the Company believes that purchasers of the products distributed by the Company sought reduced prices. The products distributed by the Company were foreign manufactured and higher priced than Chinese manufactured products. As a result, the Company reduced its sales prices and, therefore, its profit margins to remain competitive. The Company believes that it competes with PRC manufacturers on the basis of quality and technology, with the Company offering products of foreign manufacturers which are of higher quality and use more advanced technology. The Company believes that it competes with the foreign manufacturers and the distributors of their products on the basis of the Company's more extensive distribution network and an established reputation. However, the Company recently disposed of one of its subsidiaries as a result of direct competition from a manufacturer which established its own distribution network in the PRC to distribute the type of products distributed by the subsidiary. There can be no assurance that the Company will be able to compete effectively with its competitors. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

     COMPETITION WITH VENDORS. As the Company plans to assemble products of the kind that it presently distributes, the Company may directly compete with certain of its vendors. Any such direct competition may adversely affect its relationships with its vendors. See "Business."

     DEPENDENCE ON VENDORS; LACK OF LONG TERM AGREEMENTS. The Company distributes supplies manufactured by a number of vendors, including Wallace, Hach, Hioki and Finnigan, which are the Company's largest suppliers, with purchases from them accounting for approximately 11%, 7%, 7% and 4%, respectively, of the Company's sales during Fiscal 1995 and 9%, 10%, 10%, and 23%, respectively, of the Company's sales during Six Months 1996. The Company has only a letter from Hioki appointing the Company as Hioki's sales representative in the PRC, Hong Kong and Macau, its agreement with Wallace is terminable by either party on thirty days notice prior to its annual renewal date, its agreement with Finnigan is terminable on ninety days notice by either party and the agreement with Hach expires in March 1997, unless a renewal is obtained. Although alternative sources of supply exist, there can be no assurance that the termination of the Company's relationship with any of the above or other vendors would not have a short-term adverse effect on the Company's operations due to the Company's dependence on these vendors. See "Business."

     BROAD DISCRETION IN APPLICATION OF PROCEEDS. Approximately 24% of the estimated net proceeds received by the Company from this Offering have been allocated to working capital and the Company will have broad discretion as to the application of such funds. See "Use of Proceeds."

     CONTROL BY T.C. LEUNG; POTENTIAL CONFLICT OF INTERESTS. After the successful completion of this Offering, T.C. Leung, the Company's Chairman of the Board and Chief Executive Officer will beneficially own approximately 68% of the Company's issued and outstanding shares of Common Stock which as a practical matter will enable him to nominate and cause the election of all the members of the Company's Board of Directors, control the appointment of its officers and the day-to-day affairs and management of the Company. As a consequence, Mr. Leung could, as a practical matter, have the Company managed in a manner that would be in his own interests and not in the interests of the other shareholders of the Company. See "Principal Shareholders."

     CERTAIN LEGAL CONSEQUENCES OF INCORPORATION IN THE BRITISH VIRGIN ISLANDS; RIGHTS OF SHAREHOLDERS NOT AS EXTENSIVE AS IN UNITED STATES CORPORATIONS; UNCERTAINTY OF ENFORCING UNITED STATES JUDGMENTS. The Company's corporate affairs are governed by its Memorandum of Association, Articles of Association and the corporate law of the British Virgin Islands. Principles of law relating to such matters as the validity of Company procedures, the fiduciary duties of management and the rights of the Company's shareholders may differ from those that would apply if the Company were incorporated in a jurisdiction within the United States. The rights of shareholders under British Virgin Islands law are not as extensive as the rights of shareholders under legislation or judicial precedent in many United States jurisdictions. Under United States law, majority and controlling shareholders generally have certain "fiduciary" responsibilities to the minority shareholders. Shareholder action must be taken in good faith and action by controlling shareholders which are obviously unreasonable may be declared null and void. The British Virgin Islands law protecting the interests of the minority shareholders is not as protective in all circumstances as the law protecting minority shareholders in United States jurisdictions. While British Virgin Islands law does not permit a shareholder of a British Virgin Islands company to sue its directors derivatively, i.e., in the name of and for the benefit of the Company, and to sue the Company and its directors for his benefit and the benefit of others similarly situated, the circumstances in which any such action may be brought that may be available in respect of any such action may result in the rights of shareholders of a British Virgin Island company being more limited than those rights of shareholders in a United States company. Thus, the shareholders of the Company may have more difficulty in protecting their interests in the face of actions by the Company's Board of Directors than they might have as shareholders of a company incorporated in many United States jurisdictions. In addition, there is uncertainty whether the courts of BVI would enforce judgments of the courts of the United States and of other foreign jurisdictions. There is also uncertainty whether the courts of the BVI would enforce actions brought in the BVI which are based upon the securities laws of the United States. See "Description of Securities."

     UNCERTAINTY OF ENFORCING UNITED STATES JUDGMENTS IN HONG KONG AND THE
PRC. As all of the Company's officers and directors reside outside of the United States, service of process upon the Company and such persons may be difficult to effect in the United States. Furthermore, all of the Company's assets are and will be located outside of the United States, in Hong Kong and the PRC, and any judgment obtained in the United States may not be enforced in those jurisdictions. Hong Kong courts will not directly enforce against the Company or such persons judgments obtained in the United States. There is also substantial doubt as to the enforceability in the PRC of actions to enforce judgments of the United States' courts arising out of or based on the ownership of the securities offered hereby, including judgments arising out of or based on the civil liability provisions of United States federal or state securities laws or otherwise. See "-- Certain Legal Consequences of Incorporation in the British Virgin Islands; Rights of Shareholders not as Extensive as in United States Corporations; Uncertainty of Enforcing United States Judgments" and "Enforcement of Civil Liabilities."

     LACK OF INDEPENDENT DIRECTORS. All current members of the Company's Board of Directors are employed by Far East and, as such, there are no current members of the Company's Board of Directors who are not affiliated or associated with Far East and who are independent of the Company and/or Far East. All decisions affecting the day-to-day operations of the Company and Far East will be made by a Board of Directors, the members of which are not independent of the Company and Far East. See "Management."

     OUTSTANDING LOAN TO AFFILIATED PARTY. At June 30, 1996, Regent Earning, Ltd. ("Regent") was indebted to the Company in the approximate sum of HK$3,800,000. Regent owns approximately two-thirds of the outstanding equity securities of Far East and upon completion of this Offering will own approximately 48% of the Company's issued and outstanding shares of Common Stock. Regent's majority shareholder is Pearl Venture, Ltd. which is a trust established for the benefit of T.C. Leung, Chairman of the Company's Board of Directors and its Chief Executive Officer. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Principal Shareholders" and "Certain Transactions."

     FORWARD LOOKING STATEMENTS. This Prospectus contains forward looking statements. Additional written or oral forward looking statements may be made by the Company from time to time in filings with the Commission or otherwise. Such forward looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, (the "Securities Act"), and Section 21E of the Exchange Act. Such statements may include, but not be limited to, projections of revenues, income, or loss, capital expenditures, plans for future operations, financing needs or plans, and plans relating to products or services of the Company, as well as assumptions relating to the foregoing. The words "believe," "expect," "anticipate," "estimate," "project," and similar expressions identify forward looking statements, which speak only as of the date the statement was made. Forward looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward looking statements. Statements in this Prospectus, including those contained in the sections entitled "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and in the notes to the Company's Financial Statements, describe factors, among others, that could contribute to or cause such differences.

     DILUTION. As a result of the sale of the Securities offered in this Offering and the consummation of the Acquisition, there will be immediate and substantial dilution to public investors in that the pro forma net tangible book value per share of the Company's Common Stock after this Offering and consummation of the Acquisition will be approximately $2.36 per share, or approximately $2.64 (53%) less than the $5.00 offering price per share. See "Dilution."

     NO ASSURANCE OF PUBLIC MARKET; DETERMINATION OF OFFERING PRICE. Prior to this Offering, there has been no market for any of the Company's securities. The initial public offering price of the Securities and the exercise price and other terms of the Warrants have been arbitrarily determined by negotiations between the Company and the Underwriter and such prices and terms are not necessarily related to the Company's asset value, net worth or other established criteria of value. In addition, there can be no assurance that a trading market will develop after this Offering for any of the Company's Securities or that, if developed, it will be sustained. See "Underwriting."


     SHARES ELIGIBLE FOR FUTURE SALE. In general, under Rule 144, a person which has satisfied a two-year (one-year effective on or about April 29, 1997) holding period may, under certain circumstances, sell within any three-month period a number of shares of common stock that does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume in such shares during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity or other limitation by a person which is not an affiliate of an issuer and which has satisfied a three-year holding period. The holders of all shares of the Company's Common Stock have agreed not to sell shares of the Company's Common Stock owned by them on the date hereof for a period of twenty-four months from the date of this Prospectus without the prior written consent of the Underwriter.



     The Company has 1,450,000 shares of Common Stock outstanding that are "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act. The Company also has outstanding Warrants to purchase 930,000 shares of Common Stock which Warrants and shares of Common Stock underlying the Warrants are being registered under the Registration Statement of which this Prospectus forms a part for resale by said persons. Investors should be aware that sales of the Company's securities may have a depressive effect on the price of the Company's securities in any market which may develop for such securities. See "-- Effect of Options, Warrants and Registration Rights,"
"-- Impact of Concurrent Offering," "Shares Eligible for Future Sale" and "Concurrent Registration of Securities."


     EFFECT OF OPTIONS, WARRANTS AND REGISTRATION RIGHTS. For the respective terms of the Underwriter's Warrants, Warrants sold as part of this Offering and the Private Warrants registered hereby and any options that may be granted by the Company under the Company's stock option plan or other options issued or which may be issued by the Company, the holders thereof are given an opportunity to profit from a rise in the market price of the Common Stock, with a resulting dilution in the interests of the other stockholders. Further, the terms on which the Company may obtain additional financing during the exercise periods of said warrants and options may be adversely effected by the existence of such warrants, options and plan. The holders of options or warrants to purchase Common Stock may exercise such options or warrants at a time when the Company might be able to obtain additional capital through offerings of securities on terms more favorable than those provided by such options or warrants. In addition, the holders of the Underwriter's Warrants and the Private Warrants have demand and "piggyback" registration rights with respect to their securities. Exercise of such registration rights may involve substantial expense to the Company. See "Management," "Certain Transactions," "Description of Securities," "Underwriting" and "Concurrent Registration of Securities."

     NO CASH DIVIDENDS. The Company has not paid any dividends to date. The Company's Board of Directors does not presently intend to declare any dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in the Company's business operations. See "Description of Securities."

     LACK OF EXPERIENCE OF THE UNDERWRITER. The Underwriter was organized in August 1993, was registered as a broker in June 1995, and became a member firm of the National Association of Securities Dealers, Inc. (the "NASD") in June 1995. The Underwriter is principally engaged in retail brokerage and market making activities and various corporate finance projects. The Underwriter has acted as a placement agent in private offerings and has participated as a member of the underwriting syndicate or as a selected dealer in one public offering and it has acted solely one time as the lead manager in only one public offering of securities. While certain of the officers of the Underwriter have significant experience in corporate finance and the underwriting of securities, no assurance can be given that the Underwriter's lack of experience as a lead managing underwriter of public offerings will not adversely affect this Offering and the subsequent development of a liquid public trading market in the Company's securities. See "Underwriting."

     POTENTIAL ADVERSE EFFECT OF REDEMPTION OF WARRANTS. At any time during their exercise period, the Warrants may be redeemed by the Company at a redemption price of $.10 per Warrant upon 30 days prior written notice if the average closing bid price of the Common Stock for 20 consecutive trading days ending within 10 days of the notice exceeds $8.50. Redemption of the Warrants could force the holders to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, to sell the Warrants at the current market price for the Warrants when they might otherwise wish to hold the Warrants, or to accept the redemption price, which may be substantially less than the market value of the Warrants at the time of redemption. See "Description of Securities."

     CURRENT PROSPECTUS AND BLUE SKY REGISTRATION REQUIRED TO EXERCISE
WARRANTS. Holders of the Warrants will have the right to exercise the Warrants for the purchase of shares of Common Stock only if a current prospectus relating to such shares is then in effect and only if the shares are qualified for sale under the securities laws of the states in which the Warrantholders reside. Although the Company intends to maintain such a current prospectus and to seek to qualify the shares of Common Stock underlying the Warrants for sale in those states where the Common Stock and Warrants are to be offered, there is no assurance that it will be able to do so. The Warrants may be deprived of any value if the current prospectus encompassing the shares underlying the Warrants is not kept effective or if such underlying shares are not or cannot be registered in the states in which Warrantholders reside. See "Description of Securities."

     POSSIBLE SUSPENSION OF COMPANY'S SECURITIES FROM NASDAQ EVEN IF LISTING OBTAINED. The Company has applied for the listing of the Securities offered hereby on the NASDAQ SmallCap System. However, there can be no assurance that the Company's application will be granted or that, if granted, the Company will meet the criteria for continued quotation of its securities on the NASDAQ SmallCap System. Current minimum continued quotation criteria on the NASDAQ SmallCap System include, among other things, $2,000,000 in total assets, $1,000,000 in capital and surplus, $200,000 in aggregate market value, and a minimum bid price of $1.00 per share of Common Stock. If an issuer does not meet the $1.00 minimum bid requirement, it may, however, remain on the NASDAQ SmallCap System if it has $2,000,000 of capital and surplus and $1,000,000 in aggregate market value. NASDAQ has proposed changes to its continued quotation criteria for its SmallCap System, which would make it more difficult to maintain the listing of the Company's Securities, including, among other things, $2,000,000 in net tangible assets, an aggregate market value of $1,000,000, 500,000 shares being freely tradeable, two independent directors and an audit committee of an issuer's board of directors with the majority of the committee members being independent directors. If the Company becomes unable to meet the continued quotation criteria of the NASDAQ SmallCap System and is suspended therefrom, trading, if any, in the Company's securities would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or if then available, the OTC Bulletin Board. In such event, an investor would likely find it more difficult to dispose of, or to obtain accurate quotations as to the value of, the Company's securities.

     RISKS OF LOW-PRICED SECURITIES. If the Securities were to be suspended or delisted from the NASDAQ SmallCap System, the Securities would be subject to rules under the Exchange Act, which impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established clients and "accredited investors" (for example, individuals with a net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with their spouses). For transactions covered by such rules, a broker-dealer must make a special suitability determination of the purchaser and have received the purchaser's written consent to the transaction prior to the sale. Consequently, such rules may affect the ability of broker-dealers to sell the Company's Securities and the ability of purchasers in this Offering to sell any of the Company's Securities acquired in this Offering in any secondary market that may develop for such Securities.

     The Commission has enacted rules that define a "penny stock" to be any equity security that has a price (as therein defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions, including securities listed on the NASDAQ SmallCap System or on designated exchanges, For any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to any transaction in a penny stock, of a disclosure statement prepared by the Commission relating to the penny stock market. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. In the event the Company's securities are no longer listed on the NASDAQ SmallCap System or are not otherwise exempt from the provisions of the Commission's "penny stock" rules, such rules may also affect the ability of broker-dealers to sell the Company's Securities and the ability of purchasers in this Offering to sell any of the Securities acquired hereby in any secondary market that may develop.

     IMPACT OF CONCURRENT OFFERING. Concurrently with this Offering, the Company is registering, on behalf of the Selling Securityholders, Warrants to purchase 930,000 shares of Common Stock and 930,000 shares of Common Stock underlying said Warrants to permit the holders of the Warrants to publicly resell said Warrants and the shares of the Company's Common Stock underlying said Warrants. All of the Selling Securityholders acquired their Warrants in a private placement of the Warrants which was completed by the Company in November 1996. As a practical matter, the concurrent offering is dependent on the successful completion of this Offering. In the event this Offering is not successfully completed, there can be no expectation that any market for the Company's securities will develop and, as a consequence, in such an event it would be most unlikely that the concurrent offering would go forward. The Selling Securityholders have agreed not to sell any of the Company's securities owned by them for a period of two years from the closing of this Offering without the prior written consent of the Underwriter. The Company and the Underwriter have agreed that they will not permit the foregoing securityholders to sell, assign, pledge or otherwise dispose of any of the foregoing Warrants for a period of one year from the Effective Date. Sales of substantial amounts of the Company's securities by the Selling Securityholders or even the potential for such sales, could have an adverse affect on the market price of the Securities and could impair the Company's ability to raise capital through the sale of its securities. See "Certain Transactions" and "Concurrent Registration of Securities."

                                    DILUTION

     The net tangible book value of the Company as of June 30, 1996 was approximately HK$20,983,000 (US$2,711,000) or HK$14.47 (US$1.87) per Common
Share. Net tangible book value per Common Share is determined by dividing the net tangible book value of the Company (total tangible assets less total liabilities) by the number of outstanding Common Shares at that date, assuming the share exchange between the Company and Far East as described in the "Certain Transactions" section had taken place prior to June 30, 1996 and that 100% of the outstanding shares of Far East had been transferred to the Company. After giving effect to the sale by the Company of the 600,000 Common Shares and 600,000 Warrants offered hereby (after deduction of estimated underwriting discounts and commissions, and offering expenses), the Company's net tangible book value at June 30, 1996 would have been approximately HK$37,475,000 (US$4,842,000) or HK$18.28 (US$2.36) per Common Share. This represents an immediate increase in net tangible book value to existing shareholders of HK$3.81 (US$0.49) per Common Share and an immediate dilution to new investors of HK$20.42 (US$2.64) per Common Share. The following table illustrates the per Common Share dilution:

Assumed initial public offering price per Common Share...................             US$ 5.00
  Net tangible book value per Common Share as of June 30, 1996...........  US$ 1.87
  Increase in net tangible book value per Common Share attributable to
     new investors.......................................................      0.49
                                                                           --------
  Net tangible book value per Common Share after this Offering...........                 2.36
                                                                                      --------
     Dilution per Common Share to new investors..........................             US$ 2.64
                                                                                      ========

     The following table sets forth on a pro forma basis as of June 30, 1996, assuming the above mentioned share exchange had taken place prior to such date, the difference between the number of Common Shares purchased from the Company, the total consideration paid, and the average price per Common Share paid by the existing shareholders and by the new investors (at an assumed initial public offering price of US$5.00 per Common Share before deduction of estimated underwriting discounts and commissions, and other expenses):

                              SHARES PURCHASED         TOTAL CONSIDERATION
                            --------------------     -----------------------     AVERAGE PRICE
                             NUMBER       PERCENT       AMOUNT        PERCENT   PER COMMON SHARE
                            ---------     ------     ------------     ------    ----------------
Existing shareholders.....  1,450,000       70.7%    US$2,711,000       47.5%       US$ 1.87
New investors.............    600,000       29.3%       3,000,000       52.5%           5.00
                            ---------     ------     ------------     ------    ----------------
  Total...................  2,050,000      100.0%    US$5,711,000      100.0%       US$ 2.79
                             ========     ======     ============     ======    =================

     The information presented above, with respect to existing shareholders, assumes no exercise of the Underwriter's Overallotment Option. In addition, 1,530,000 Common Shares have been reserved for issuance upon exercise of the Warrants and 120,000 Common Shares have been reserved for issuance upon exercise of the Underwriter's Warrants including the shares of Common Stock underlying the Warrants included within the Underwriter's Warrants, 1,400,000 Common Shares have been reserved for future issuance pursuant to the Management Options, 150,000 Common Shares have been reserved for future issuance upon exercise of options granted pursuant to the Company's incentive stock option plan and 100,000 Common Shares reserved for future issuance to a consultant to Far East. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Management," "Certain Transactions," "Underwriting" and "Description of Securities."

                                USE OF PROCEEDS

     The net proceeds to the Company from the sale of 600,000 shares of Common Stock and 600,000 Warrants offered hereby are estimated to be approximately $2,130,750 ($2,533,995 if the Underwriter's Overallotment Option is exercised in full) after deducting underwriting commissions and discounts and other expenses of this Offering. The Company expects to use the net proceeds over the next twelve months approximately as follows:

                                                                  APPROXIMATE      APPROXIMATE
                                                                 DOLLAR AMOUNT    PERCENTAGE OF
                 APPLICATION OF NET PROCEEDS                    OF NET PROCEEDS   NET PROCEEDS
--------------------------------------------------------------  ---------------   -------------
Product Assembly Operations(1)................................    $   825,000           39%
Expand the Number of Sales Offices(2).........................    $   300,000           14%
Office Equipment Purchases(3).................................    $   350,000           16%
Establish an Office in the United States(4)...................    $   150,000            7%
Working Capital...............................................    $   505,750           24%
                                                                   ----------          ---
  Total.......................................................    $ 2,130,750          100%

---------------

(1) Represents the approximate amount that may be used to fund the initial start-up costs, approximately $150,000, and the establishment of production facilities (including leasehold improvements and equipment and inventory purchases, lease payments and employee salaries), approximately $675,000, for the Company's proposed product assembly operations. See "Business."

(2) Represents the approximate amount that may be used to expand the number of the Company's regional sales offices in the PRC which is subject to change from time to time. The Company estimates that the foregoing allocation will be sufficient to enable it to establish approximately three new regional sales offices and will be used for leasehold improvements and office equipment. See "Business."

(3) To be used to purchase and update the Company's principal offices, including purchases of computer hardware and software and general office equipment.

(4) To purchase equipment and leasehold improvements, pay security deposits, first year's lease payments and initial salaries for an office to be established in the United States.

     Although the Company has not specifically allocated the funds allocated to working capital and the Company will have broad discretion as to the application of such funds, such funds will be used in the Company's current and/or planned operations with the primary purposes of this Offering being to raise capital for the specific purposes described herein. The establishment of product assembly operations may result in negative cash flow for a period of time. In such an event, the net proceeds allocated to working capital would be used to support product assembly operations until they result in positive cash flow or the Company decides that such operations will not result in an economic benefit.

     The Company currently estimates that the net proceeds of this Offering will be sufficient to fund its planned operations, including the funding of its obligations under the proposed agreement with STIP, and expansion efforts for approximately twelve months from the date of this Prospectus. The net proceeds may be sufficient for a greater or lesser period of time depending on the extent of the Company's expansion efforts and the rapidity of the completion of the negotiations for the Company's proposed agreement with STIP. In addition, the Company may require additional financing prior to or following such period if it is unable to complete the negotiation for the proposed agreement with STIP and another suitable facility is obtained requiring the Company to expend greater sums of money for initial start-up costs and/or production facilities or if a final agreement is reached with STIP but the estimated initial start-up costs and establishment of production facilities is greater than estimated. The Company has no commitments or arrangements for any such additional financing and there can be no assurance that the Company will be able to obtain additional financing on terms acceptable to the Company or at all. In the event additional financing is unavailable to the Company, the Company may be materially adversely affected.

     The foregoing represents the Company's best estimate of its allocation of the net proceeds of this Offering. Future events, as well as changes in economic, regulatory or competitive conditions or the Company's business and the results of its activities may make shifts in the allocation of funds within the described categories or to other purposes necessary or desirable. In the event the Company is unable to fund its proposed product assembly operations with the net proceeds allocated above or suffers losses, the Company may draw upon the net proceeds of this Offering allocated to expand the number of sales offices, purchase equipment and/or working capital. In the event the Company is not successful in establishing its planned product assembly operations, any net proceeds remaining from the funds allocated for such purpose may be reallocated to expanding the lines of products that the Company distributes. The Company estimates that the net proceeds of this Offering allocated to expand the number of its sales offices will be sufficient to establish approximately three new sales offices at an average cost of approximately $100,000 for each new sales office. In the event the per sales office costs are greater than estimated, the Company may establish fewer sales offices or draw upon the net proceeds of this Offering allocated to working capital. In the event the per sales office costs are less than estimated, a portion of the net proceeds of this Offering allocated for such purposes will be reallocated to working capital.

     Prior to expenditure, proceeds will be invested principally in high grade, short-term, interest-bearing investments. Any proceeds received upon exercise of the Overallotment Option or any of the Warrants will be used for working capital purposes. There can be no assurance that the Overallotment Option or any of the Warrants will be exercised.

                                 CAPITALIZATION


     The following table sets forth the pro forma consolidated capitalization of the Company at June 30, 1996, (i) on an actual basis assuming the share exchange between the Company and Far East as described in the "Certain Transactions" section had taken place prior to June 30, 1996 and that 100% of the outstanding shares of Far East had been transferred to the Company; and (ii) on a pro forma basis giving effect to the issuance of 50,000 Common Shares to United States counsel for the Company, 930,000 Warrants to certain private investors (after deduction of 70,000 Warrants repurchased by the Company) before the Public Offering and the issuance of 600,000 Common Shares and 600,000 Warrants and the receipt of the estimated net proceeds of the Public Offering. This table should be read in conjunction with the financial statements of Far East and the notes thereto included elsewhere in this Prospectus.



                                                                  JUNE 30, 1996
                                                         -------------------------------
                                                         ACTUAL    PRO FORMA   PRO FORMA
                                                         -------   ---------   ---------
                                                         HK$000     HK$ 000     US$ 000
    Short-term borrowings..............................   5,171       5,171         668
    Current portion of long-term bank loans............   1,061       1,061         137
    Payable to a director..............................      38          38           5
                                                         -------   ---------   ---------
    Total current portion of debt......................   6,270       6,270         810
                                                         -------   ---------   ---------
    Long-term bank loans, net of current portion.......   6,471       6,471         836
                                                         -------   ---------   ---------
    Shareholders' equity:
         Share capital.................................     108         112          15
         Additional paid-in capital....................      --      16,494       2,131
         Capital surplus...............................  20,875      20,875       2,697
         Warrants......................................      --         929         120
                                                         -------   ---------   ---------
         Total shareholders' equity....................  20,983      38,410       4,963
                                                         -------   ---------   ---------
              Total capitalization.....................  33,724      51,151       6,609
                                                         ========  =========   =========

                         SELECTED FINANCIAL INFORMATION
                    (AMOUNTS EXPRESSED IN THOUSANDS, EXCEPT
             SHARE AND PER SHARE DATA AND UNLESS OTHERWISE STATED)

     The selected income statement data for the six months ended June 30, 1996, and the selected balance sheet data as of June 30, 1996 set forth below are derived from unaudited financial statements of Euro Tech (Far East) Limited which are included elsewhere in this Prospectus and should be read in conjunction with, and are qualified in their entirety by reference to such financial statements. The selected income statement data for the years ended December 31, 1993, 1994 and 1995 and the selected balance sheet data as of December 31, 1994 and 1995 set forth below are derived from audited financial statements of Euro Tech (Far East) Limited which are included elsewhere in this Prospectus and should be read in conjunction with, and are qualified in their entirety by reference to such financial statements, including the notes thereto. The selected income statement data for the years ended October 31, 1991 and 1992 and the selected balance sheet data as of October 31, 1991 and 1992, and December 31, 1993 set forth below are derived from audited financial statements of Euro Tech (Far East) Limited which are not included herein. All of the above financial statements have been prepared and presented in accordance with accounting principles generally accepted in the United States of America.

     The consolidated financial data set forth below have been presented as if
(i) the Company, which was incorporated on September 30, 1996, had been in existence for all periods presented; and (ii) 100% of the share capital of Euro Tech (Far East) Limited had been transferred to the Company at the beginning of the periods presented.

                                       AS OF                                                        AS OF JUNE 30, 1996
                                  OCTOBER 31,(1)              AS OF DECEMBER,             ---------------------------------------
                                  ---------------    ---------------------------------                AS         PRO       PRO
                                   1991     1992      1993     1994     1995     1995     ACTUAL  ADJUSTED(5)  FORMA(6)  FORMA(6)
                                  ------   ------    ------   ------   ------   ------    ------  -----------  --------  --------
                                   HK$      HK$       HK$      HK$      HK$     US$(2)     HK$        HK$        HK$      US$(2)
                                                                                                        (UNAUDITED)
BALANCE SHEET DATA:
  Cash and cash equivalents.....   1,340    4,934     3,735    3,408    4,626     597     3,008       4,018     20,512     2,650
  Working capital(3)............   6,152    8,855     9,261    7,253    4,896     631     6,115       7,125     23,619     3,052
  Total assets..................  25,845   33,615    45,838   52,492   59,740   7,717     57,303     58,313     74,807     9,665
  Short-term debt(4)............   1,086    3,629     6,235    7,791    6,434     831     6,232       6,232      6,232       805
  Long-term bank loans..........      --       --     2,538    3,330    7,006     905     6,471       6,471      6,471       836
  Stockholders' equity..........   8,955   11,308    17,140   17,607   17,721   2,289     20,983     21,993     38,487     4,973

             FOR THE            FOR THE TWO
           YEAR ENDED          MONTHS ENDED                                                            FOR THE SIX MONTHS
         OCTOBER 31,(1)       DECEMBER 31,(1)          FOR THE YEAR ENDED DECEMBER 31,                   ENDED JUNE 30,
      ---------------------   ---------------   ---------------------------------------------   ---------------------------------
        1991        1992           1992           1993        1994        1995        1995        1995        1996        1996
      ---------   ---------   ---------------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
         HK$         HK$            HK$            HK$         HK$         HK$       US$(2)        HK$         HK$       US$(2)
                                                                                                           (UNAUDITED)
INCOME
STATEMENT
  DATA:
Sales...    68,263    83,813        15,257        105,374     103,512     105,782      13,667      51,959      53,969       6,973
      ---------   ---------   ---------------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Cost
  of
  goods
sold...   (50,686)   (62,833)       (8,746)       (79,384)    (80,953)    (82,300)    (10,633)    (40,623)    (41,776)     (5,397)
Selling
  and
  administrative
  expenses...   (15,607)   (19,683)       (5,438)   (19,302)   (20,199)   (21,464)     (2,773)    (10,614)     (9,861)     (1,273)
Interest
expenses,
  net..      (249)      (135)          (21)          (221)       (492)       (877)       (113)       (420)       (631)        (82)
Gain
  on
  disposal
  of a
real
estate
property..        --        --           --            --       2,300          --          --          --          --          --
Other
income,
 net...       535     2,739            147            675         590       1,186         153         118         488          63
      ---------   ---------   ---------------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
    Total
    costs
      and
      expenses...   (66,007)   (79,912)      (14,058)   (98,232)   (98,754)  (103,455)   (13,366)   (51,539)   (51,780)    (6,689)
      ---------   ---------   ---------------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Income
  from
  continuing
  operations
  before
  profits
  tax...     2,256     3,901         1,199          7,142       4,758       2,327         301         420       2,189         284
Provision
  for
  profits
 tax
  -- current...      (373)      (827)         (210)    (1,106)      (425)       (68)        (9)       (77)       (406)        (52)
      ---------   ---------   ---------------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Income
  from
  continuing
  operations...     1,883     3,074          993     6,036      4,333       2,259         292         343       1,783         232
Discontinued
  operations
  Income
  (loss)
  of
  subsidiary
  companies
  sold in
  1996...       169       947            3             12      (1,466)     (1,645)       (213)       (369)         --          --
      ---------   ---------   ---------------   ---------   ---------   ---------   ---------   ---------   ---------   ---------
Net
income
(loss)...     2,052     4,021          992          6,048       2,867         614          79         (26)      1,783         232
       ========    ========   ===============    ========    ========    ========    ========    ========    ========    ========
Pro
forma
income
from
continuing
  operations
  per
  common
share...                                                                     1.56        0.20                    1.23        0.16
Pro
forma
 loss
 from
  discontinued
  operations
  per
  common
share...                                                                    (1.14)      (0.15)                     --          --
Pro
forma
  net
  income
 per
 common
 share...                                                                    0.42        0.05                    1.23        0.16
Pro
forma
weighted
  average
  number
  of
  common
  share
  outstanding...                                                        1,450,000   1,450,000               1,450,000   1,450,000

---------------
(1) In 1993, Euro Tech (Far East) Limited changed its financial year end from October 31 to December 31.

(2) Translation solely for convenience of the readers at the prevailing exchange rate of HK$7.74 = US$1 on June 30, 1996.

(3) Current assets minus current liabilities.

(4) Short-term debt includes short-term borrowings and current portion of long-term bank loans.

(5) Reflects the issuance of 1,000,000 Warrants to certain private investors for net proceeds of US$130,500 before the Public Offering. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Certain Transactions" and the financial statements of the Company and Far East and the notes thereto.

(6) Reflects the issuance of 1,000,000 Warrants to certain private investors for net proceeds of US$130,500 before the Public Offering and the issuance of 600,000 Common Shares and 600,000 Warrants and the receipt of the estimated net proceeds of the Public Offering. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Certain Transactions" and the financial statements of the Company and Far East and the notes thereto.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and analysis should be read in conjunction with the Financial Statements and notes thereto appearing elsewhere in this Prospectus.

INTRODUCTION

     The Company was organized under the laws of the British Virgin Islands on September 30, 1996 to raise capital and acquire Far East. Upon the closing of the Public Offering, Far East will become a wholly-owned subsidiary of the Company.

     Far East was established in 1971, under the name of Eurotherm (Far East) Ltd., as a subsidiary of a United Kingdom publicly traded company (Eurotherm Ltd.) to market and distribute its parent's industrial control equipment in Hong Kong and Southeast Asia and expanded its activities into the PRC in 1973. In the early 1980's, Far East began the distribution of high-tech equipment manufactured in the United States, Europe and Japan into the PRC, in addition to its distribution activities on behalf of its parent. In 1988, the activities of the parent and Far East were separated into Eurotherm International and Far East. By in or about 1994, all the capital stock of Far East was purchased by its management, principally Mr. T.C. Leung, the Company's Chairman of the Board of Directors and Chief Executive Officer and Far East changed its name from Eurotherm (Far East) Ltd. to its current name. See "Principal Shareholders" and "Certain Transactions."

     During Fiscal 1995 approximately 59% and 40% of the Company's sales were made to customers located in the PRC and Hong Kong, respectively. For Six Months 1996 approximately 66% and 34% of the Company's sales were made to customers located in the PRC and Hong Kong, respectively. Sales to customers situated in Macau and elsewhere were nominal.

     The Company has funded itself since inception by initial borrowings from Far East and selling 1,000,000 Warrants in a private placement of such securities pursuant to which the Company derived aggregate gross proceeds of $150,000. In March 1997, the Company repurchased 70,000 Private Warrants at their purchase price or an aggregate amount of $10,500. See "Certain Transactions," "Description of Securities" and "Concurrent Registration of Securities."

FAR EAST

GENERALLY

     During Fiscal 1991, Fiscal 1992, and Fiscal 1993, Far East experienced a gradual increase in sales revenues. During Fiscal 1994 and Fiscal 1995, Far East's sales revenues remained substantially unchanged. Management of the Company believes that Far East's lack of sales growth during Fiscal 1994 and Fiscal 1995 resulted from the PRC's economic austerity measures undertaken to dampen the rate of inflation in the PRC, which was approximately 27% in 1994 in comparison to 1993. These economic austerity measures included the tightening of credit, when coupled with a devaluation of the RMB in 1993 and the imposition of a value tax imposed by the PRC on imports into the PRC, caused products manufactured in the PRC to become more competitive with the United States, European and Japanese manufactured products distributed by Far East even though the products distributed by Far East were of better quality. Cost became an overriding issue with many of PRC's customers and, in response, Far East reduced its sales prices and, therefore, its profit margins to remain competitive with PRC manufacturers. During Six Months 1996, Far East also began streamlining its operations and focusing its efforts on its current product lines by disposing of three of its subsidiaries, Euro Electron (Far East) Ltd. ("Euro Electron"), Action Instruments (China) Ltd. ("Action") and Armtison Ltd. ("Armtison"). Euro Electron had been established to distribute telecommunication products. However, manufacturers of these products distribute their products directly to end users, without intermediary distributors such as Far East. Technical expertise in this product line was also found to be a necessity. As a result, Euro Electron's activities never developed. Action distributed industrial computers. During Fiscal 1994, Action lost its principal source of this product line when Action's principal supplier sold its industrial computer production line to another supplier. Additionally, another major manufacturer of industrial computers established its own distribution office in Hong Kong to distribute its products in Hong Kong and the PRC. Armtison was principally a holding company for Euro Electron and Action.

     The rate of inflation in the PRC has declined. In 1995, the rate of inflation was approximately 10% in comparison to 1994. The Company believes, although no assurance can be given as to the correctness of the Company's belief, that credit restrictions will be gradually lifted allowing Far East to increase its sales prices and profit margins. The Company's management also believes that by Far East entering into an agreement with an entity situated in the PRC to assemble certain products of the kind currently distributed by Far East, Far East will also be able to increase its profit margins.

BASIS OF PRESENTATION

     All financial data referred to in the following discussion has been prepared in accordance with U.S. GAAP.

RESULTS OF OPERATION OF FAR EAST

     The following table presents selected statement of operations data expressed as a percentage of net sales for Far East's Fiscal 1993, Fiscal 1994 and Fiscal 1995 and the Six Months ended June 30, 1995 and 1996.

                                              SIX MONTHS ENDED
                                                   JUNE 30            YEAR ENDED DECEMBER 31,
                                              -----------------     ----------------------------
                                               1995       1996       1993       1994       1995
                                              ------     ------     ------     ------     ------
Net Sales...................................  100.0%     100.0%     100.0%     100.0%     100.0%
Cost of goods sold..........................   78.2%      77.4%      75.3%      78.2%      77.8%
Gross profit................................   21.8%      22.6%      24.7%      21.8%      22.2%
Selling and administrative expenses.........   20.4%      18.3%      18.3%      19.5%      20.3%
Operating income............................     .8%       4.1%       6.8%       4.6%       2.2%
Income tax provision........................     .1%        .8%       1.0%        .4%        .1%
Net income..................................    (.1%)      3.3%       5.7%       2.8%        .6%

RESULTS OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 1996 COMPARED TO SIX MONTHS ENDED JUNE 30, 1995

     Sales; Gross Profit and Cost of Goods Sold. Sales increased by approximately HK$2,010,000 or 3.9% to approximately HK$53,969,000 in the Six Months 1996 from approximately HK$51,959,000 in the Six Months 1995. The Company believes that this increase in sales is primarily due to the PRC government relaxing economic austerity measures in early 1996. Gross profit increased by approximately HK$857,000 or 7.6% to approximately HK$12,193,000 for the Six Months 1996 compared to approximately HK$11,336,000 for the Six Months 1995 which was attributable to the increase in sales (including those products with high gross profit margins) and the increase in gross profit margins from 21.8% for the Six Months 1995 to 22.6% for the Six Months 1996. For the Six Months 1996, Far East's cost of goods sold were approximately HK$41,776,000 or 77.4% of sales representing a decrease of approximately HK$1,153,000 from the comparable period in the prior year or approximately HK$40,623,000 or 78.2% of sales. The decrease in cost of goods sold is primarily due to increases in demand for products with higher gross profit margins.

     Selling and Administrative Expenses. Selling and administrative expenses were approximately HK$9,861,000 for the Six Months 1996 a decrease of approximately HK$753,000 or 7.1% from approximately HK$10,614,000 for the Six Months 1995. This decrease is primarily due to improved operating efficiencies resulting in the reduction of operating expenses in Far East's PRC sales offices, lower advertising costs incurred in promotion and exhibitions and other selling expenses, and decrease in rental expenses for Far East's sales offices as Far East moved to self-owned properties in Shanghai and Beijing.

     Interest Expense. Net interest expense increased by approximately HK$211,000 or 50.2% to approximately HK$631,000 for the Six Months 1996 from approximately HK$420,000 for the Six Months 1995. The increase is principally the result of mortgage loan interest payments of approximately HK$217,000 due upon Far East's long term bank borrowings incurred in September and October 1995 used to finance the purchase of premises situated in Shanghai and Hong Kong, respectively.

     Other Income. The main components of other income are rental income, income from provision of engineering service, gain (loss) on disposal of fixed assets, and exchange gain (loss). Other income increased by approximately HK$370,000 from approximately HK$118,000 for the Six Months 1995 to approximately HK$488,000 for the Six Months 1996 and results from greater income generated from providing engineering service to other companies and exchange rate differences arising from settlement of sales and purchase transactions.

     Income from Continuing Operations. Income from continuing operations increased by approximately HK$1,440,000 or 419.8% to approximately HK$1,783,000 for the Six Months 1996 compared to approximately HK$343,000 for the Six Months 1995. In addition to a small increase in sales and gross profit margin percentages, the principal factor contributing to the increase in net income was a significant reduction in sales and administrative expenses. The decrease in sales and administrative expenses was principally a reduction in selling expenses, (business travel, advertising and exhibition costs) as Far East's efforts in prior years have created what the Company believes to be a solid network of distributors, a recognized name, an established reputation and a stable PRC sales force.

     Discontinued Operations. Far East's shareholders decided to separate the main operating company (Far East) from its subsidiaries in early 1996 to focus on its current product lines and shed immaterial activities. Far East disposed of the following subsidiaries; Euro-Electron, Action and Armtison. See
"-- Generally." Far East's investment in the foregoing three subsidiaries was transferred back to Far East's shareholders directly at a price equal to book value (HK$10,000). As a result, there is no income (loss) of those subsidiaries reported for the Six Months 1996.

FISCAL YEAR ENDED DECEMBER 31, 1995 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 1994

     Sales; Gross Profit and Cost of Goods Sold. Sales increased by approximately HK$2,270,000 or 2.2% to approximately HK$105,782,000 in Fiscal 1995 from approximately HK$103,512,000 in Fiscal 1994. Far East was able to achieve a growth in sales even under the PRC's economic austerity measures primarily as a result of Far East's established sales and distribution networks. Gross profit increased by approximately HK$923,000 or 4.1% to approximately HK$23,482,000 for Fiscal 1995 compared to approximately HK$22,559,000 for Fiscal 1994 which increase is attributable to increased sales and a gross profit margin increase from 21.8% in Fiscal 1994 to 22.2% in Fiscal 1995. During Fiscal 1995, Far East's cost of goods sold were HK$82,300,000 or 77.8% of sales remaining relatively constant when compared to Fiscal 1994, when cost of goods sold were approximately HK$80,953,000 or 78.2% of sales as Far East faced intense competition in the PRC market place resulting from the economic austerity measures adopted in early 1994.

     Selling and Administrative Expenses. Selling and administrative expenses were approximately HK$21,464,000 in Fiscal 1995, an increase of approximately HK$1,265,000 or 6.3% from approximately HK$20,199,000 in Fiscal 1994. This increase is primarily due to the increase in the selling and administrative expenses of Far East's PRC sales offices, especially Far East being obligated to pay taxes for its sales offices in the PRC commencing in 1995.

     Interest Expense. Net interest expense increased by approximately HK$385,000 or 78.3% to approximately HK$877,000 in Fiscal 1995 from approximately HK$492,000 for Fiscal 1994. This interest expense increase is the result of increased levels of borrowing, particularly Far East entering into a mortgage loan for the purchase of its Beijing's office in November 1994 with mortgage loan interest expense increasing by approximately HK$202,000. Increased interest for other short term bank borrowings (i.e. bank overdraft and import/export loans) is principally due to the gradual increase in interest rates from the Hong Kong prime of 6.5% in January 1994 up to the highest rate of 9.0% during 1995.

     Other Income. Other income increased by approximately HK$596,000 or 101% to approximately HK$1,186,000 in Fiscal 1995 from approximately HK$590,000 in Fiscal 1994. The increase in other income results from greater income generated from providing engineering services to other companies and exchange rate differences arising from settlement of sales and purchase transactions.

     Provision for Profit Tax. Provisions for taxes declined by approximately HK$357,000 to approximately HK$68,000 in Fiscal 1995 from approximately HK$425,000 in Fiscal 1994. This decline was due primarily to an adjustment of profits tax on prior years of approximately HK$345,000 made in Fiscal 1995 resulting from a tax review by Hong Kong's Commissioner of Inland Revenue.

     Income from Continuing Operations. Income from continuing operations was approximately HK$2,259,000 in Fiscal 1995, an increase of approximately HK$226,000 or 11% from approximately HK$2,033,000 (total income of approximately HK$4,333,000 less non-recurring profit of approximately HK$2,300,000 from sales of property) in Fiscal 1994. The increase in operating profit was primarily due to the increase in sales and gross margin percentages and Far East's self-imposed budgetary restraints on selling and administrative expenses, which only increased by 6.3% in comparison to the then double digit PRC inflation rate.

     Discontinued Operations -- Losses of subsidiary companies. Losses of Far East subsidiaries increased by approximately HK$179,000 to approximately HK$1,645,000 for Fiscal 1995, from approximately HK$1,466,000 in Fiscal 1994. During Fiscal 1995 one of Action's major suppliers established its own office in Hong Kong to directly distribute its products. As a result of a reduction in products resulting from the loss of another supplier and this direct manufacturer competition, Action sustained a loss. Another Far East subsidiary, Euro Electron, was unable to secure major orders from the telecommunication market and also sustained a loss for Fiscal 1995.

FISCAL YEAR ENDED DECEMBER 31, 1994 COMPARED TO FISCAL YEAR ENDED DECEMBER 31, 1993

     Sales; Gross Profit and Cost of Goods Sold. Sales decreased by approximately HK$1,862,000 or 1.8% to approximately HK$103,512,000 in Fiscal 1994 from approximately HK$105,374,000 in Fiscal 1993. This decrease was primarily the result of exceptionally high sales in Fiscal 1993 flowing from the inclusion in Fiscal 1993 sales of approximately HK$19,600,000 of equipment to the largest steel complex in the PRC. Excluding this exceptional order, the net sales for Fiscal 1993 were approximately HK$85,774,000 and Fiscal 1994 sales had an increase of approximately HK$17,738,000, or 20.7%. In 1994, the PRC government implemented economic austerity measures to curb its high inflation rates. However, Far East was able to increase its sales during Fiscal 1994 even when confronted by the PRC's economic austerity measures as a result of prior years efforts in exploring PRC markets, including but not limited to prior appointments of distributors and the establishment of its Guangzhou sales office in Fiscal 1993. Gross profit decreased by approximately HK$3,431,000 or 13.2% to approximately HK$22,559,000 for Fiscal 1994 in comparison to approximately HK$25,990,000 in Fiscal 1993, which decrease was attributable to the inclusion of the exceptional order mentioned above in Fiscal 1993 sales and a 2.9% decrease in gross profit margins from 24.7% for Fiscal 1993 to 21.8% for Fiscal 1994. For Fiscal 1994, Far East's cost of goods sold were approximately HK$80,953,000 or 78.2% of sales in comparison to HK$79,384,000 or 75.3% of sales for Fiscal 1993. Cost of goods sold expressed as a percentage of sales increased by 2.9% in Fiscal 1994 as compared with Fiscal 1993. The gross profit margin reduction and the percentage increase in costs of goods sold were principally the result of intensified competition in the PRC market resulting from the economic austerity measures adopted by the PRC government in early 1994, the imposition of a value added tax on goods imported in the PRC and the devaluation of RMB in early 1994 significantly reduced the purchasing power of Far East's PRC customers. As a result, they sought discounts on the products distributed by Far East.

     Selling and Administrative Expenses. Selling and administrative expenses were approximately HK$20,199,000 in Fiscal 1994, representing an increase of approximately HK$897,000 or 4.7% from approximately HK$19,302,000 in Fiscal 1993. This increase was primarily due to general increases in expenses as a result of the high inflation rate in the PRC which Far East was able to offset by self-imposed budgetary restraints on selling expenses (sales commissions, business travel, advertising, exhibitions, entertainment etc.)

     Interest Expense. Net interest expense increased by approximately HK$271,000 or 123% to approximately HK$492,000 for Fiscal 1994 from approximately HK$221,000 for Fiscal 1993. The increase in interest expense was due to an increased level of borrowings, resulting from the purchase of investment property in September 1993 (with mortgage interest increasing by HK$170,000) and payment of dividends of approximately HK$3,500,000 in Fiscal 1994 to Far East's shareholders.

     Other Income. Other income declined by approximately HK$85,000 or 12.6% to approximately HK$590,000 in Fiscal 1994 from approximately HK$675,000 in Fiscal 1993. This decrease in other income was due primarily to a decrease in income generated from providing engineering services to other companies in Fiscal 1994.

     Gain on Disposal of a Real Estate Property. The gain of approximately HK $2,300,000 resulted from the disposition of the premises which were previously leased out.

     Income from Continuing Operations. Income from continuing operations was approximately HK$4,333,000 in Fiscal 1994, a decrease of approximately HK$1,703,000 or 28.2% from approximately HK$6,036,000 in Fiscal 1993. This decrease in operating profit was primarily due to the economic austerity measures adopted by the PRC government in early 1994 and the exceptional sale in Fiscal 1993 resulting from the inclusion of the above mentioned exceptional order in the approximate amount of HK$19,600,000.

     Discontinued Operations -- Income (Loss) of subsidiary companies. In Fiscal 1993, the operations of Far East's subsidiaries derived a profit of approximately HK$12,000 but their operations resulted in a loss of approximately HK$(1,466,000) in Fiscal 1994. This loss was primarily due to one of the major suppliers of Action disposing of its industrial computer product line in Fiscal 1994. The industrial computer product line had been one of Action's major product lines in prior years. Euro Electron was established in the later part of Fiscal 1993. During Fiscal 1994, Euro Electron was in its development stage, incurring expenses for planned operations, seeking product sources and formulating its marketing efforts while deriving no revenues.

LIQUIDITY AND CAPITAL RESOURCES

     Far East's primary uses of cash have been to fund accounts receivable, inventories, capital expenditures related to the additions to property and equipment, and to pay dividends to its shareholders. Far East has historically met its cash requirements from cash flow from operations, short-term borrowings under bank lines of credit, and long-term mortgage bank loans. Working capital at the end of Fiscal 1995 and Six Months 1996 was approximately HK$4,896,000 and approximately HK$6,115,000, respectively.

     Inventory decreased from approximately HK$5,106,000 at the end of Fiscal 1995 to approximately HK$3,258,000 at the end of Six Months 1996. Far East seeks to maintain a low level of inventory comprised mostly of low tech products to fill regular customer's orders and parts and accessories for warranty purposes, with Far East principally ordering products upon receiving a customer's order. The higher inventory level at the end of Fiscal 1995 was principally due to goods received near year end but not delivered to customers for several reasons, including but not limited to, a multicomponent order awaiting shipment of a component while another had arrived and a customer's letter of credit or payment not having been received.

     During Fiscal 1995 and Six Months 1996, Far East experienced cash flow from operations of approximately HK$7,611,000 and (HK$319,000), respectively. Cash from operations in Fiscal 1995 having been positively impacted by shipments made in late Fiscal 1994 with payment being received in Fiscal 1995. At the end of Fiscal 1995, Far East's accounts receivable stood at approximately HK$22,040,000 while at the end of Six Months 1996, Far East's accounts receivable were approximately HK$18,978,000. At the end of Six Months 1996, Far East had advanced approximately HK$3,800,000 to Regent (of which approximately HK$2,200,000 was repaid subsequent to the end of Six Months 1996). Also accounts receivable declined by approximately HK$3,062,000 from approximately HK$22,040,000 at the end of Fiscal 1995 to approximately HK$18,978,000 at the end of Six Months 1996, which was partially offset by an increase in receivables from related companies of approximately HK$1,115,000 from approximately HK$275,000 at the end of Fiscal 1995 to approximately HK$1,390,000 at the end of Six Months 1996.

     For Fiscal 1995 and Six Months 1996, Far East had income from continuing operations of approximately HK$2,259,000 and HK$1,783,000 respectively. This income rate increase followed from Far East's self-imposed budgetary restraints, the loosening of the PRC's economic austerity measures and a reduced rate of inflation in the PRC.

     Cash used in investing activities were mainly used to purchase properties in the PRC and Hong Kong.

     Far East has various banking facilities for overdraft, import and export credits and foreign exchange contracts amounting to approximately HK$40,900,000 from various banks. More specifically, at June 30, 1996 Far East had borrowed the following short term bank overdraft facilities to finance its operating activities: (a) approximately HK$1,692,455 from Standard Chartered Bank; and (b) approximately HK$1,780,937 from Banque Nationale de Paris. Both such facilities bearing interest at Hong Kong's prime rate. At June 30,1996, unused portions of the foregoing overdraft facilities were approximately HK$307,545 and HK$219,063 from the Standard Chartered Bank and Banque Nationale de Paris, respectively. Far East also had the following outstanding import loans to finance the purchase of goods from suppliers: (a) approximately 108,836 Deutsche Marks and 34,977 Singapore Dollars from Standard Chartered Bank, bearing interest at Hong Kong's prime rate plus one-half percent and repayable within 90 days; and (b) approximately US$136,762 from Banque Nationale de Paris, bearing interest at Hong Kong's prime rate plus one percent and repayable within 120 days. Approximately HK$24,500,000 of the credit facilities that are available were obtained on the conditions that, among other things, Far East mortgage its properties as security for the credit facilities, Far East not to create a charge or lien on its other assets in favor of other parties without the bank's consent, and Far East maintaining a certain level of net worth. Far East also has various bank loans to finance the purchase of its properties with outstanding indebtedness at June 30, 1996 of approximately HK$7,500,000. More specifically, at June 30, 1996 Far East had the following bank loans used to finance the purchase of properties: (a) the Hong Kong and Shanghai Banking Corporation, bearing interest at the United States prime rate plus two and one-half percent, repayable at the approximate rate of US$2,800 per month with approximately HK$1,104,000 in principal remaining to be paid at the end of Six Months 1996; (b) the Bank of East Asia Ltd., bearing 13% interest per year, repayable at the approximate rate of HK$11,945 per month with approximately HK$768,000 in principal remaining to be paid at the end of Six Months 1996; (c) Standard Chartered Bank, bearing interest at Hong Kong's prime rate plus one and a quarter percent, repayable at the approximate rate of HK$31,500 per month plus interest with approximately HK$1,972,000 in principal remaining to be paid at the end of Six Months 1996 (repaid in December 1996 upon the sale of the property the purchase of which this bank loan was used to finance); and (d) the Hong Kong and Shanghai Banking Corporation, bearing interest at Hong Kong's prime rate plus one and three quarters percent repayable at the approximate rate of HK$65,598 per month with approximately HK$3,688,000 in principal remaining to be paid at the end of Six Months 1996. As of June 30, 1996, properties with net book value of approximately HK$20,200,000 were pledged to secure certain banking facilities of Far East.

     Cash declined from approximately HK$4,626,000 at the end of Fiscal 1995 to approximately HK$3,008,000 at the end of Six Months 1996 principally as a result of Far East electing to use cash on hand to repay short-term borrowings (i.e. bank overdraft and import/export loans) and make advances to Regent to finance a significant government project that had been undertaken by Regent's subsidiary, Action, and is nearing completion. Regent is charged interest at the rate of 18% per year for this advance. At June 30, 1996, Regent had an outstanding balance of approximately HK$3,800,000 due to Far East. Regent owns approximately two-thirds of the outstanding equity securities of Far East and upon completion of this Offering will own approximately 48% of the Company's issued and outstanding shares of Common Stock. Regent's majority shareholder is Pearl Venture Ltd. which is a trust established for the benefit of T.C. Leung, Chairman of the Company's Board of Directors and its Chief Executive Officer. See "Principal Shareholders" and "Certain Transactions."

     The Company plans to use the net proceeds of this Offering to establish product assembly operations and additional sales offices in the PRC and purchase office equipment including computer hardware and software. The balance of the proceeds of this Offering will be used for general working capital purposes.

     The Company believes that the net proceeds of this Offering, together with available trade credit, bank credit and internally generated funds, will be sufficient to satisfy its anticipated working capital needs for at least the twelve month period following the completion of this Offering.

                                    BUSINESS

INTRODUCTION

     The Company is a distributor, in Hong Kong and China, of process control, analytical and testing instruments, disinfection equipment, supplies and related automation systems used in the treatment, analysis and testing of water and waste water. The Company distributes products to approximately 400 regular customers including sub-distributors located in Hong Kong, the PRC and Macau including the Hong Kong Environmental Protection Department, the Beijing Hydrology station, China Light & Power Co., Ltd., Hong Kong Electric Co., Ltd., and the Kowloon-Canton Railway Corporation.

     The Company believes that because of the increased expansion of industry and general business growth in the PRC during the last five years there is a strong and increasing demand for the products distributed by it in the PRC. The Company further believes that in years to come the need for the products distributed by it will grow as a result of governmental regulations of environmental pollution and based upon demands of the PRC's population for a healthy and safer environment including cleaner water.

     The Company distributes products manufactured by a substantial number of major American, European and Japanese corporations, including Wallace, Hach, Hioki and Finnigan which are the Company's largest suppliers, with purchases from them accounting for approximately 11%, 7%, 7% and 4%, respectively, of the Company's sales during Fiscal 1995 and 9%, 10%, 10% and 23%, respectively, of the Company's sales during Six Months 1996.

     The Company distributes products through its headquarters located in Hong Kong and its regional sales offices located in Beijing, Shanghai and Guangzhou and through non-exclusive arrangements with independent sub-distributors.

     The Company intends to use a substantial portion of the net proceeds of the Public Offering to establish an operation to assemble products of the kind now distributed by the Company, initially certain water related testing, monitoring and treatment equipment, and if successful in assembling such products, to expand its product assembly operations to other products of the kind now distributed by the Company, pursuant to an agreement to be entered into with a PRC based entity, such as STIP and to expand its marketing efforts by, among other things, opening additional regional sales offices in the PRC. The Company believes that by assembling products that it distributes, gross profits margins, revenues and net income will increase. Similarly, the Company believes that by expanding its regional sales efforts in the PRC, revenues and net income will be enhanced.

     The Company has recently reached a preliminary agreement with STIP pursuant to which STIP will provide space and technical expertise necessary to enable the Company to assemble in the PRC such products. It is presently contemplated that the Company will import components, assemble the components into finished product and then distribute the products through the Company's distribution network.

     In the event, the Company is unable to complete a definitive agreement with STIP, it will continue to seek other PRC based entities to assemble products.

     During the Company's Fiscal 1995 and Six Months 1996, the Company had sales of approximately $13,667,000 and $6,973,000, respectively, and net income of approximately $79,000 and $232,000, respectively.

BACKGROUND

     Far East was established in 1971, under the name of Eurotherm (Far East) Ltd., as a subsidiary of a United Kingdom publicly traded company (Eurotherm Ltd.) to market and distribute its parent's industrial control equipment in Hong Kong and Southeast Asia and expanded its activities into China in 1973. In the early 1980's, Far East began the distribution of high-tech equipment manufactured in the United States, Europe and Japan into China, in addition to its distribution activities on behalf of its parent. In 1988, the activities of the parent and Far East were separated into Eurotherm International and Far East. By 1994, all of the capital stock of Far East had been purchased by its management and Far East changed its name from Eurotherm (Far East) Ltd. to its current name. See "Certain Transactions."

BUSINESS

GENERAL

     The Company is a distributor in China of a wide range of advanced water treatment equipment (including chlorination equipment), laboratory instruments, analyzers, test kits and supplies and acts as an exclusive and non-exclusive distributor for well known manufacturers of such equipment.

     The Company has exclusivity agreements with many of its suppliers for certain products for specific geographic areas. Such agreements do not encompass all products distributed by the Company and all market areas services by the Company. The Company's agreement with Finnigan for most products does not include the PRC and similarly, the Company's agreement with Wallace is limited to Hong Kong. The Company has written confirmation from Hach that the Company is Hach's sole representative in the PRC, Hong Kong and Macau authorized to supply, install and commission Hach's products and accessories. See "-- Sources of Supply." The Company also has exclusive distribution agreements with Euroglas, B.V. for certain of that manufacturer's products in Hong Kong and the PRC and Thermo Environmental Instruments, Inc. for certain of that manufacturer's products in Hong Kong.

     Laboratory instruments, analyzers and test kits are used to analyze the chemical content and other properties of water and, in conjunction with these products, the Company distributes analytical re-agents and chemicals to support testing systems of laboratory and portable instruments, process analyzers and portable test kits.

     Laboratory and portable instruments consist of analytical instruments including but not limited to the following: spectrophometers, colorimeters, turbidimeters, ion selective electrodes, chemical oxygen demand apparatus, digestion apparatus, and precision re-agent dispensing devices which are used to test and monitor impurities in water systems. See "Glossary."

     The Company also distributes continuous-reading process analyzers, process turbidimeters, pH controllers and analyzer accessories. These products are used to monitor and control drinking water quality to ensure that water treatment procedures comply with regulatory standards. See "Glossary."

     The Company offers a wide variety of test kits to test water quality. The Company believes that these portable test kits are easy to use and preadapted for rugged field use. These test kits are used to monitor drinking water distribution systems.

PRODUCTS, SERVICES AND CUSTOMERS

     SCIENTIFIC INSTRUMENTS. The Company distributes analytical instruments, environmental monitoring instruments and general purpose laboratory instruments. Analytical instruments include but are not limited to mass spectrometers, flow injector analyzers and atomic spectrometers. Environmental monitoring instruments include both air and water quality monitoring instruments. Air quality monitoring instruments are divided into two categories, one monitors ambient air, and the second monitors pollution sources. Additionally, a variety of water quality monitoring and analysis equipment are offered including continuous reading process analyzers, process turbidimeters, pH controllers, test kits for monitoring chemical content in water (i.e. chlorine, fluorides, etc.). See "Glossary."

     Customers for the analytical instruments include government departments, institutions and major laboratories. The Company also distributes products to beverage producers and restaurants supplying; water quality test kits to approximately twelve bottling plants, of a well known United States softdrink producer, located in the PRC; field use water quality test kits to the People's Liberation Army, water quality monitoring instruments to a well known United States fast food franchisor's restaurants located in Hong Kong and China, and to a well known United States beer producer's bottling plants located in the PRC's city of Wuhan. Each of said soda producer, restaurants and beer producer account for less than one percent of the Company's sales and the People's Liberation Army accounts for approximately one percent of the Company's sales.

     Customers for air and water quality monitoring instruments also include government agencies such as; the Hong Kong Environmental Protection Department which uses a Company distributed water quality monitoring system to monitor the water quality of Hong Kong's Victoria Harbor, approximately ten water treatment plants located in the PRC (including Beijing, Tianjin, Guangzhou and Wuhan), and the Beijing Environmental Monitoring Centre. The Company is also one of two distributors supplying continuous water monitoring systems to Beijing's Hydrology Station.

     The Company derived approximately 27.1% and 41.7% of its sales from the sale of Scientific Instruments during Fiscal 1995 and Six Months 1996, respectively. The increased percentage of the Company's sales of Scientific Instruments during Six Months 1996 in comparison to its overall sales during Fiscal 1995, is the result of the Company focusing greater emphasis on these products and reducing its emphasis on the sales of Other Products.

     PROCESS CONTROL AND ENGINEERING PRODUCTS. The Company provides controls systems specifically designed for the industrial needs of clients including sensors, temperature gauges, pressure gauges, flow meters, valves, temperature and pressure transmitters and control devices, temperature and pressure calibrators, moisture, power, energy and harmonics analyzers. Chlorination disinfection systems are also distributed by Far East in conjunction with water treatment, sewage discharge and swimming pool water treatment. Customers for the foregoing distributed products are government water supply bureaus, water treatment projects, power and electric companies, petrochemical plants and instrument manufacturers. For example, the Company distributes chlorination disinfection systems to Hong Kong's new Chek Lap Kok airport and its environs.

     The Company derived approximately 39.4% and 34.3% of its sales from the sale of Process Control and Engineering Products during Fiscal 1995 and Six Months 1996, respectively.

     OTHER PRODUCTS. The Company distributes general testing and telecommunications testing equipment to industries, utilities, educational institutions and telecommunications companies, and bio-medical instruments such as cardiac catheterization systems and defibrillators to hospitals. See "Glossary."

     The Company distributes indoor pay telephones, multi-channel digital and analogue recorders and similar products. Customers for telecommunications products include government departments, and telephone companies and customers for bio-medical instruments are hospitals such as Queen Mary Hospital in Hong Kong and the Logistic Bureau of China People's Liberation Army Hospital in China. See "Glossary."

     The Company derived approximately 26.7% and 17.3% of its sales from the sale of these Other Products during Fiscal 1995 and Six Months 1996, respectively. The decreased percentage of the Company's sales of Other Products during Six Months 1996 in comparison to its overall sales during Fiscal 1995, is the result of the Company focusing greater emphasis on the sales of Scientific Instruments and reducing its emphasis on the sales of Other Products.

     SPECIAL PROJECTS AND TECHNICAL SUPPORT. In conjunction with the distribution of computer hardware and software. The Company provides computer programming to government agencies, industrial plants and beverage producers.

     The Company's technical support staff provides customers with maintenance and installation assistance and assist sales personnel in giving technical advice to and performing product demonstrations for customers.

     The Company derived approximately 6.8% and 6.7% of its sales from Special Projects and Technical Support Operations during Fiscal 1995 and Six Months 1996, respectively.

     CUSTOMERS. At the end of Fiscal 1995 and Six Months 1996, the Company had approximately 400 regular customers, including sub-distributors, located in Hong Kong, PRC and Macau. During Fiscal 1995 and Six Months 1996, no single customer accounted for more than 5% of the Company's sales and the Company does not believe that any single customer or sub-distributor is material to its operations.

     OTHER ACTIVITIES. The Company in the past has established subsidiaries to distribute products not directly related to its principal product lines discussed above. During Six Months 1996, the Company streamlined its operations and focused its efforts on its current product lines by disposing of three of its subsidiaries, Euro Electron, Action and Armtison. Euro Electron had been established to distribute telecommunication products. However, manufacturers of these products distribute their products directly to end users, without intermediary distributors, and technical expertise in this product line was also found to be a necessity. As a result, Euro Electron's activities never past a start-up stage. Action distributed industrial computers. During Fiscal 1994, Action lost its principal source of this product line when Action's principal supplier sold its industrial computer production line to another supplier. Additionally, another major manufacturer of industrial computers established its own distribution office in Hong Kong to distribute its products in Hong Kong and the PRC. Armtison was principally a holding company for Euro Electron and Action. Additionally, the Company has from time to time invested in real estate and currently holds realty in Hong Kong which it intends to sell. In the future, the Company may establish subsidiaries or divisions to distribute products that are unrelated to its current product lines and it may make future investments in real estate.

EXPANSION

     Management also intends to pursue expansion of the Company's operations by adding new regional sales offices in the PRC with the proceeds of the Public Offering and by internal growth.

     The Company has allocated approximately $300,000 from the net proceeds of the Public Offering to establish three new additional regional sales offices in the PRC which are intended to be located in the PRC's cities of Chongqing, Xian and Shenyang which are intended to be opened within twelve months following the completion of the Public Offering. The Company presently anticipates that the additional regional sales offices will be leased from third parties not affiliated with the Company.

REGULATORY ENVIRONMENT

     Environmental concerns have become increasingly important, at all levels of PRC government paralleling PRC's economic growth. Environmental protection laws and strict regulations have been enacted buttressed by increased budget allocations for environmental purposes. PRC's system of environmental protection is led by the National Environmental Protection Agency (NEPA) and consists of Environment Protection Bureaus in each city and county. Under bureau management, there are two environment monitoring systems: one system consists of over 2,000 monitoring stations to collect and analyze the environmental data of each city and county; another system consists of over 1,000 stations to monitor specific industrial districts or factories which have been identified as major pollution sources for their noncompliance with environmental regulations. NEPA has recently identified 3,000 enterprises as new major pollution sources. The number of monitoring stations for industrial firms is anticipated to increase to 9,000 in the next five years, according to the governmental plans. The Company has supplied water and air quality monitoring and analytic instruments to these monitoring stations for several years.

COMPETITION

     The Company faces competition from other distributors of substantially similar products and manufacturers themselves, both foreign and Chinese. The Company faces its principal competition from foreign manufacturers and other distributors of their products situated in Hong Kong and the PRC. In 1994, the PRC tightened its credit nationwide and, as a result, the Company believes that purchasers of the products distributed by the Company sought reduced prices. The products distributed by the Company were foreign manufactured and higher priced than Chinese manufactured products. As a result, the Company reduced its sales prices and, therefore, profits margins to remain competitive. During Fiscal 1993, Fiscal 1994, Fiscal 1995 and Six Months 1996, the Company's profit margins were approximately 24.7%, 21.8%, 22.2% and 22.6%, respectively. The Company believes that it competes with the PRC manufacturers on the basis of quality and technology, with the Company offering products of foreign manufacturers which are of higher quality and use more advanced technology. The Company believes that it competes with the foreign manufacturers and the distributors of their products on the basis of the Company's more extensive distribution network and an established reputation. The Company recently disposed of one of its subsidiaries as a result of direct competition from a manufacturer which established its own distribution network in the PRC to distribute the type of products distributed by the subsidiary.

     As the Company plans to assemble products of the kind that it presently distributes, the Company may directly compete with certain of its vendors.

PROPOSED PRODUCT ASSEMBLY OPERATIONS

     The Company has recently reached a preliminary agreement with STIP pursuant to which STIP will provide space and technical expertise to enable the Company to assemble in the PRC certain products of the kind that the Company currently distributes, including certain of the water related testing, monitoring and treatment equipment. It is contemplated that the Company will import components, assemble the components into finished product and then distribute the products through the Company's distribution network. The Company believes that by establishing product assembly operations in the PRC and expanding the number of its regional sales offices in the PRC, it will not only increase revenues by expanding its customer base and increasing distribution capabilities, but also will increase net income by assembling certain of the products that it distributes rather than purchasing the finished product from suppliers which the Company believes will result in higher profit margins on such products. STIP has a twenty year history of manufacturing temperature sensor and measuring instruments and controllers, has over 150 employees and has a 16,000 square meter facility of which the Company intends to lease a portion of.

     It is anticipated that STIP will provide the Company with leased space for the Company to assemble, warehouse and distribute its products from and provide the Company with technical and non-technical employees. It is anticipated that the Company's sole obligation to STIP will be to make lease payments for the portion of the facility it uses and pay the salaries of the STIP employees it uses.

     The preliminary agreement with STIP is subject to negotiation of a definitive agreement, of which no assurance can be given, and the Company securing adequate financing. Any such financing will be used for, among other purposes, leasehold improvements to conform the existing facility to the Company's specifications, equipment purchases, lease payments, purchases of inventory and salaries. As the Company has not previously engaged in product assembly operations, it requires the assistance of STIP or a similar entity to engage in such operations. See "Use of Proceeds."

SOURCES OF SUPPLY

     The Company distributes products manufactured by a number of vendors, including Wallace, Hach, Hioki and Finnigan which are the Company's largest suppliers, with purchases from them accounting for approximately 11%, 7%, 7% and 4%, respectively, of the Company's sales during Fiscal 1995 and 9%, 10%, 10%, and 23%, respectively, of the Company's sales during Six Months 1996. The Company has exclusivity agreements with many of its suppliers for certain products for specified geographic areas, including the two of the four previously mentioned suppliers (Wallace and Finnigan). Those agreements do not encompass all products distributed by the Company and all of the market areas serviced by the Company. The Company's agreement with Finnigan for most products does not include the PRC and similarly, the Company's agreement with Wallace is limited to Hong Kong. The Company has written confirmation from Hach that the Company is Hach's sole representative in the PRC, Hong Kong and Macau authorized to supply, install and commission Hach's products and accessories. The Company has only a letter from Hioki appointing the Company as Hioki's sales representative in the PRC, Hong Kong and Macau. The Company's agreement with Wallace is terminable by either party on thirty days notice prior to its annual renewal date. The Company's agreement with Finnigan is terminable on ninety days notice by either party. The Company's agreement with Hach expires in March 1997, unless renewed. Although alternative sources of supply exist, there can be no assurance that the termination of the Company's relationship with any of the above or other vendors would not have a short-term adverse effect on operations.

SALES AND MARKETING

     The Company distributes products through its principal office located in Hong Kong and its regional PRC offices located in Beijing, Shanghai and Guangzhou by using its 26 person marketing and sales force which are paid a salary plus a sales commission. The Company's offices also coordinate the sales efforts of approximately nine other companies as sub-distributors located in the PRC which are paid a commission on sales effected by them. The Company's sub-distributors are engaged on a non-exclusive basis, distributing the products of other distributors, with each of the nine sub-distributors accounting for less than two percent of the Company's sales during Fiscal 1995 and Six Months 1996.

FACILITIES

     The Company maintains an executive office at 18/F Gee Chang Hong Centre, 65 Wong Chuk Hang Road, Hong Kong occupying approximately 12,800 square feet of office and warehouse storage space under a lease expiring in October 1997 requiring monthly rental payments of approximately $16,200. The warehouse storage space is used to hold products for distribution to its customers via common carriers.

     In August 1995, the Company purchased a building, 1502 AT Tower, 180 Electric Road, North Point, Hong Kong, having approximately 1,200 square feet, by a bank mortgage in the principal sum of approximately HK$3,688,000 at June 30, 1996, bearing interest at Hong Kong's prime rate plus 1.75%, repayable in eighty four monthly installments commencing in November 1995. The Company intends to relocate part of its executive and headquarters office to this newly purchased site.

     The Company also maintains regional sales offices within the PRC in the cities of Beijing, Shanghai and Guangzhou. The Beijing and Shanghai sales offices are owned by the Company. The Company's Beijing sales office is situated on premises purchased in November 1994, with an outstanding principal amount due upon a bank mortgage of approximately HK$1,104,000 at June 30, 1996, bearing interest at the United States prime rate plus 2.5% repayable in eighty four monthly installments which commenced in December 1994. The Company's Shanghai sales office is situated on premises purchased in August 1995, with an outstanding principal amount due upon a bank mortgage of approximately HK$768,000 at June 30, 1996 bearing interest at thirteen percent, subject to fluctuation, repayable in one hundred twenty monthly installments which commenced in October 1995. The Guangzhou sales office is a leased facility pursuant to a lease expiring in April 1997 requiring monthly rental payments of approximately $1,870.

     The Company's registered office in the British Virgin Islands is located at TrustNet Chambers, P.O. Box 3444, Road Town, Tortola, British Virgin Islands and its telephone number is (809) 494-5296.

EMPLOYEES

     The Company has approximately 52 full-time employees, including 26 marketing and sales persons, 16 administrative persons and 10 technical support persons.

     The Company's management consists of its officers and directors.

     The Company is not subject to any collective bargaining agreement and believes that its relationship with its employees are good.

LEGAL PROCEEDINGS

     The Company is not a party to any material legal proceedings.

                                   MANAGEMENT

     The directors and executive officers of Euro Tech Holdings Company Limited are as follows:

                NAME                  AGE                           POSITIONS
------------------------------------  ---   ---------------------------------------------------------
T.C. Leung..........................   53   Chairman of the Board of Directors and Chief Executive
                                            Officer
Jerry Wong..........................   37   Director and Chief Financial Officer
Nancy Wong..........................   47   Director
C.P. Kwan...........................   37   Director
Alex Sham...........................   33   Director

     Set forth below is a brief background of the executive officers and directors based upon information supplied by them:

     T.C. Leung has been Chief Executive Officer and Chairman of the Board of Directors of Far East and the Company since their inception. Before establishing Far East, Mr. Leung was an engineer for English Electric in England, from 1965 to 1968, and Lockheed Aircraft, from 1968 to 1970 in Hong Kong. Mr. Leung also served as managing director of Eurotherm (Far East) Ltd. between 1971 and 1992. Since 1988, Mr. Leung has also served as managing director of Eurotherm Hong Kong. Mr. Leung received a Master's degree in Business Administration from the University of East Asia, Macau in 1986 and is a Chartered Engineer, i.e. a member of the Council of Engineering Institutions in the United Kingdom.

     Jerry Wong has served as Director and Chief Financial Officer of Far East since 1994 having joined Far East in 1987. Mr. Wong has been the Chief Financial Officer and a Director of the Company since its inception. From 1985 until 1987, Mr. Wong worked for MUA Agencies Ltd., a subsidiary of a Hong Kong publicly listed company engaged in the insurance business as deputy manager of its secretarial, legal and accounting department. From 1981 until 1985, Mr. Wong served as a senior accountant in Price Waterhouse-Hong Kong. He is a Fellow of the Chartered Association of Certified Accountants in the United Kingdom and a Certified Public Accountant in Hong Kong.

     Nancy Wong joined Far East in 1971 becoming a Director and its Personnel Manager in 1994. Ms. Wong is also Far East's Chief Representative in China. Ms. Wong has been a Director of the Company since its inception. During the last several years, Ms. Wong has played a pivotal role in Far East's business expansion in China. Ms. Wong received a Bachelor's degree in Business Administration from the University of East Asia, Macau in 1989.

     C.P. Kwan joined Far East in 1984 and has served as a Director and Manager of its Process Equipment Department since 1991. Mr. Kwan has been a Director of the Company since its inception. Before joining Far East, he was employed by Haven Automation (H.K.) Ltd., a company involved in the water treatment and process control business.

     Alex Sham joined Far East in 1988 and has been its Sales Manager since 1993 and became a Director of Far East in 1996. Mr. Sham has been a Director of the Company since its inception. Mr. Sham received a degree in Applied Chemistry from Hong Kong Baptist University in 1990. Prior to joining Far East, Mr. Sham was employed by the Environmental Protection Department of the Hong Kong Government from 1986 until 1988.

     Directors of the Company serve until the next annual meeting of shareholders of the Company and until their successors are elected and duly qualified. Officers of the Company will be elected annually by the Board of Directors and serve at the discretion of the Board of Directors.

EXECUTIVE COMPENSATION

     The following table sets forth certain summary information with respect to the compensation paid by Far East for services rendered in all capacities to Far East during Fiscal 1995 and Fiscal 1994 by Far East's

Chairman of the Board and Chief Executive Officer. Neither the Company nor Far East having any executive officer whose total annual salary and bonus exceeded $100,000 for either of said fiscal years:

                           SUMMARY COMPENSATION TABLE

                                                FISCAL YEAR
                        NAME AND                   ENDED
                   PRINCIPAL POSITION            DECEMBER       SALARY($)     BONUS($)
          ------------------------------------  -----------     ---------     --------
          T.C Leung, Chairman of the Board of
          Directors and Chief Executive
          Officer.............................      1995          15,584       15,605
                                                    1994          15,584       41,162

EMPLOYMENT AGREEMENT

     The Company and Far East have entered into a five year personal services agreement, with Shereman Enterprises Ltd., a management company, pursuant to which Mr. Leung will continue to serve as the Chairman of the Board of Directors and Chief Executive Officer of Far East and the Company. The agreement requires that Mr. Leung devote substantially all of his business time to the affairs of the Company and Far East. The agreement provides for the payment of $100,000 and six percent of the Company's consolidated pre-tax income to the management company in exchange for Mr. Leung's services during the first year of the agreement's term with compensation past the first year to be renegotiated annually. The agreement contains a confidentiality provision and a covenant not to compete with the Company or Far East for a period of one year following termination of the agreement under certain circumstances.

COMPENSATION OF DIRECTORS

     Directors of the Company do not receive compensation for their services as directors; however, the Board of Directors may authorize the payment of compensation to directors for their attendance at regular and special meetings of the Board and for attendance at meetings of committees of the Board as is customary for similar companies. Directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with their duties to the Company.

STOCK OPTION PLAN

     In November 1996, the Board of Directors adopted the Company's 1996 Stock Option Plan (the "1996 Stock Option Plan"). The 1996 Stock Option Plan provides for the grant of options to employees, officers, directors and consultants of the Company. The total number of shares of Common Stock for which options may be granted under the 1996 Stock Option Plan is 150,000 shares.

     The 1996 Stock Option Plan is to be administered by the Board of Directors or a committee of the Board of Directors which will determine the terms of options granted, including the exercise price, the number of shares subject to the option and the terms and conditions of exercise.

     The exercise price of all stock options granted under the 1996 Stock Option Plan must be at least $5.50. The term of each option granted pursuant to the 1996 Stock Option Plan may be established by the Board of Directors or a committee of the Board of Directors, in its sole discretion; provided, however, that the maximum term of each such Option granted pursuant to the 1996 Stock Option Plan is six years. Options shall become exercisable at such times and in such installments as the Board of Directors or a committee of the Board of Directors shall provide in the terms of each individual option, provided, however, that as to 50,000 and 100,000 Options, by their terms automatically terminate unless the Company achieves net income levels of not less than $990,000 and $1,800,000, respectively, during the Company's fiscal years to end December 31, 1997 and 1998.

MANAGEMENT OPTIONS

     The Company has authorized the issuance of options to purchase up to an aggregate of 1,400,000 shares of Common Stock (the "Management Options") to its officers, directors and employees in such numbers and to such persons as the Company's Chairman of the Board and Chief Executive Officer may direct. Any such Management Options will not be exercisable until one year after the Effective Date and may have a term of up to ten years. The exercise price of the Management Options will be $4.00 per share for 400,000 of such options and $5.50 per share for the remaining 1,000,000 options.

     The exercise price and the number of shares of Common Stock purchasable upon exercise of any Management Options are subject to adjustment upon the occurrence of certain events, including stock dividends, reclassification, reorganizations, consolidations, mergers, and certain issuances and redemptions of Common Stock and securities convertible into or exchangeable for Common Stock excluding certain issuances of shares of the Company's Common Stock. No adjustments in the exercise price will be required to be made with respect to the Management Options until cumulative adjustments amount to $.05. In the event of any capital reorganization, certain reclassifications of the Common Stock, any consolidation or merger involving the Company (other than (i) a consolidation or merger which does not result in any reclassification or change in the outstanding shares of Common Stock or (ii) the acquisition of Far East or any other business), or sale of the properties and assets of the Company, as, or substantially as, an entirety to any other corporation, Management Options will thereupon become exercisable only for the number of shares of stock or other securities, assets, or cash to which a holder of the number of shares of Common Stock of the Company purchasable (at the time of such reorganization, reclassification, consolidation, merger, or sale) upon exercise of such Management Options would have been entitled upon such reorganization, reclassification, consolidation, merger, or sale.

     The table below shows, as to each of the executive officers, and directors of the Company and as to all executive officers and directors of the Company as a group, the following information with respect to Management Options to be granted: (i) the aggregate amounts of shares of Common Stock subject to Management Options to be granted prior to the Effective Date; and (ii) the per share exercise price for the Management Options to be granted for these individuals. No other options to these individuals have been issued or will be issued and outstanding on the Effective Date.

                                                                SHARES SUBJECT     PER SHARE
            NAMES OF EXECUTIVE OFFICERS AND DIRECTORS             TO OPTIONS     EXERCISE PRICE
    ----------------------------------------------------------  --------------   --------------
    T.C. Leung................................................       750,000              $5.50
                                                                     350,000              $4.00

    Alex Sham.................................................        30,000              $5.50
                                                                      20,000              $4.00

    Jerry Wong................................................        25,000              $5.50
                                                                      15,000              $4.00

    Nancy Wong................................................        22,500              $5.50
                                                                       7,500              $4.00

    C.P. Kwan.................................................        22,500              $5.50
                                                                       7,500              $4.00

    All Executive Officers and Directors
      as a Group (5 persons)..................................     1,250,000      $4.00 - $5.50(1)

---------------
(1) Price Range.

     Other officers and/or employees of the Company have been or will be granted Management Options, prior to the Effective Date, to purchase an aggregate of 150,000 Management Options, all of which will be exercisable at $5.50 per share.

CONSULTANT'S OPTIONS

     On or prior to the Effective Date, the Company will grant options to purchase up to 100,000 shares of its Common Stock to Sidford International Ltd. ("Sidford"), a consultant to Far East. Said options will be exercisable at $5.50 per share and contain the same terms and conditions as the Warrants. See "Certain Transactions."

PENSION PLAN

     The Company has a defined contribution pension plan for all of its employees. Under this plan, all employees are entitled to a pension benefit equal to 50% to 100% of their individual fund account balances at their dates of resignation or retirement which depends on their years of services. The Company is required to make specific contributions at approximately 10% of the basic salaries of the employees to an independent fund management company. The Company has no future obligations for the pension payment or any post-retirement benefits beyond the annual contributions made. The independent fund management company is responsible for the ultimate pension liabilities to those resigned or retired employees. During the years ended December 31, 1993, 1994 and 1995, and for Six Months 1995 and 1996, the Company made total pension contributions of approximately HK$587,000, HK$621,000, HK$864,000, HK$455,000 (Unaudited) and
HK$261,000 (Unaudited) respectively.

                             PRINCIPAL SHAREHOLDERS

     The following table set forth, as of the date of this Prospectus, after giving effect to the Acquisition as if it had occurred on that date, certain information concerning beneficial ownership of shares of Common Stock with respect to (i) each person known to the Company to own 5% or more of the outstanding shares of Common Stock, (ii) each executive officer and director of the Company, and (iii) all officers and directors of the Company as a group:

                                                                     APPROXIMATE
                                                                      PERCENTAGE
                                                                      OF COMMON        APPROXIMATE
                                                        AMOUNT AND   STOCK OWNED      PERCENTAGE OF
                                                        NATURE OF       BEFORE      COMMON STOCK OWNED
                                                        BENEFICIAL      PUBLIC         AFTER PUBLIC
                                                        OWNERSHIP      OFFERING        OFFERING(4)
                                                        ----------   ------------   ------------------
T.C Leung (1)(2)......................................  1,400,000         97%               68%
Jerry Wong (1)(3).....................................          0           *                 *
Nancy Wong (1)(3).....................................          0           *                 *
C.P. Kwan (1)(3)......................................          0           *                 *
Alex Sham (1)(3)......................................          0           *                 *
Pearl Venture Ltd. (1)(2).............................  1,400,000         97%               68%
Regent Earning Ltd. (1)...............................  1,027,600         71%               50%
All Executive Officers and Directors of the Company as
  a group (5 persons) (2)(3)..........................  1,400,000         97%               68%

---------------
 *  Denotes less than 1%.

(1) The address for each of Ms. Wong and Messrs. Leung, Wong, Kwan and Sham is c/o Euro Tech (Far East) Ltd., 18/F Gee Chang Hong Centre, 65 Wong Chuk Hang Road, Hong Kong. The address for Pearl Venture Ltd. ("Pearl") is Columbus Centre Building, Wichhams Cay, Road Town, Tortola, British Virgin Islands. The address for Regent Earning Ltd. ("Regent") is Chong Kin Commercial Building, 596 Nathan Road, Room 902, Mong Kok, Kowloon, Hong Kong.

(2) Includes shares of the Company's Common Stock owned of record by Pearl, which is a trust established for the benefit of Mr. Leung. Also includes those shares of the Company's Common Stock owned of record by Regent of which Pearl is the majority shareholder. See "Certain Transactions."

(3) Does not include such person's proportionate interest in shares of the Company's Common Stock held of record by Regent and/or Broadskill Investments, Inc. ("Broadskill"). See "Certain Transactions."

(4) Does not include options granted or which may be granted under the Company's 1996 Stock Option Plan, the Management Options and the Consultant's Options. See "Management" and "Certain Transactions."

                              CERTAIN TRANSACTIONS

     The Company was incorporated under the laws of the British Virgin Islands on September 30, 1996 and shortly thereafter sold 50,000 shares of its Common Stock to Gusrae, Kaplan & Bruno, Esqs. and 100,000 shares of its Common Stock to Sidford for aggregate cash consideration of $1,500 or $.01 per share. Gusrae, Kaplan & Bruno is United States counsel to the Company and was granted the right to purchase said shares in partial consideration of its services rendered to the Company in connection with this Offering. Sidford has been and is a business consultant to Far East which initially was paid HK$5,000 and granted the option to purchase the foregoing 100,000 shares. In January 1997, Far East amended its agreement with Sidford to provide cash compensation to Sidford of $5,000 per month for twenty months. At that same time, the Company repurchased the 100,000 shares previously sold to Sidford for the sum of $1,000 and agreed to grant to Sidford options to purchase up to 100,000 shares of the Company's Common Stock, such options being exercisable at $5.50 per share. See "Management."

     The Company's activities to date have been limited to organizational activities, seeking and securing financing including a private offering of its securities and this Offering and negotiating the terms and conditions of its acquisition of Far East. Far East was established in 1971 and has been in continuous operation since that time. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Pearl is a British Virgin Islands company which is a trust for the benefit of T.C. Leung, the Company's Chairman of the Board and Chief Executive Officer. Regent is a Hong Kong corporation.

     Simultaneously with the closing of this Offering, the Company will consummate the Acquisition by exchanging 1,400,000 shares of the Company's Common Stock for the 1,000,000 issued and outstanding shares of the Common Stock of Far East at a ratio of 1.4 (one and four-tenths) shares of the Company's Common Stock for each issued and outstanding share of Far East's Common Stock. All discussions in this Prospectus relating to the number of issued and outstanding shares of Common Stock give effect to the Acquisition.

     Pearl was one of the founding shareholders of Far East and during the years 1992 through 1994, Pearl and Regent accumulated 100% of the issued and outstanding common stock of Far East (1,000,000 shares) for an aggregate consideration of approximately HK$11,130,000, with Pearl and Regent being the record owners of 266,000 and 734,000 shares of Far East's Common Stock, respectively. Broadskill is a Hong Kong corporation which owns an approximate 44% equity interest in Regent which if converted into shares of the Company's Common Stock would represent approximately 29% of the Company's Common Stock. No executive officer or director of the Company is an officer or director of Pearl, Regent or Broadskill. In addition to its direct record ownership of 372,400 shares of the Company's Common Stock, Pearl is also the beneficial owner of approximately 527,069 shares of the Company's Common Stock through its equity interest in Regent. Mr. Kwan, and each of Messrs. Wong, Sham and Ms. Wong, Executive Officers and Directors of the Company and Far East have equity interests in Regent and/or Broadskill which if converted into shares of the Company's Common Stock would represent approximately 5%, less than 1%, less than 1% and less than 1% of the Company's Common Stock, respectively. See "Management" and "Principal Shareholders."

     During Fiscal 1996, the Company transferred its equity interests in three former subsidiaries, Armtison Limited (a wholly owned subsidiary), Action Instruments (China) Ltd., (a 51% owned subsidiary) and Euro Electron (Far East) Ltd. (a 80% owned subsidiary) to Regent and Pearl at book value (HK$10,000) invested in these three subsidiaries.

     On November 11, 1996 the Company completed the sale of an aggregate of 1,000,000 Warrants (the "Private Warrants") to private investors for aggregate gross proceeds of $150,000, or a price of $.15 per Warrant. The Underwriter acted as the Company's placement agent in connection with the foregoing private placement of the Company's Private Warrants and received an aggregate of $19,500 in commissions and non-accountable expenses. The terms and conditions of the Private Warrants are identical to the Warrants offered hereby. In March 1997, the Company repurchased 70,000 Private Warrants at their purchase price or an aggregate amount of $10,500. See "Description of Securities" and "Concurrent Registration of Securities."

     At the end of Six Months 1996, Far East had advanced approximately HK$3,800,000 to Regent to finance a significant government project that had been undertaken by Regent's subsidiary and is nearing completion. Regent is charged eighteen percent interest per year on this advance. Regent has repaid approximately HK$2,200,000 to Far East subsequent to June 30, 1996.

     Mr. Leung may be deemed to be a "promoter" of the Company as such term is defined by the rules promulgated by the Commission under the Securities Act. As so defined a promoter is any person who (i) acting alone or in conjunction with others, took the initiative in founding and organizing an issuer's business or enterprise, or (ii) in connection with founding and organizing the business or enterprise of an issuer, receives in consideration for services and/or property, ten percent or more or either any class of the issuer's securities or the proceeds therefrom. Mr. Leung formulated the concepts of a public offering to raise capital for the Company and Far East and establishing a company in the British Virgin Islands for that purpose. Additionally, upon completion of this Offering and the Acquisition, Mr. Leung will beneficially own approximately 68% of the Company's issued and outstanding shares of Common Stock. See "Principal Shareholders."

     All future transactions between the Company and its executive officers and directors will be on terms no less favorable than could be obtained from independent third parties and will be approved by a majority of the Company's directors disinterested in such transactions.

     In addition, no loans or advances will be made in the future to the Company's officers, directors or 5% shareholders, or their affiliates, unless such loans are for bona fide business purposes.

                           DESCRIPTION OF SECURITIES

COMMON STOCK

     The authorized capital of the Company is $200,000 comprised of 20,000,000 shares of Common Stock, $.01 par value per share, of which 2,050,000 shares will be outstanding upon completion of the Public Offering (2,140,000 shares if the Underwriter's Overallotment Option is exercised in full).

     Holders of Common Stock are entitled to one vote for each whole share on all matters to be voted upon by shareholders, including the election of directors. Holders of Common Stock do not have cumulative voting rights in the election of directors. All shares of Common Stock are equal to each other with respect to liquidation and dividend rights. Holders of Common Stock are entitled to receive dividends if and when declared by the Company's Board of Directors out of funds legally available under British Virgin Islands law. In the event of the liquidation of the Company, all assets available for distribution to the holders of Common Stock are distributable among them according to their respective share holdings. Holders of Common Stock have no preemptive rights to purchase any additional, unissued shares of Common Stock. All of the outstanding shares of Common Stock of the Company are, and the shares of Common Stock offered hereby will be when issued against the consideration set forth in this Prospectus, duly authorized, validly issued, fully paid and nonassessable.

     Pursuant to the Company's Memorandum and Articles of Association and pursuant to the laws of the British Virgin Islands, the Company's Memorandum and Articles of Association may be amended by a resolution of the Board of Directors without shareholder approval. This includes amendments to increase or reduce the authorized capital stock of the Company or to increase or reduce the par value of its shares. The ability of the Company to amend its Memorandum and Articles of Association without shareholder approval could have the effect of delaying, deterring or preventing a change in control of the Company without any further action by the shareholders including but not limited to, a tender offer to purchase the Common Stock at a premium over then current market prices.

     Under United States law, majority and controlling shareholders generally have certain "fiduciary" responsibilities to the minority shareholders. Shareholder action must be taken in good faith and actions by controlling shareholders which are obviously unreasonable may be declared null and void. The British Virgin Islands law protecting the interests of the minority shareholders is not as protective in all circumstances as the law protecting minority shareholders in United States jurisdictions. While British Virgin Islands law does not permit a shareholder of a British Virgin Islands company to sue its directors derivatively, i.e., in the name of and for the benefit of the Company, and to sue the Company and its directors for his benefit and the benefit of others similarly situated, the circumstances in which any such action may be brought that may be available in respect of any such action may result in the rights of shareholders of a British Virgin Island company being more limited than those rights of shareholders in a United States company.

WARRANTS

     Each Warrant is issued pursuant to a Warrant Agreement between the Company and American Stock Transfer & Trust Company, as warrant agent. The following description is subject to the detailed provisions of and are qualified in their entity by reference to the Warrant Agreement, which is included as an exhibit to the Registration Statement of which this Prospectus is a part.

     Each Warrant entitles the holder to purchase one share of Common Stock at a price of $5.50, for a period of five years commencing one year after the Effective Date, provided however, that prior to the second year after the Effective Date, the Warrants will be exercisable only if the Underwriter has consented in writing to all of the Warrants being exercisable.

EXERCISE

     Each holder of a Warrant may exercise such Warrant, in whole or in part, by surrendering the certificate evidencing such Warrant, with the form of election to purchase attached to such certificate properly completed and executed, together with payment of the exercise price and any required transfer taxes, to the Company. No Warrants may be exercised unless at the time of exercise there is a current prospectus covering the shares of Common Stock issuable upon the exercise of such Warrants under an effective registration statement. The Company will endeavor to maintain an effective registration statement, including such current prospectus, so long as any of the exercisable Warrants remain outstanding. While it is the Company's intention to comply with this intention, there can be no assurance that it will be able to do so.

     The exercise price and any required transfer taxes will be payable in cash or by certified or official bank check payable to the Company. If fewer than all of the Warrants evidenced by a warrant certificate are exercised, a new certificate will be issued for the remaining number of Warrants. Certificates evidencing the Warrants may be exchanged for new certificates of different denominations by presenting the Warrant certificate at the offices of the Company.

ADJUSTMENTS

     The exercise price and the number of shares of Common Stock purchasable upon exercise of any Warrants are subject to adjustment upon the occurrence of certain events, including stock dividends, stock splits, reverse stock splits, reclassification, reorganizations, consolidations, mergers, and certain issuances and redemptions of Common Stock and securities convertible into or exchangeable for Common Stock (below the lesser of the then exercise price of the Warrants or the fair market value of the Company's Common Stock) excluding issuances of shares of the Company's Common Stock prior to the commencement of the Public Offering, the acquisition of Far East, any issuances of the Company's securities in connection with the Public Offering and Company stock option plans or the Management Options. No adjustments in the exercise price will be required to be made with respect to the Warrants until cumulative adjustments amount to $.05. In the event of any capital reorganization, certain reclassifications of the Common Stock, any consolidation or merger involving the Company (other than (i) a consolidation or merger which does not result in any reclassification or change in the outstanding shares of Common Stock or (ii) the acquisition of Far East or any other business), or sale of the properties and assets of the Company, as, or substantially as, an entirety to any other corporation, Warrants will thereupon become exercisable only for the number of shares of stock or other securities, assets, or cash to which a holder of the number of shares of Common Stock of the Company purchasable (at the time of such reorganization, reclassification, consolidation, merger, or sale) upon exercise of such Warrants would have been entitled upon such reorganization, reclassification, consolidation, merger, or sale.

OTHER RIGHTS

     In the event of an adjustment in the number of shares of Common Stock issuable upon exercise of the Warrants, the Company will not be required to issue fractional shares of Common Stock upon exercise of the Warrants. In lieu of fractional shares of Common Stock, there will be paid to the holders of the Warrants, at the time of such exercise, an amount in cash equal to the same fraction of the current market price of a share of Common Stock of the Company.

     Warrantholders do not have voting or any other rights of stockholders of the Company and are not entitled to dividends, if any.

REDEMPTION OF WARRANTS

     During any time the Warrants are exercisable, if the average closing bid price of the Common Stock for 20 consecutive trading days shall exceed $8.50 the Company may redeem the Warrants by paying holders $.10 per Warrant, provided that notice of such redemption is mailed not later than 10 days after the end of such period and prescribes a redemption date at least 30 days thereafter. Warrantholders will be entitled to exercise Warrants at any time up to the business day next preceding the redemption date. Additionally, the Warrants may not be redeemed unless at the time of redemption there is a current prospectus covering the shares of Common Stock issuable upon exercise of such Warrants under an effective registration statement.

PRIVATE PLACEMENT WARRANTS

     Upon the completion of the Public Offering, the Private Warrants, which were issued in typewritten format, will be automatically exchangeable for Warrants in printed form. In the event the majority holders of the Private Warrants and the shares of the Company's Common Stock underlying said Warrants have not been sold in connection with the Public Offering, the Company has agreed to use its best effort to file an additional registration statement for such securities to permit their public resale. See "Concurrent Registration of Securities."

TRANSFER AGENT AND WARRANT AGENT

     The Company has appointed American Stock Transfer & Trust Company as transfer agent and registrar for the Common Stock and as Warrant Agent for the Warrants.

     The Company's Warrant Agreement with the Warrant Agent contains provisions permitting the Company and the Warrant Agent, without the consent of the Warrantholders, to supplement or amend the Warrant Agreement in order to cure any ambiguity or defect, or to make any other provisions in regard to matters or questions arising thereunder that the Company and the Warrant Agent may deem necessary or desirable and that does not adversely affect the interests of the Warrantholders.

DIVIDEND POLICY

     The Company has not paid dividends to date. The payment of dividends, if any, in the future is within the discretion of the Board of Directors. The payment of dividends, if any, in the future will depend upon the Company's earnings, capital requirements and financial conditions and other relevant factors. The Company's Board of Directors does not presently intend to declare any dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in the Company and Far East's business operations.

EXCHANGE CONTROLS AND OTHER LIMITATIONS AFFECTING SHAREHOLDERS

     There are no exchange control restrictions on payment of dividends on the Company's Common Stock or on the conduct of the Company's operations either in Hong Kong, where the Company's principal executive offices are located, or the British Virgin Islands, where the Company is incorporated. Other jurisdictions in which the Company conducts operations may have various exchange controls. There are no material British Virgin Islands laws which impose foreign exchange controls on the Company or that affect the payment of dividends, interest, or other payments to nonresident holders of the Company's securities. British Virgin Islands law and the Company's Memorandum and Articles of Association impose no limitations on the right of nonresident or foreign owners to hold the Company's securities or vote the Company's Common Stock.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Upon consummation of the Public Offering, the Company will have 2,050,000 shares of Common Stock and 1,530,000 Warrants outstanding (2,140,000 shares and 1,620,000 Warrants, respectively, if the Underwriter's Overallotment Option is exercised in full). All of the shares of Common Stock sold in the Public Offering will be freely tradeable without restriction or further registration under the Securities Act, except for any shares purchased by an "affiliate" of the Company which will be subject to certain limitations of Rule 144 adopted under the Securities Act.


     All outstanding shares of Common Stock and 930,000 Warrants are restricted securities and will be subject to the resale limitations provided for in Rule
144. Under Rule 144, as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of a company, who has owned restricted securities beneficially for at least two years (one year effective on or about April 29, 1997), is entitled to sell, within any three month period, a number of the securities that does not exceed the greater of 1% of the total number of outstanding securities of the same class or, if the security is quoted on an exchange, the average weekly trading volume during the four calendar weeks preceding the sale. A nonaffiliate who has not been an affiliate of the Company for at least the three months immediately preceding the sale and who has beneficially owned the Company's securities for at least three years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above. In meeting the two/one and three year holding periods described above, a holder who has purchased shares can include the holding periods of a prior owner who was not an affiliate of the Company.

     All of the Company's securityholders, on the date hereof, have agreed not to publicly sell, for a period of twenty-four months from the date of this Prospectus, any securities of the Company owned by them without the prior written consent of the Underwriter. Additionally, the Company and the Underwriter have agreed that they will not permit the Private Warrantholders to sell, assign, pledge or otherwise dispose of any of their Private Warrants for a period of one year from the Effective Date.

     Prior to the Public Offering, there has been no market for any securities of the Company. The effect, if any, of public sales of the restricted shares of Common Stock or the availability of such shares for future sale at prevailing market prices cannot be predicted. Nevertheless, the possibility that substantial amounts of restricted shares may be resold in the public market may adversely affect prevailing market prices for the Common Stock and the Warrants, if any such market should develop.

                                  UNDERWRITING

     Subject to the terms and conditions contained in the underwriting agreement between the Company and the Underwriter (a copy of which agreement is filed as an exhibit to the Registration Statement of which this Prospectus forms a part), the Company has agreed to sell to the Underwriter 600,000 shares of Common Stock and 600,000 Warrants. All 600,000 shares and 600,000 Warrants offered must be purchased by the Underwriter if any are purchased. The shares and Warrants are being offered by the Underwriter subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to approval of certain legal matters by counsel and to certain other conditions.


     The Underwriter has advised the Company that it proposes to offer the shares of Common Stock and the Warrants to the public at the offering prices set forth on the cover page of this Prospectus and that the Underwriter may allow to certain dealers who are members in good standing with the NASD concessions, not in excess of $.15 per share of Common Stock. After the initial public offering, the public offering price and concessions may be changed by the Underwriter.


     While certain of the officers of the Underwriter have significant experience in corporate finance and the underwriting of securities, the Underwriter has previously underwritten only one public offering. No assurance can be given that the Underwriter's limited public offering experience will not affect the Company's Offering of the Common Stock and Warrants and subsequent development of a trading market, if any.

     The Company has granted the Underwriter an option, exercisable for 45 days from the date of this Prospectus, to purchase up to 90,000 shares and 90,000 Warrants from it, at the public offering price less the underwriting discounts set forth on the cover page of this Prospectus. The Underwriters may exercise this option solely to cover overallotments in the sale of the shares of Common Stock and Warrants offered hereby.

     The Company has agreed to pay the Underwriter a non-accountable expense allowance of 3% of the gross proceeds of the shares of Common Stock and Warrants sold in this Offering.

     The underwriting agreement provides for reciprocal indemnification between the Company and the Underwriter against certain civil liabilities, including liabilities under the Securities Act.

     The Company has agreed to sell to the Underwriter or its designees, at a price of $10, the Underwriter's Warrants, which entitle the Underwriter to purchase up to 60,000 shares of Common Stock of the Company and 60,000 Warrants to purchase up to an additional 60,000 shares of Common Stock of the Company, respectively. The Underwriter's Warrants will be exercisable at a price of $8.25 per share and $.2475 per Warrant, respectively, for a period of four years commencing one year from the date of this Prospectus, and they will not be transferable except to the Underwriter and selected dealers and officers and partners thereof. Any profit realized upon any resale of the Underwriter's Warrants or upon any sale of the shares of Common Stock or Warrants underlying same may be deemed to be additional underwriter's compensation. The Company has registered (or file a post-effective amendment with respect to any registration statement registering), for a period of five years from the effective date of this Offering, the Underwriter's Warrants and the underlying securities under the Securities Act at its expense on one occasion, and at the expense of the holders thereof on another occasion, upon the request of a majority of the holders thereof. The Company has also agreed to certain "piggy-back" registration rights for the holders of the Underwriter's Warrants and the underlying securities. Such piggy-back registration rights will expire seven years from the Effective Date.

     The Company has agreed that for a period of not less than three years, the Underwriter will have the right to designate a person to be a non-voting advisor to the Company's Board of Directors who will receive the same compensation as a member of the Board of Directors and who will be indemnified by the Company against any claims arising out of his participation at meetings of the Board of Directors. Alternatively, the Underwriter has the right, during such three year period, to designate one person to be elected to the Company's Board of Directors. The Company has agreed to use its best effort to obtain the election of the Underwriter's designee and, if so elected, such person shall be entitled to receive the same compensation, expense reimbursement and other benefits as any other non-employee Director of the Company, if any. The identity of such person has not been determined as of the date hereof, and it is not expected that such right will be exercised in the immediate future.

     The Underwriter has informed the Company that it does not expect sales to be made to discretionary accounts to exceed 1% of the shares of Common Stock and Warrants offered hereby.

     The Offering is subject to the agreement by all present stockholders of the Company that they will not sell any shares of Common Stock to the public for a period of twenty-four months.

     The Company has agreed to enter into an agreement with the Underwriter retaining it as a financial consultant for a period of three years from the date hereof, pursuant to which it will receive fees aggregating $108,000 which fees will be payable in full at closing.

     The Underwriting Agreement also provides that the Company, its current or future subsidiaries, if any, and its principal stockholders, or their respective affiliates, will for a period of three years from the Effective Date provide the Underwriter with a right of first refusal with respect to any public or private offering of securities to raise capital. The Underwriter must agree to undertake any such financing on the same or better terms as any other financing proposal.


     The National Association of Securities Dealers, Inc. (the "NASD") has advised the Underwriter that it is not issuing any opinion at this time that it has no objection to any underwriting compensation to be received or any other terms and arrangements of an offering by the Underwriter or any NASD member in connection with a sale by the Selling Securityholders. Therefore, no NASD member would be permitted to participate in a public offering of the Selling Securityholder Warrants or the shares underlying such Warrants without filing and receiving an opinion from the NASD that it has no objection to the compensation to be received and any other terms and arrangements of an offering. (Member firms of the NASD are referred to Notice To Members 88-101 for guidance.) As a result, the Selling Securityholders may be subject to delays or limitations which will affect the liquidity of their securities.


     The Underwriter has given a representation to the NASD that in the event the Underwriter enters into any arrangement or intends to sell any of such Warrants or shares underlying such Warrants to be offered by Selling Securityholders in an offering of securities, that the Underwriter will make a filing with the NASD, disclosing in detail the proposed terms and arrangements of any contemplated offer, sale, or purchase of Selling Securityholder securities in a timely manner so as to permit the NASD ample time to review and render an opinion as to the reasonableness of the terms and arrangements of the offering, prior to commencement of the distribution, including any additional disclosure the NASD may deem necessary. There are no assurances that the NASD will issue an opinion that it has no objections to the underwriting compensation to be received or to any other terms and arrangement of an offering. Therefore, absent such an opinion, no NASD member, including the Underwriter, would be permitted to participate in a public offering of the Selling Securityholder Warrants or the shares underlying such Warrants.

                     CONCURRENT REGISTRATION OF SECURITIES

     Concurrently with this Offering, 930,000 Warrants and 930,000 shares of the Company's Common Stock underlying said Warrants have been registered under the Securities Act for immediate resale. None of the holders of such securities or their affiliates has ever held any position or office with the Company or had any other material relationship with the Company. The holders of such securities have agreed not to sell any of the registerable securities for a period of twenty-four months from the Effective Date without the prior written consent of the Underwriter. Additionally, the Company and the Underwriter have agreed that they will not permit the foregoing securityholders to sell, assign, pledge or otherwise dispose of any of the foregoing Warrants for a period of one year from the Effective Date.

                                 LEGAL MATTERS

     The validity of the Securities being offered hereby and certain legal matters in connection with this Offering with respect to British Virgin Islands law will be passed upon for the Company by Smith-Hughes,

Raworth & McKenzie, British Virgin Islands counsel to the Company. Certain legal matters in connection with this Offering with respect to United States law will be passed upon for the Company by Gusrae, Kaplan & Bruno, New York, New York, as United States counsel to the Company. Gusrae, Kaplan & Bruno owns 50,000 shares of the Company's Common Stock. Hastings & Co. has advised the Company on certain legal matters in connection with this Offering with respect to the laws of Hong Kong. Jingtian Associates has advised the Company on certain legal matters with respect to the laws of the PRC. Certain legal matters in connection with this Offering will be passed upon for the Representative by Gersten, Savage, Kaplowitz, Fredericks & Curtin LLP, New York, New York.

                                    EXPERTS

     The Financial Statements of the Company, included in this Prospectus have been audited by Arthur, Andersen & Co., Hong Kong, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as expert in giving said reports.

                        ENFORCEMENT OF CIVIL LIABILITIES

     The Company is a British Virgin Islands holding corporation. The Company has appointed CT Corporation System, 1633 Broadway, New York, New York 10019 as its agent upon whom process may be served in any action brought against it under the securities laws of the United States. However, it may be difficult for investors to enforce outside the United States judgements against the Company obtained in the United States in any such actions, including actions predicated upon the civil liability provisions of the United States federal securities laws. In addition, all of the Company's officers and directors reside outside the United States and all of the assets of these persons and of the Company are or may be located outside of the United States. As a result, it may be difficult for investors to effect service of process within the United States upon such persons. Additionally, Hong Kong courts will not directly enforce against the Company or such persons judgments obtained in United States courts. There is substantial doubt as to the enforceability against the Company or any of its officers and directors located outside the United States in original actions for enforcement of judgements of United States courts.

     The Company has been advised by Hastings & Co., its Hong Kong counsel, and Smith-Hughes, Raworth & McKenzie, its British Virgin Islands counsel, that no treaty exists between Hong Kong or the British Virgin Islands and the United States providing for the reciprocal enforcement of foreign judgements. However, the courts of Hong Kong and the British Virgin Islands are generally prepared to accept a foreign judgment as evidence of a debt due. An action may then be commenced in Hong Kong or the British Virgin Islands for recovery of this debt. A Hong Kong or British Virgin Islands court will only accept a foreign judgement as evidence of a debt due if: (i) the judgement is for a liquidated amount in a civil matter; (ii) the judgment is final and conclusive and has not been stayed or satisfied in full; (iii) the judgment is not directly or indirectly for the payment of foreign taxes, penalties, fines or changes of a like nature (in this regard, a Hong Kong or British Virgin Islands court is unlikely to accept a judgement for an amount obtained by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damage sustained by the person in whose favor the judgement was given); (iv) the judgment was not obtained by actual or constructive fraud or duress; (v) the foreign court has taken jurisdiction on grounds that are recognized by the common law rules as to conflict of laws in Hong Kong or the British Virgin Islands; (vi) the proceedings in which the judgment was obtained were not contrary to natural justice (i.e., the concept of fair adjudication); (vii) the proceedings in which the judgment was obtained, the judgment itself and the enforcement of the judgment are not contrary to the public policy of Hong Kong or the British Virgin Islands; (viii) the person against whom the judgment is given is subject to the jurisdiction of the Hong Kong or the British Virgin Islands court; and
(ix) the judgment is not on a claim for contribution in respect of damages awarded by a judgement which does not satisfy the foregoing. Enforcement of a foreign judgment which has been registered in a Hong Kong court or a judgment obtained in Hong Kong can be enforced by one or more of the following manners:
(i) a Hong Kong court's bailiffs being sent to seize valuable chattels from the judgment debtor's premises and thereafter auction the same in satisfaction of the judgment debt; (ii) by a charge being registered against any real property belonging to the judgment debtor which charge must necessarily be redeemed upon sale or upon the judgment creditor exercising a right of sale attached thereto; (iii) oral examination of the judgment debtor or its director(s), to reveal in open court, assets belonging to him/her or the Company; (iv) by debtors of the judgment debtor being required to pay over debts due to the judgment debtor; and
(v) bankruptcy or "winding-up" proceedings. Enforcement of a foreign judgement in Hong Kong or the British Virgin Islands may also be limited or affected by applicable bankruptcy, insolvency, liquidation, arrangement, moratorium or similar laws relating to or affecting creditors' rights generally and will be subject to a statutory limitation of time within which proceedings may be brought.

     A substantial portion of the Company's assets will be situated in the PRC. As the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts within the United States, actions brought by regulatory authorities, such as the Commission, and other actions, which result in foreign court judgments, could (assuming such actions are not required by PRC law to be arbitrated) only be enforced in the PRC if such judgments or rulings do not violate the basic principles of the law of the PRC or the sovereignty, security and public interest of the society of the PRC, as determined by a people's court of the PRC which has jurisdiction for recognition and enforcement of judgments. The Company has been advised by its PRC counsel, Jingtian Associates, that there is substantial doubt as to the enforceability in the PRC of any actions to enforce judgments of United States' courts arising out of or based on the ownership of the Securities offered hereby, including judgments arising out of or based on the civil liability provisions of United States federal or state securities laws or otherwise.

                             ADDITIONAL INFORMATION

     The Company has filed with the Commission a Registration Statement on Form F-1 (the "Registration Statement") under the Securities Act with respect to the shares of Common Stock and Warrants offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in the exhibits and schedules thereto as permitted by the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to herein are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statement, including the exhibits and schedules thereto, may be inspected without charge at the principal office of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the Regional Offices of the Commission located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a website that contains reports, proxies and information statements and other information regarding issuers that file electronically with the Commission. The Commission's website is located at http://www.sec.gov.

                         INDEX TO FINANCIAL INFORMATION

                                                                                  PAGE
                                                                                  -----
      FINANCIAL STATEMENTS OF
        EURO TECH (FAR EAST) LIMITED
           Report of Independent Public Accountants...........................    F-2
           Statements of Income for the years ended December 31, 1993, 1994 and 1995 (Audited), and for the six months ended June 30, 1995 and
            1996 (Unaudited)..................................................    F-3
           Balance Sheets as of December 31, 1994 and 1995 (Audited), and June
            30, 1996 (Unaudited)..............................................    F-4
           Statements of Cash Flows for the years ended December 31, 1993,
            1994 and 1995 (Audited), and for the six months ended June 30,
            1995 and 1996 (Unaudited).........................................    F-5
           Statements of Changes in Equity for the years ended December 31,
            1993, 1994 and 1995 (Audited), and for the six months ended June
            30, 1996 (Unaudited)..............................................    F-7
           Notes to the Financial Statements..................................    F-8

      BALANCE SHEET OF
        EURO TECH HOLDINGS COMPANY LIMITED
           Report of Independent Public Accountants...........................    F-21
           Balance Sheet as of October 31, 1996...............................    F-22
           Notes to the Balance Sheet.........................................    F-23

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To:  Euro Tech (Far East) Limited

     We have audited the accompanying balance sheets of Euro Tech (Far East) Limited (the "Company"), incorporated in Hong Kong, as of December 31, 1994 and 1995, and the related statements of income, cash flows and changes in shareholders' equity for the years ended December 31, 1993, 1994 and 1995, expressed in Hong Kong dollars. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1994 and 1995, and the results of its operations and cash flows for the years ended December 31, 1993, 1994 and 1995 in conformity with generally accepted accounting principles in the United States of America.

                                          /s/ ARTHUR ANDERSEN & CO.
                                          Certified Public Accountants
                                          Hong Kong

Hong Kong,
November 13, 1996.

                          EURO TECH (FAR EAST) LIMITED

                              STATEMENTS OF INCOME
        FOR THE YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995 (AUDITED), AND FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1996 (UNAUDITED)

             (AMOUNTS IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

                                         FOR THE YEAR ENDED DECEMBER 31,                  FOR THE SIX MONTHS ENDED JUNE 30,
                                --------------------------------------------------    -----------------------------------------
                                               1994         1995          1995           1995           1996           1996
                                             ---------    ---------    -----------    -----------    -----------    -----------
                                                HK$          HK$           US$            HK$            HK$            US$
                                  1993       (AUDITED)    (AUDITED)    (NOTE 2 J.)    (UNAUDITED)    (UNAUDITED)    (NOTE 2 J.)
                                ---------
                                   HK$
                                (AUDITED)
Sales..........................   105,374      103,512      105,782        13,667         51,959         53,969          6,973
                                ---------    ---------    ---------     ---------      ---------      ---------      ---------
Cost of goods sold.............   (79,384)     (80,953)     (82,300)      (10,633)       (40,623)       (41,776)        (5,397)
Selling and administrative
  expenses.....................   (19,302)     (20,199)     (21,464)       (2,773)       (10,614)        (9,861)        (1,273)
Interest expenses, net.........      (221)        (492)        (877)         (113)          (420)          (631)           (82)
Gain on disposal of a real
  estate property..............        --        2,300           --            --             --             --             --
Other income, net..............       675          590        1,186           153            118            488             63
                                ---------    ---------    ---------     ---------      ---------      ---------      ---------
Total costs and expenses.......   (98,232)     (98,754)    (103,455)      (13,366)       (51,539)       (51,780)        (6,689)
                                ---------    ---------    ---------     ---------      ---------      ---------      ---------
Income from continuing
  operations before profits
  tax..........................     7,142        4,758        2,327           301            420          2,189            284
Provision for profits tax
  -- current...................    (1,106)        (425)         (68)           (9)           (77)          (406)           (52)
                                ---------    ---------    ---------     ---------      ---------      ---------      ---------
Income from continuing
  operations...................     6,036        4,333        2,259           292            343          1,783            232
Discontinued operations
  Income (loss) of subsidiary
    companies sold in 1996.....        12       (1,466)      (1,645)         (213)          (369)            --             --
                                ---------    ---------    ---------     ---------      ---------      ---------      ---------
Net income (loss)..............     6,048        2,867          614            79            (26)         1,783            232
                                =========    =========    =========     =========      =========      =========      =========
Pro forma income from
  continuing operations per
  common share.................                                1.56          0.20                          1.23           0.16
                                                          =========     =========                     =========      =========
Pro forma loss from
  discontinued operations per
  common share.................                               (1.14)        (0.15)                           --             --
                                                          =========     =========                     =========      =========
Pro forma net income per common
  share........................                                0.42          0.05                          1.23           0.16
                                                          =========     =========                     =========      =========
Pro forma weighted average
  number of common shares
  outstanding..................                           1,450,000     1,450,000                     1,450,000      1,450,000
                                                          =========     =========                     =========      =========

   The accompanying notes are an integral part of these financial statements.

                          EURO TECH (FAR EAST) LIMITED

                                 BALANCE SHEETS
                  AS OF DECEMBER 31, 1994 AND 1995 (AUDITED),
                         AND JUNE 30, 1996 (UNAUDITED)

                             (AMOUNTS IN THOUSANDS)

                                                           DECEMBER 31,                     JUNE 30,
                                                 ---------------------------------  ------------------------
                                                              1995        1995         1996         1996
                                                            ---------  -----------  -----------  -----------
                                                               HK$         US$          HK$          US$
                                                   1994     (AUDITED)  (NOTE 2 J.)  (UNAUDITED)  (NOTE 2 J.)
                                                 ---------
                                                    HK$
                                                 (AUDITED)
ASSETS
Current assets:
  Cash and cash equivalents.....................    3,408      4,626        597         3,008         389
  Accounts receivable, net......................   26,649     22,040      2,847        18,978       2,452
  Bills receivable..............................       --      2,963        383         2,700         349
  Receivable from subsidiary companies..........       39      1,564        202            --          --
  Receivable from related companies.............      226        275         36         1,390         180
  Receivable from shareholders..................       --         --         --         5,258         679
  Inventories, net..............................    6,354      5,106        660         3,258         421
  Prepayments and other current assets..........    1,782      1,366        175         1,372         177
                                                   ------     ------      -----        ------       -----
          Total current assets..................   38,458     37,940      4,900        35,964       4,647
Property, plant and equipment, net..............    8,073     15,974      2,064        15,580       2,013
Investment property, net........................    5,961      5,826        753         5,759         744
                                                   ------     ------      -----        ------       -----
          Total assets..........................   52,492     59,740      7,717        57,303       7,404
                                                   ======     ======      =====        ======       =====
LIABILITIES
Current liabilities:
  Short-term borrowings.........................    7,276      5,426        701         5,171         668
  Long-term bank loans, current portion.........      515      1,008        130         1,061         137
  Accounts payable..............................   16,992     19,411      2,508        18,216       2,354
  Payable to subsidiary companies...............       54         --         --            --          --
  Payable to a director.........................       --         25          3            38           5
  Accrued expenses and other liabilities........    5,599      6,837        883         4,966         642
  Taxation payable..............................      769        337         44           397          51
                                                   ------     ------      -----        ------       -----
          Total current liabilities.............   31,205     33,044      4,269        29,849       3,857
Long-term bank loans............................    3,330      7,006        905         6,471         836
Net liabilities of discontinued operations......      324      1,969        254            --          --
Other non-current liabilities...................       26         --         --            --          --
                                                   ------     ------      -----        ------       -----
          Total liabilities.....................   34,885     42,019      5,428        36,320       4,693
                                                   ------     ------      -----        ------       -----
SHAREHOLDERS' EQUITY
  Share capital.................................    1,000      1,000        129         1,000         129
  Retained earnings.............................   16,607     16,721      2,160        19,983       2,582
                                                   ------     ------      -----        ------       -----
          Total shareholders' equity............   17,607     17,721      2,289        20,983       2,711
                                                   ------     ------      -----        ------       -----
          Total liabilities and shareholders'
            equity..............................   52,492     59,740      7,717        57,303       7,404
                                                   ======     ======      =====        ======       =====

   The accompanying notes are an integral part of these financial statements.

                          EURO TECH (FAR EAST) LIMITED

                            STATEMENTS OF CASH FLOWS
                              FOR THE YEARS ENDED
                DECEMBER 31, 1993, 1994 AND 1995 (AUDITED), AND
          FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1996 (UNAUDITED)

                             (AMOUNTS IN THOUSANDS)

                                                FOR THE YEAR ENDED DECEMBER 31,              FOR THE SIX MONTHS ENDED JUNE 30,
                                        -----------------------------------------------   ---------------------------------------
                                          1993        1994        1995         1995          1995          1996          1996
                                        ---------   ---------   ---------   -----------   -----------   -----------   -----------
                                           HK$         HK$         HK$          US$           HK$           HK$           US$
                                        (AUDITED)   (AUDITED)   (AUDITED)   (NOTE 2 J.)   (UNAUDITED)   (UNAUDITED)   (NOTE 2 J.)
Cash flows from continuing operating
  activities:
Income from continuing operations.....     6,036       4,333       2,259          292           343         1,783          232
Adjustments to reconcile income to net
  cash provided by (used in) operating
  activities:
  Depreciation of property, plant and
    equipment.........................       367         325         334           43           142           467           60
  Gain on disposals of property, plant
    and equipment.....................       (35)     (2,335)        (49)          (6)          (49)           (1)          --
  Depreciation of investment
    property..........................        33         135         135           17            67            67            9
(Increase) decrease in assets:
  Accounts receivable.................    (8,499)     (2,869)      4,609          595         3,415         3,062          395
  Bills receivable....................        --          --      (2,963)        (383)           --           263           34
  Receivable from subsidiary
    companies.........................        --         (39)     (1,525)        (197)         (478)        1,564          202
  Receivable from related companies...        --        (226)        (49)          (6)         (125)       (1,115)        (144)
  Receivable from a director..........        26          --          --           --            --            --           --
  Receivable from shareholders........        --          --          --           --            --        (5,258)        (679)
  Inventories.........................      (293)       (311)      1,248          161        (1,247)        1,848          239
  Prepayments and other current
    assets............................     1,199          15         416           54          (500)           (6)          (2)
Increase (decrease) in liabilities:
  Accounts payable....................    (2,610)      6,554       2,419          313         4,080        (1,195)        (154)
  Payable to subsidiary companies.....        58         (64)        (54)          (7)          (54)           --           --
  Payable to associated companies.....         5          (5)         --           --            --            --           --
  Payable to related companies........     1,067      (1,067)         --           --            --            --           --
  Payable to a director...............        --          --          25            3            13            13            2
  Accrued expenses and other
    liabilities.......................     3,305        (760)      1,238          160            30        (1,871)        (241)
  Taxation payable....................      (168)     (1,103)       (432)         (56)           76            60            7
                                          ------      ------      ------       ------        ------        ------         ----
    Net cash provided by (used in)
      continuing operating
      activities......................       491       2,583       7,611          983         5,713          (319)         (40)
                                          ------      ------      ------       ------        ------        ------         ----
Cash flows from investing activities:
Additions to property, plant and
  equipment...........................    (2,318)     (6,055)     (8,240)      (1,065)           (5)          (73)          (9)
Proceeds from disposals of property,
  plant and equipment.................        35       4,338          54            7            54             1
Additions to investment property......    (6,129)         --          --           --            --            --           --
Proceeds from disposals of subsidiary
  companies...........................        --          --          --           --            --            10            1
                                          ------      ------      ------       ------        ------        ------         ----
    Net cash (used in) provided by
      investing activities............    (8,412)     (1,717)     (8,186)      (1,058)           49           (62)          (8)
                                          ------      ------      ------       ------        ------        ------         ----

   The accompanying notes are an integral part of these financial statements.

                          EURO TECH (FAR EAST) LIMITED

                              FOR THE YEARS ENDED
                DECEMBER 31, 1993, 1994 AND 1995 (AUDITED), AND
          FOR THE SIX MONTHS ENDED JUNE 30, 1995 AND 1996 (UNAUDITED)

                             (AMOUNTS IN THOUSANDS)

                                                                                             FOR THE SIX MONTHS ENDED JUNE 30,
                                                FOR THE YEAR ENDED DECEMBER 31,           ---------------------------------------
                                        -----------------------------------------------
                                                      1994        1995         1995          1995          1996          1996
                                                    ---------   ---------   -----------   -----------   -----------   -----------
                                                       HK$         HK$          US$           HK$           HK$           US$
                                          1993      (AUDITED)   (AUDITED)   (NOTE 2 J.)   (UNAUDITED)   (UNAUDITED)   (NOTE 2 J.)
                                        ---------
                                           HK$
                                        (AUDITED)
Cash flows from financing activities:
Net proceeds from (repayment of)
  short-term borrowings...............     3,325       1,419      (1,850)       (239)        (3,765)         (255)         (33)
Proceeds from long-term bank loans....     2,916       1,307       4,679         605             --            --           --
Repayment of long-term bank loans.....        --        (378)       (510)        (66)          (253)         (482)         (62)
Proceeds from other non-current
  liabilities.........................        67          --          --          --             --            --           --
Repayment of other non-current
  liabilities.........................        --         (41)        (26)         (3)           (26)           --           --
Dividends paid........................    (1,200)     (3,500)       (500)        (65)          (500)         (500)         (65)
                                          ------      ------      ------        ----         ------        ------         ----
    Net cash provided by (used in)
      financing activities............     5,108      (1,193)      1,793         232         (4,544)       (1,237)        (160)
                                          ------      ------      ------        ----         ------        ------         ----
Net (decrease) increase in cash and
  cash equivalents....................    (2,813)       (327)      1,218         157          1,218        (1,618)        (208)
Cash and cash equivalents, beginning
  of year.............................     6,548       3,735       3,408         440          3,408         4,626          597
                                          ------      ------      ------        ----         ------        ------         ----
Cash and cash equivalents, end of
  year................................     3,735       3,408       4,626         597          4,626         3,008          389
                                          ======      ======      ======        ====         ======        ======         ====
Supplemental Information
Interest received.....................        75          60         149          20             78            37            4
Interest paid.........................       296         552       1,026         133            498           668           86
Profits tax paid......................     1,274       1,528         500          65             --           346           45
Non-cash transaction
    -transfer of net liabilities of
    subsidiaries to the Company's
    shareholders......................        --          --          --          --             --         1,969          254

   The accompanying notes are an integral part of these financial statements.

                          EURO TECH (FAR EAST) LIMITED

                        STATEMENTS OF CHANGES IN EQUITY
                              FOR THE YEARS ENDED
                DECEMBER 31, 1993, 1994 AND 1995 (AUDITED), AND
               FOR THE SIX MONTHS ENDED JUNE 30, 1996 (UNAUDITED)

                             (AMOUNTS IN THOUSANDS)

                                                        SHARE     RETAINED
                                                        CAPITAL   EARNINGS     TOTAL
                                                        -----     --------     ------        TOTAL
                                                         HK$        HK$         HK$       -----------
                                                                                              US$
                                                                                          (NOTE 2 J.)
Balance as of January 1, 1993.........................  1,000      12,392      13,392        1,730
Net income............................................     --       6,048       6,048          781
Dividends.............................................     --      (1,200)     (1,200)        (154)
                                                        -----      ------      ------        -----
Balance as of December 31, 1993.......................  1,000      17,240      18,240        2,357
Net income............................................     --       2,867       2,867          370
Dividends.............................................     --      (3,500)     (3,500)        (452)
                                                        -----      ------      ------        -----
Balance as of December 31, 1994.......................  1,000      16,607      17,607        2,275
Net income............................................     --         614         614           79
Dividends.............................................     --        (500)       (500)         (65)
                                                        -----      ------      ------        -----
Balance as of December 31, 1995.......................  1,000      16,721      17,721        2,289
Net income (Unaudited)................................     --       1,783       1,783          232
Net liabilities of subsidiary companies transferred to
  the Company's shareholders (Unaudited)..............     --       1,979       1,979          255
Dividends (Unaudited).................................     --        (500)       (500)         (65)
                                                        -----      ------      ------        -----
Balance as of June 30, 1996 (Unaudited)...............  1,000      19,983      20,983        2,711
                                                        =====      ======      ======        =====

   The accompanying notes are an integral part of these financial statements.

                          EURO TECH (FAR EAST) LIMITED

                       NOTES TO THE FINANCIAL STATEMENTS
        (AMOUNTS EXPRESSED IN HONG KONG DOLLARS UNLESS OTHERWISE STATED) (DATA WITH RESPECT TO JUNE 30, 1996 AND FOR THE SIX MONTHS ENDED
                     JUNE 30, 1995 AND 1996 ARE UNAUDITED)

1.  ORGANIZATION AND PRINCIPAL ACTIVITIES

     Euro Tech (Far East) Limited (the "Company") was incorporated in Hong Kong on June 15, 1971 and is owned by Regent Earning Limited (73.4%), a company incorporated in Hong Kong, and Pearl Venture Limited (26.6%), a company incorporated in the British Virgin Islands.

     The Company is principally engaged in the marketing and trading of water and waste water related process control, analytical and testing instruments, disinfection equipment, supplies and related automation system in Hong Kong and in the People's Republic of China (the "PRC").

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  a. Sales

     Sales represent the invoiced value of goods supplied to customers. Sales are recognized upon delivery of goods and passage of title to customers.

  b. Taxation

     The Company provides for Hong Kong profits tax on the basis of its income for financial reporting purposes, adjusted for income and expense items which are not assessable or deductible for profits tax purposes.

     The Company provides deferred profits tax using the liability method. Under the liability method, deferred profits tax is recognized for all significant temporary differences between the tax and financial statement bases of assets and liabilities. The tax consequences of those differences are classified as an asset or a liability.

  c. Cash and Cash Equivalents

     Cash and cash equivalents include cash on hand and demand deposits with banks, and liquid investments with an original maturity of three months or less.

  d. Inventories

     Inventories are stated at the lower of cost, on a specific identification basis, or net realizable value. Costs include purchase and related costs incurred in bringing each product to its present location and condition. Net realizable value is calculated based on the estimated normal selling price, less further costs expected to be incurred to disposal. Provision is made for obsolete, slow moving or defective items, where appropriate.

                          EURO TECH (FAR EAST) LIMITED

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
  e. Property, Plant and Equipment

     Property, plant and equipment are stated at cost less accumulated depreciation. Depreciation of property, plant and equipment is computed using the straight-line method over the assets' estimated useful lives. The estimated useful lives are as follows:

        Land...................................................    Terms of the leases
        Buildings..............................................    15 - 51 years
        Leasehold improvements.................................    Terms of the leases
        Furniture, fixtures and office equipment...............    5 years
        Motor vehicles.........................................    5 years
        Testing equipment......................................    3 years

  f. Investment Property

     Investment property represents land and building held for their investment potential. Investment property is stated at cost less accumulated depreciation. Depreciation of investment property is computed using the straight-line method over its estimated useful live. The estimated useful lives are as follows:

        Land...................................................    Terms of the leases
        Building...............................................    40 years

  g. Operating Leases

     Leases where substantially all the risks and rewards of ownership of the leased assets remain with the leasing company are accounted for as operating leases. Rental payments under operating leases are charged to expense on the straight-line basis over the period of the relevant leases.

  h. Foreign Currency Translation

     The Company mainly conducts its operations in Hong Kong and the PRC, and maintains its books and records in Hong Kong dollars. The functional currency for the Company's operations is Hong Kong dollars. Foreign currency transactions during the year are translated into Hong Kong dollars at the exchange rates prevailing at the time of the transactions. Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rates prevailing at the balance sheet date. Exchange differences are included in the accompanying statements of income.

  i. Net Income per Common Share

     Net income per common share is computed by dividing net income (loss) for each year or period by 1,450,000, the weighted average number of common shares outstanding during the year or period, as the case may be, on the basis that the share exchange with Euro Tech Holdings Company Limited had been consummated and that 50,000 common shares of Euro Tech Holdings Company Limited had been issued to Gusrae, Kaplan & Bruno, Esqs. prior to January 1, 1997 (see Note 17).

  j. Translation into United States Dollars

     The financial statements expressed in Hong Kong dollars as of December 31, 1995 and June 30, 1996, and for the year ended December 31, 1995 and for the six months ended June 30, 1996 were translated into United States dollars, solely for the convenience of the reader, at the prevailing exchange rate of $7.74 = US$1 on June 30, 1996.

                          EURO TECH (FAR EAST) LIMITED

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
  k. Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America ("US GAAP") requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

3.  OTHER INCOME

     Other income comprised:

                                      FOR THE YEAR ENDED DECEMBER 31,              FOR THE SIX MONTHS ENDED JUNE 30,
                              -----------------------------------------------   ---------------------------------------
                                1993        1994        1995         1995          1995          1996          1996
                              ---------   ---------   ---------   -----------   -----------   -----------   -----------
                                HK$'000     HK$'000     HK$'000       US$'000       HK$'000       HK$'000       US$'000
                              (AUDITED)   (AUDITED)   (AUDITED)   (NOTE 2 J.)   (UNAUDITED)   (UNAUDITED)   (NOTE 2 J.)
Gain on disposal of fixed
  assets.....................      35          --          49           6             49             2            0
Rental income................     448         444         372          48            186            16            2
Exchange gain (loss).........     115          (2)        360          47           (211)          295           38
Service fee income...........      77         148         405          52             94           175           23
                              ---------   ---------   ---------       ---          -----         -----          ---
                                  675         590       1,186         153            118           488           63
                              =========   =========   =========   ==========    ===========   ===========   ==========

4.  PROVISION FOR PROFITS TAX

     Hong Kong profits tax was provided at the rate of 16.5% on the estimated assessable income which was earned in or derived from Hong Kong.

     The reconciliations of profits tax amounts based on the statutory profits tax rate in Hong Kong to the profits tax amounts as stated in the statements of income are as follows:

                                      FOR THE YEAR ENDED DECEMBER 31,              FOR THE SIX MONTHS ENDED JUNE 30,
                              -----------------------------------------------   ---------------------------------------
                                1993        1994        1995         1995          1995          1996          1996
                              ---------   ---------   ---------   -----------   -----------   -----------   -----------
                                HK$'000     HK$'000     HK$'000       US$'000       HK$'000       HK$'000       US$'000
                              (AUDITED)   (AUDITED)   (AUDITED)   (NOTE 2 J.)   (UNAUDITED)   (UNAUDITED)   (NOTE 2 J.)
Tax based on pre-tax
  accounting income at
  statutory rate (16.5%).....   1,178         785         384          50            69            361           46
Tax effect of permanent
  differences................    (148)       (486)        (28)         (4)          (83)            --          (63)
Tax effect of US GAAP
  adjustments................       6          25          50           6            20             45            6
Adjustments of profits tax of
  prior years resulting from
  Inland Revenue Department
  review.....................      --          --        (345)        (44)           --             --           --
Other........................      70         101           7           1            71             --           63
                                -----        ----        ----         ---           ---           ----          ---
Provision for profits tax....   1,106         425          68           9            77            406           52
                                =====        ====        ====         ===           ===           ====          ===

     As of December 31, 1994 and 1995, and June 30, 1996, the Company had no significant deferred tax assets or liabilities.

                          EURO TECH (FAR EAST) LIMITED

5.  ACCOUNTS RECEIVABLE

     Accounts receivable comprised:

                                                 DECEMBER 31,                          JUNE 30,
                                     -------------------------------------    --------------------------
                                       1994         1995          1995           1996           1996
                                     ---------    ---------    -----------    -----------    -----------
                                       HK$'000      HK$'000        US$'000        HK$'000        US$'000
                                     (AUDITED)    (AUDITED)    (NOTE 2 J.)    (UNAUDITED)    (NOTE 2 J.)
    Trade and other receivables.....   26,649       22,153        2,862          19,134         2,472
    Less: Allowance for doubtful
      debts.........................       --         (113)         (15)           (156)          (20)
                                       ------       ------        -----          ------         -----
    Accounts receivable, net........   26,649       22,040        2,847          18,978         2,452
                                       ======       ======        =====          ======         =====

6.  INVENTORIES

     Inventories comprised:

                                                 DECEMBER 31,                          JUNE 30,
                                     -------------------------------------    --------------------------
                                       1994         1995          1995           1996           1996
                                     ---------    ---------    -----------    -----------    -----------
                                       HK$'000      HK$'000        US$'000        HK$'000        US$'000
                                     (AUDITED)    (AUDITED)    (NOTE 2 J.)    (UNAUDITED)    (NOTE 2 J.)
    Trading equipment...............    7,064        5,885          761           4,221           545
    Less: Provision for inventory
      obsolescence..................     (710)        (779)        (101)           (963)         (124)
                                        -----        -----         ----           -----          ----
    Inventories, net................    6,354        5,106          660           3,258           421
                                        =====        =====         ====           =====          ====

7.  PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment comprised:

                                                 DECEMBER 31,                          JUNE 30,
                                     -------------------------------------    --------------------------
                                       1994         1995          1995           1996           1996
                                     ---------    ---------    -----------    -----------    -----------
                                       HK$'000      HK$'000        US$'000        HK$'000        US$'000
                                     (AUDITED)    (AUDITED)    (NOTE 2 J.)    (UNAUDITED)    (NOTE 2 J.)
    Land and buildings..............    7,812       16,019        2,070          16,019         2,070
    Leasehold improvements..........      190          190           25             190            25
    Furniture, fixtures and office
      equipment.....................    1,259        1,293          167           1,358           175
    Motor vehicles..................    1,021        1,021          132             866           112
    Testing equipment...............    1,251        1,204          155           1,212           156
                                       ------       ------        -----          ------         -----
                                       11,533       19,727        2,549          19,645         2,538
    Less: Accumulated
      depreciation..................   (3,460)      (3,753)        (485)         (4,065)         (525)
                                       ------       ------        -----          ------         -----
    Net book value..................    8,073       15,974        2,064          15,580         2,013
                                       ======       ======        =====          ======         =====

     As of December 31, 1995 and June 30, 1996, all land and buildings with net book values of $14,650,000 and $14,405,000 (Unaudited) respectively were pledged to secure certain banking facilities of the Company (see Note 10).

                          EURO TECH (FAR EAST) LIMITED

8.  INVESTMENT PROPERTY

     Investment property comprised:

                                                  DECEMBER 31,                          JUNE 30,
                                      -------------------------------------    --------------------------
                                        1994         1995          1995           1996           1996
                                      ---------    ---------    -----------    -----------    -----------
                                        HK$'000      HK$'000        US$'000        HK$'000        US$'000
                                      (AUDITED)    (AUDITED)    (NOTE 2 J.)    (UNAUDITED)    (NOTE 2 J.)
    Cost.............................   6,129        6,129          792           6,129           792
    Less: Accumulated depreciation...    (168)        (303)         (39)           (370)          (48)
                                        -----        -----          ---           -----           ---
    Net book value...................   5,961        5,826          753           5,759           744
                                        =====        =====          ===           =====           ===

     The investment property was originally purchased for rental purpose. Subsequent to June 30, 1996, the investment property was sold to a third party for a consideration of $6,838,000 (Unaudited). As of December 31, 1995 and June 30, 1996, the investment property was pledged to secure certain banking facilities of the Company (see Note 10).

9.  SHORT-TERM BORROWINGS

     Short-term borrowings represented import and export bank loans, bearing interest at 6.75%-9.00% per annum as of December 31, 1995 and June 30, 1996.

     Unused credit lines for short-term borrowings amounted to approximately $27,861,000 as of December 31, 1995 and $32,063,000 (Unaudited) as of June 30,
1996.

                          EURO TECH (FAR EAST) LIMITED

9.  SHORT-TERM BORROWINGS (CONTINUED)
     Other information pertaining to the short-term borrowings is as follows:

                                                         MAXIMUM       AVERAGE       WEIGHTED        WEIGHTED
                                                         AMOUNT        AMOUNT         AVERAGE         AVERAGE
                                                       OUTSTANDING   OUTSTANDING   INTEREST RATE   INTEREST RATE
                                                       DURING THE    DURING THE     AT THE END      DURING THE
                                             BALANCE     PERIOD        PERIOD      OF THE PERIOD      PERIOD
                                             -------   -----------   -----------   -------------   -------------
AMOUNTS IN THOUSANDS
OF HONG KONG DOLLARS
-------------------------------------------
December 31, 1994 (Audited)
Denominated
  Non HK$..................................  $ 4,095     $ 6,845       $ 4,350         8.00%           8.00%
  HK$......................................    3,181       4,261         2,847         8.50%           7.21%
                                              ------
                                             $ 7,276
                                              ------
December 31, 1995 (Audited)
Denominated
  Non HK$..................................  $ 3,367     $ 6,113       $ 4,428         8.00%           8.00%
  HK$......................................    2,059       3,910         3,141         9.00%           8.96%
                                              ------
                                             $ 5,426
                                              ------
June 30, 1996 (Unaudited)
Denominated
  Non HK$..................................  $ 1,698     $ 5,676       $ 4,191         6.75%           7.04%
  HK$......................................    3,473       3,869         2,098         8.50%           8.67%
                                              ------
                                             $ 5,171
                                              ------
AMOUNTS IN THOUSANDS OF
UNITED STATES DOLLARS (NOTE 2 J.)
-------------------------------------------
December 31, 1995 (Audited)
Denominated
  Non HK$..................................  $   435     $   790       $   572         8.00%           8.00%
  HK$......................................      266         505           406         9.00%           8.96%
                                              ------
                                             $   701
                                              ------
June 30, 1996 (Unaudited)
Denominated
  Non HK$..................................  $   219     $   733       $   541         6.75%           7.04%
  HK$......................................      449         500           271         8.50%           8.67%
                                              ------
                                             $   668
                                              ------

                          EURO TECH (FAR EAST) LIMITED

10.  LONG-TERM BANK LOANS

     Long-term bank loans comprised:

                                                     DECEMBER 31,                         JUNE 30,
                                        --------------------------------------   --------------------------
                                                        1995          1995          1996           1996
                                                     ----------   ------------   -----------   ------------
                                                      HK$'000       US$'000        HK$'000       US$'000
                                           1994      (AUDITED)    (NOTE 2 J.)    (UNAUDITED)   (NOTE 2 J.)
                                        ----------
                                         HK$'000
                                        (AUDITED)
    DENOMINATED IN HONG KONG DOLLARS
    Mortgage bank loan on land and
      building -- repayable in 84
      equal monthly installments
      starting from November 30, 1995,
      interest at 10.75% in 1995 and
      10.25% in 1996..................        --        3,889           503          3,688          476
    Mortgage bank loan on land and
      building -- repayable in 94
      monthly installments starting
      from December 7, 1993, interest
      at Hong Kong prime rate plus
      1.25% in 1994, 1995 and 1996....     2,538        2,160           279          1,972          255
    Mortgage bank loan on land and
      building -- repayable in 118
      equal monthly installments
      starting from October 18, 1995,
      interest at 13% in 1995 and
      12.5% in 1996...................        --          790           102            768           99
                                           -----       ------         -----         ------         ----
    Sub-total.........................     2,538        6,839           884          6,428          830

    DENOMINATED IN UNITED STATES
      DOLLARS
    Mortgage bank loan on land and
      building -- repayable in 84
      equal monthly installments
      starting from December 4, 1994,
      interest at U.S. prime rate plus
      2.5% in 1994, 1995 and 1996.....     1,307        1,175           151          1,104          143
                                           -----       ------         -----         ------         ----
    Sub-total.........................     3,845        8,014         1,035          7,532          973
    Portion due within one year.......      (515)      (1,008)         (130)        (1,061)        (137)
                                           -----       ------         -----         ------         ----
                                           3,330        7,006           905          6,471          836
                                           =====       ======         =====         ======         ====

     Future maturities of long-term bank loans were as follows:

                                              DECEMBER 31,                            JUNE 30,
                                 ---------------------------------------     ---------------------------
                                   1994          1995           1995            1996            1996
                                 ---------     ---------     -----------     -----------     -----------
                                  HK$'000       HK$'000        US$'000         HK$'000         US$'000
                                 (AUDITED)     (AUDITED)     (NOTE 2 J.)     (UNAUDITED)     (NOTE 2 J.)
    Within one year............      515         1,008            130           1,061            137
    During the second year.....      528         1,044            135           1,090            141
    During the third year......      545         1,127            146           1,167            151
    During the fourth year.....      570         1,200            155           1,249            161
    During the fifth year......      579         1,296            167           1,343            174
    Over five years but not
      exceeding nine years.....    1,108         2,339            302           1,622            209
                                   -----         -----          -----           -----           ----
                                   3,845         8,014          1,035           7,532            973
                                   =====         =====          =====           =====           ====

                          EURO TECH (FAR EAST) LIMITED

11.  ACCRUED EXPENSES AND OTHER LIABILITIES

     Accrued expenses and other liabilities comprised:

                                              DECEMBER 31,                            JUNE 30,
                                 ---------------------------------------     ---------------------------
                                   1994          1995           1995            1996            1996
                                 ---------     ---------     -----------     -----------     -----------
                                  HK$'000       HK$'000        US$'000         HK$'000         US$'000
                                 (AUDITED)     (AUDITED)     (NOTE 2 J.)     (UNAUDITED)     (NOTE 2 J.)
    Commission payable to sales
      agents...................    3,092         3,805           491            3,327            430
    Accrued expenses...........      631           755            98              438             57
    Deposits from customers....      917         1,036           134              604             78
    Other payables.............      959         1,241           160              597             77
                                   -----         -----           ---            -----            ---
    Total......................    5,599         6,837           883            4,966            642
                                   =====         =====           ===            =====            ===

12.  NET LIABILITIES OF DISCONTINUED OPERATIONS

     In preparation for its initial public offering, the Company underwent a restructuring and in 1996 transferred its investments in certain subsidiary companies to its shareholders in exchange for cash equal to the par value of the shares transferred. These subsidiary companies had incurred losses in recent years and at the dates of transfer their liabilities exceeded their assets. The shareholders agreed to assume these net liabilities and accordingly the transfers were reflected as increases in the Company's shareholders' equity. The operations of these subsidiary companies have been accounted for as discontinued operations in the accompanying financial statements.

     Movements in the net liabilities of these subsidiary companies were as follows:

                                      FOR THE YEAR ENDED DECEMBER 31,                     FOR THE SIX MONTHS ENDED JUNE 30,
                           -----------------------------------------------------     -------------------------------------------
                             1993          1994          1995           1995            1995            1996            1996
                           ---------     ---------     ---------     -----------     -----------     -----------     -----------
                            HK$'000       HK$'000       HK$'000        US$'000         HK$'000         HK$'000         US$'000
                           (AUDITED)     (AUDITED)     (AUDITED)     (NOTE 2 J.)     (UNAUDITED)     (UNAUDITED)     (NOTE 2 J.)
    Balance, beginning of
      period.............    1,130          1,142          (324)          (41)           (324)          (1,969)          (254)
    Income (loss) from
      equity
      investment.........       12         (1,466)       (1,645)         (213)           (369)              --             --
    Transfer of interest
      in subsidiary
      companies to the
      Company's
      shareholders.......       --             --            --            --              --            1,969            254
                              ----          -----          ----          ----          ------             ----
    Balance, end of
      period.............    1,142           (324)       (1,969)         (254)           (693)              --             --
                              ====          =====          ====          ====          ======             ====

     For the years ended December 31, 1993, 1994 and 1995, and for the six months ended June 30, 1996, the subsidiary companies had no income tax expenses or benefits.

     Other information pertaining to the subsidiary companies is as follows:

                                FOR THE YEAR ENDED DECEMBER 31,                     FOR THE SIX MONTHS ENDED JUNE 30,
                     -----------------------------------------------------     -------------------------------------------
                                     1994          1995           1995                            1996            1996
                                   ---------     ---------     -----------        1995         -----------     -----------
                                    HK$'000       HK$'000        US$'000       -----------       HK$'000         US$'000
                                   (AUDITED)     (AUDITED)     (NOTE 2 J.)       HK$'000       (UNAUDITED)     (NOTE 2 J.)
                       1993                                                    (UNAUDITED)
                     ---------
                      HK$'000
                     (AUDITED)
    Sales........       569          6,987         8,860          1,145           4,781              --              --

                          EURO TECH (FAR EAST) LIMITED

12.  NET LIABILITIES OF DISCONTINUED OPERATIONS (CONTINUED)
     Details of the subsidiary companies were as follows:

                               PERCENTAGE
          NAME OF           OF INTEREST HELD
        SUBSIDIARY       -----------------------      COUNTRY OF
         COMPANIES       DIRECTLY     INDIRECTLY     INCORPORATION          PRINCIPAL ACTIVITIES
    -------------------                              -------------     ------------------------------
    Armtison Limited...     100%          --             Hong Kong     Marketing and trading of
                                                                       electronic equipment
    Euro Tech (China)
      Limited..........     100%          --             Hong Kong     Inactive
    Action Instruments
      (China) Limited
      ("Action").......      --           51%            Hong Kong     Marketing and trading of
                                                                       electronic equipment
    Euro Electron (Far
      East) Limited....      --           80%            Hong Kong     Marketing and trading of
                                                                       telecommunication equipment

13.  RELATED PARTY TRANSACTIONS

     The transactions with related parties are summarized as follows:

                                         FOR THE YEAR ENDED DECEMBER 31,              FOR THE SIX MONTHS ENDED JUNE 30,
                                 -----------------------------------------------   ---------------------------------------
                                               1994        1995         1995                        1996          1996
                                             ---------   ---------   -----------      1995       -----------   -----------
                                              HK$'000     HK$'000      US$'000     -----------     HK$'000       US$'000
                                             (AUDITED)   (AUDITED)   (NOTE 2 J.)     HK$'000     (UNAUDITED)   (NOTE 2 J.)
                                   1993                                            (UNAUDITED)
                                 ---------
                                  HK$'000
                                 (AUDITED)
    Sales to subsidiary
     companies.................        5          13          59           8             59           --            --
    Sales to related
      companies................      367         383       1,088         141            530          945           122
    Purchases from subsidiary
      companies................    1,278         942       2,443         316          2,044           --            --
    Purchase from related
      companies................    7,516       1,562         764          99            250          265            34
    Service income received
      from subsidiary
      companies................       58          50         213          28             14           --            --
    Service income received
      from related companies...       --          --          --          --             --          128            17
    Management fees paid to a
      subsidiary company.......      448         384          --          --             --           --            --
    Interest income received
      from a subsidiary
      company..................       --          --         166          21             --           --            --
    Interest income received
      from a related company...       --          --          --          --             --          258            33
    Transfer of investment in
      subsidiary companies to
      the Company's
      shareholders.............       --          --          --          --             --           10             1

     The outstanding balances due from subsidiary companies and shareholders included a loan to Action of $500,000 as of December 31, 1995 and a loan to Regent Earning Limited of approximately $3,868,000 (Unaudited) as of June 30, 1996, which were unsecured, bore interest at 18% per annum and are payable in early 1997.

     All other outstanding balances with related companies, shareholders and a director were unsecured, non-interest bearing and are payable in early 1997.

                          EURO TECH (FAR EAST) LIMITED

14.  PENSION PLAN

     The Company has a defined contribution pension plan for all of its employees. Under this plan, all employees are entitled to a pension benefit equals to 50% to 100% of their individual fund account balances at their dates of resignation or retirement which depends on their years of services with the Company. The Company is required to make specific contributions at approximately 10% of the basic salaries of the employees to an independent fund management company. The Company has no future obligations for the pension payment or any post-retirement benefits beyond the annual contributions made. The independent fund management company is responsible for the ultimate pension liabilities to those resigned or retired employees. During the years ended December 31, 1993, 1994 and 1995, and for the six months ended June 30, 1995 and 1996, the Company made total pension contributions of approximately $587,000, $621,000, $864,000, $455,000 (Unaudited) and $261,000 (Unaudited) respectively.

15.  COMMITMENTS

  a. Lease commitments

     The Company leases office and industrial premises under various lease agreements extending to October 1997. Rental expenses for the years ended December 31, 1993, 1994 and 1995 and for the six months ended June 30, 1995 and 1996 were approximately $1,116,000, $1,013,000, $1,020,000, $504,000 (Unaudited)
and $557,000 (Unaudited) respectively.

     Future minimum rental payments as of December 31, 1995 and June 30, 1996, under agreements classified as operating leases with noncancelable terms in excess of one year, were as follows:

                                                       DECEMBER 31,                 JUNE 30,
                                                  -----------------------   -------------------------
                                                                 1995          1996          1996
                                                              -----------   -----------   -----------
                                                                US$'000       HK$'000       US$'000
                                                    1995      (NOTE 2 J.)   (UNAUDITED)   (NOTE 2 J.)
                                                  ---------
                                                   HK$'000
                                                  (AUDITED)
    Payable during the following period:
      Within one year.........................      1,666         215          1,638          212
      Over one year but not exceeding two
         years................................      1,305         169            500           65
                                                    -----         ---          -----          ---
                                                    2,971         384          2,138          277
                                                    =====         ===          =====          ===

  b. Capital commitments

     As of December 31, 1995 and June 30, 1996, the Company had outstanding contractual commitments for purchase of land and buildings in the PRC of both approximately $1,701,000.

16.  SEGMENT INFORMATION

     a. The Company is engaged in the marketing and trading of electronic equipment and has no other major business operations.

                          EURO TECH (FAR EAST) LIMITED

16.  SEGMENT INFORMATION (CONTINUED)
     b. Analysis of sales

                             FOR THE YEAR ENDED DECEMBER 31,                  FOR THE SIX MONTHS ENDED JUNE 30,
                    --------------------------------------------------    -----------------------------------------
                      1993         1994         1995          1995           1995           1996           1996
                    ---------    ---------    ---------    -----------    -----------    -----------    -----------
                      HK$'000      HK$'000      HK$'000        US$'000        HK$'000        HK$'000        US$'000
                    (AUDITED)    (AUDITED)    (AUDITED)    (NOTE 2 J.)    (UNAUDITED)    (UNAUDITED)    (NOTE 2 J.)
China..............   71,571       61,216       62,566         8,083         32,218         35,330         4,565
Hong Kong..........   30,429       40,824       41,605         5,375         19,131         18,268         2,360
Macau..............    3,194        1,193          753            97            576            253            33
Others.............      180          279          858           112             34            118            15
                     -------      -------      -------        ------         ------         ------         -----
                     105,374      103,512      105,782        13,667         51,959         53,969         6,973
                     =======      =======      =======        ======         ======         ======         =====

     c. Major customers

     A substantial portion of the Company's sales was made to a large number of customers on credit and generally no collateral was required. There was no individual customer accounting for more than 10% of the Company's sales for the years ended December 31, 1993, 1994 and 1995 and for the six months ended June 30, 1995 and 1996.

17.  CONTEMPLATED TRANSACTIONS

     Subsequent to December 31, 1995, the following events are being planned:

     a. Upon completion of the initial public offering as described in note b below, the shareholders of the Company will exchange all of the issued and outstanding ordinary shares of the Company for 1,400,000 common shares of Euro Tech Holdings Company Limited in a transaction accounted for as a reorganization of companies under common control in a manner similar to a pooling of interests. Upon the consummation of the share exchange transaction, the Company will become a wholly owned subsidiary of Euro Tech Holdings Company Limited.


     Euro Tech Holdings Company Limited is owned by Sidford International Limited (66.7%) and Gusrae, Kaplan & Bruno, Esqs (33.3%). Sidford International Limited is a business consultant of the Company and Gusrae, Kaplan & Bruno, Esqs. is the United States counsel of Euro Tech Holdings Company Limited. Euro Tech Holdings Company Limited was incorporated in the British Virgin Islands on September 30, 1996 and shortly thereafter issued 100,000 and 50,000 common shares at par value of US$0.01 per share to Sidford International Limited and Gusrae, Kaplan & Bruno, Esqs., respectively, for a total consideration of US$1,500. Euro Tech Holdings Company Limited will repurchase the 100,000 common shares from Sidford International Limited at a cost of US$1,000 and Euro Tech Holdings Company Limited will become wholly owned by Gusrae, Kaplan & Bruno, Esqs. before the initial public offering as described in (b) below. The shares issued to Gusrae, Kaplan & Bruno, Esqs. will be recorded at fair market value at the completion of the initial public offering. In addition, Euro Tech Holdings Company Limited issued 1,000,000 redeemable common share purchase warrants to certain private investors for net proceeds of US$130,500 (equivalent to HK$1,010,070) and will repurchase 70,000 redeemable common share purchase warrants from certain private investors at a cost of US$10,500 (equivalent to HK$81,270).

                          EURO TECH (FAR EAST) LIMITED

17.  CONTEMPLATED TRANSACTIONS (CONTINUED)
     Assuming the above share exchange transaction occurred as of December 31, 1995, or June 30, 1996, as the case may be, consolidated shareholders' equity of Euro Tech Holdings Company Limited and subsidiary would have been as follows:


                                                       DECEMBER 31, 1995          JUNE 30, 1996
                                                     ----------------------   ----------------------
                                                     HK$'000     US$'000      HK$'000     US$'000
                                                               (NOTE 2 J.)              (NOTE 2 J.)
    Share capital
      -- 1,450,000 common shares outstanding.......     112           15         112           15
    Capital surplus................................  17,613        2,275      20,875        2,697
    Warrants.......................................     929          120         929          120
                                                     ------        -----      ------        -----
                                                     18,654        2,410      21,916        2,832
                                                     ======        =====      ======        =====


     b. Euro Tech Holdings Company Limited is planning for an initial public offering of 600,000 common shares and 600,000 redeemable common share purchase warrants. The net proceeds from this offering, after underwriters' discounts and commission, and other estimated expenses, are expected to be US$2,130,750 based on an assumed initial public offering of US$5 per share and US$0.15 per warrant.

     The following unaudited pro forma consolidated statements of income of Euro Tech Holdings Company Limited for the year ended December 31, 1995 and for the six months ended June 30, 1996, have been prepared to give effect to the transactions as described in Note a. above as if such transactions had occurred on January 1, 1995.

     The pro forma consolidated statements of income are unaudited and have been prepared using the historical financial statements of the Company, and are qualified entirely by reference to, and should be read in conjunction with, such historical financial statements. The pro forma consolidated statements of income are provided for informational and comparative purposes only. The pro forma adjustments are based on available financial information and certain estimates and assumptions. The pro forma consolidated statements of income do not purport to be indicative of the results of operations of Euro Tech Holdings Company Limited that would have occurred had such transactions in fact happened on January 1, 1995, or during the periods presented or during any future periods.

                          EURO TECH (FAR EAST) LIMITED

17.  CONTEMPLATED TRANSACTIONS (CONTINUED)
     i. Unaudited pro forma consolidated statement of income of Euro Tech Holdings Company Limited for the year ended December 31, 1995:

                                                           PRO FORMA
                                                          ADJUSTMENTS      PRO FORMA
                                               ACTUAL     -----------      ---------   PRO FORMA
                                              ---------     HK$'000         HK$'000    ---------
                                               HK$'000                                  US$'000
                                                                                        (NOTE 2
                                                                                       J.)
    Sales...................................    105,782                      105,782      13,667
                                              ---------                    ---------   ---------
    Cost of goods sold......................    (82,300)                     (82,300)    (10,633)
    Selling and administrative expenses.....    (21,464)         (641)(1)    (22,105)     (2,856)
    Interest expenses, net..................       (877)                        (877)       (113)
    Other income, net.......................      1,186                        1,186         153
                                              ---------                    ---------   ---------
    Total costs and expenses................   (103,455)                    (104,096)    (13,449)
                                              ---------                    ---------   ---------
    Income from continuing operations before
      profits tax...........................      2,327                        1,686         218
    Provision for profits tax...............        (68)                         (68)         (9)
                                              ---------                    ---------   ---------
    Income from continuing operations.......      2,259                        1,618         209
                                              =========                    =========   =========
    Income from continuing operations per
      common share..........................     0.0016                       0.0011      0.0001
                                              =========                    =========   =========
    Weighted average number of common shares
      outstanding...........................  1,450,000                    1,450,000   1,450,000
                                              =========                    =========   =========

     ii. Unaudited pro forma consolidated statement of income of Euro Tech Holdings Company Limited for the six months ended June 30, 1996:

                                                           PRO FORMA
                                                          ADJUSTMENTS      PRO FORMA
                                               ACTUAL     -----------      ---------   PRO FORMA
                                              ---------     HK$'000         HK$'000    ---------
                                               HK$'000                                  US$'000
                                                                                        (NOTE 2
                                                                                       J.)
    Sales...................................     53,969                       53,969       6,973
                                              ---------                    ---------   ---------
    Cost of goods sold......................    (41,776)                     (41,776)     (5,397)
    Selling and administrative expenses.....     (9,861)         (439)(1)    (10,300)     (1,330)
    Interest expenses, net..................       (631)                        (631)        (82)
    Other income, net.......................        488                          488          63
                                              ---------                    ---------   ---------
    Total costs and expenses................    (51,780)                     (52,219)     (6,746)
                                              ---------                    ---------   ---------
    Income before profits tax...............      2,189                        1,750         227
    Provision for profits tax...............       (406)                        (406)        (52)
                                              ---------                    ---------   ---------
    Net income..............................      1,783                        1,344         175
                                              =========                    =========   =========
    Net income per common share.............     0.0012                       0.0009      0.0001
                                              =========                    =========   =========
    Weighted average number of common shares
      outstanding...........................  1,450,000                    1,450,000   1,450,000
                                              =========                    =========   =========

---------------

Note to unaudited pro forma consolidated statements of income:

(1) Upon consummation of the initial public offering, the Chairman will be compensated based on a new employment contract. Had this contract been effective as of January 1, 1995, selling and administrative expenses would have been higher as indicated.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To:  Euro Tech Holdings Company Limited

     We have audited the accompanying balance sheet of Euro Tech Holdings Company Limited (the "Company"), incorporated in the British Virgin Islands, as of October 31, 1996, expressed in United States dollars. This balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this balance sheet based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above present fairly, in all material respects, the financial position of the Company as of October 31, 1996 in conformity with generally accepted accounting principles in the United States of America.

                                          /s/ ARTHUR ANDERSEN & CO.
                                          Certified Public Accountants
                                          Hong Kong

Hong Kong,
November 13, 1996.

                       EURO TECH HOLDINGS COMPANY LIMITED

                                 BALANCE SHEET

                             AS OF OCTOBER 31, 1996

                                                                                       US$
                                                                                     -------
ASSETS
Current asset:
  Cash.............................................................................   168.01
                                                                                     -------
Organization costs.................................................................  8,257.00
                                                                                     -------
          Total assets.............................................................  8,425.01
                                                                                     =======
LIABILITIES
Current liabilities:
  Accruals and other payables......................................................  8,425.00
                                                                                     -------
SHAREHOLDERS' EQUITY
  Share capital....................................................................     0.01
                                                                                     -------
          Total liabilities and shareholders' equity...............................  8,425.01
                                                                                     =======

    The accompanying notes are an integral part of this financial statement.

                       EURO TECH HOLDINGS COMPANY LIMITED

                           NOTES TO THE BALANCE SHEET

                  (AMOUNTS EXPRESSED IN UNITED STATES DOLLARS)

1.  ORGANIZATION


     Euro Tech Holdings Company Limited (the "Company") was incorporated in the British Virgin Islands on September 30, 1996 and is owned by Sidford International Limited (66.7%) and Gusrae, Kaplan & Bruno, Esqs (33.3%). Sidford International Limited is a business consultant of Euro Tech (Far East) Limited ("Far East"), a company incorporated in Hong Kong, and Gusrae, Kaplan & Bruno, Esqs is the United States counsel of the Company. In November 1996, the Company issued 100,000 and 50,000 common shares at par value of US$0.01 per share to Sidford International Limited and Gusrae, Kaplan & Bruno, Esqs., respectively, for a total consideration of $1,500. Euro Tech Holdings Company Limited will repurchase the 100,000 common shares from Sidford International Limited at a cost of US$1,000 and Euro Tech Holdings Company Limited will become wholly owned by Gusrae, Kaplan & Bruno, Esqs. before the initial public offering described in
Note 2 below. The shares issued to Gusrae, Kaplan & Bruno, Esqs. will be recorded at fair market value at the completion of the initial public offering. In addition, the Company issued 1,000,000 redeemable common share purchase warrants to certain private investors for aggregate gross proceeds of $150,000. Each warrant entitles the holder to purchase one common share exercisable at $5.50 per share (subject to adjustment) for a period of five years commencing one year after the date of the Prospectus. The Company will repurchase 70,000 redeemable common share purchase warrants from certain private investors at a cost of $10,500.


2.  INITIAL PUBLIC OFFERING

     The Company is planning for an initial public offering (the "Offering") of 600,000 common shares, par value $0.01 per share, of the Company and 600,000 redeemable common share purchase warrants. Upon completion of the Offering, the Company will acquire all of the issued and outstanding ordinary shares of Far East by issuance of 1,027,600 and 372,400 common shares of the Company to Regent Earning Limited, a company incorporated in Hong Kong, and Pearl Venture Limited, a company incorporated in the British Virgin Islands, respectively. Regent Earning Limited and Pearl Venture Limited in the aggregate hold 100% of the outstanding shares of Far East. This transaction will be accounted for as a reorganization of companies under common control in a manner similar to a pooling of interests. Far East is principally engaged in the marketing and trading of water and waste water related process control, analytical and testing instruments, disinfection equipment, supplies and related automation systems in Hong Kong and in the People's Republic of China. Upon the consummation of the above transaction, Far East will become a wholly owned subsidiary of the Company.

3.  SIGNIFICANT ACCOUNTING POLICY

    ORGANIZATION COSTS

     Organization costs represent costs incurred in the establishment of the Company and are amortized using the straight-line method over a period of five years.

4.  STOCK OPTION PLAN

     During the period, the Company established a stock option plan which provides for the grant of options to employees, officers, directors and consultants. The stock option plan is to be administered by the Board of Directors or a committee of the Board of Directors which will determine the terms of options granted, including the exercise price, the number of shares subject to the option and the terms and conditions of exercise. The total number of shares of common stock for which options may be granted under the stock option plan is 150,000 shares and the exercise price of all stock options granted under the stock option plan must be at least US$5.50. The term of each option granted pursuant to the stock option plan may be established by the Board of Directors or a committee of the Board of Directors, in its sole discretion; provided, however, that the maximum term of each such option granted pursuant to the stock option plan is six years. Options shall become exercisable at such times and in such installments as the Board of Directors or a committee of the Board of Directors shall provide in the terms of each individual option, provided, however, that as to 50,000 and 100,000 options, by their terms automatically terminate unless the Company achieves net income levels of not less than US$990,000 and US$1,800,000, respectively, during the Company's fiscal years ending December 31, 1997 and 1998.

     The Company has also authorized the issuance of options to purchase up to an aggregate of 1,400,000 shares of common stock (the "Management" Options") to its officers and directors in such numbers and to such persons as the Company's Chairman of the Board and Chief Executive Officer may direct. Any such Management Options will not be exercisable until one year after the initial public offering and may have a term of up to ten years. The exercise price of the Management Options will be US$4.00 per share for 400,000 of such options and US$5.50 per share for the remaining 1,000,000 options.

     As of October 31, 1996, no option had been granted by the Board of Directors.

                                    APPENDIX

                         THE PEOPLE'S REPUBLIC OF CHINA

AREA AND POPULATION

     The PRC is the third largest country in the world in terms of land area. It has a territory of approximately 9.6 million square kilometers (3.71 million square miles).

     The PRC is also the most populous country in the world with a population at the end of 1995 of over 1.2 billion, representing about one-fifth of the world's population. The population is unevenly distributed, being very dense in the east, with over 75% of PRC's population living in the eastern half of the country.

     The PRC is becoming increasingly urbanized. In 1949, the PRC urban population accounted for only 11% of the total population with the remaining 89% living in rural areas. At the end of 1995, about 29% of the population (that is, approximately 398 million people), lived in the cities and 71% (approximately 852 million people) lived in rural areas.

POLITICAL OVERVIEW

     The structure of the PRC political system is organized on the basis of the PRC Constitution, which was first adopted in 1954, with a New Constitution adopted in 1982 and amended in 1988 and 1993. The structure consists of the National People's Congress ("NPC"), which is the highest organ and law-making body under the PRC Constitution, and the State Council, which is the highest executive organ of the laws and decisions made by the NPC.

     All state organs derive official authority from the PRC Constitutions and other laws. The principal powers of the NPC include amending and enacting the PRC Constitution, promulgating and reviewing China's national laws and other regulations, appointing and removing the Premier and other members of the State Council, the Chairman of the Central Military Commission, the President of the Supreme People's Court, the Procurator General of the Supreme People's Procurate, and the President and Vice-President of the PRC and approving national, social and economic plans. The NPC represents the highest level of state power and is composed of approximately 2,900 indirectly elected delegates/deputies. The NPC meets annually with the Standing Committee of the NPC exercising state power when the NPC is not in session.

     While the NPC is the highest policy and law-making body, the State Council is the highest executive organ of the state. The Premier of the State Council is appointed by the NPC. The State Council is responsible for the supervision and co-ordination of all ministries and commissions at the state level, as well as, all administrative agencies at the local level. It prepares and supervises the implementation of the state budget.

     The Chinese Communist Party ("CCP") has been the governing party since
1949.

     PRC's Constitution provides that the PRC may be divided into administrative subdivisions which currently consist of 23 provinces (which includes Taiwan), three municipalities (Beijing, Shanghai and Tianjin), five autonomous regions and 2,171 counties. At the local level, administrative entities derive their authority from, and are accountable to, the People's Congresses at the provincial and municipal levels.

ECONOMIC OVERVIEW

ECONOMIC STRUCTURE

     The PRC's economy is currently comprised of the following major sectors: state-owned enterprises, collectively-owned enterprises, individually-owned enterprises, companies limited by shares, including companies limited by shares that are subject to varying degrees of state ownership, and enterprises owned at least 25% by foreign individuals or foreign companies ("foreign-invested enterprises"). Although the proportion of industrial output attributable to state-owned enterprises has been decreasing, state-owned enterprises still play a leading role in the economy. In 1993, state-owned enterprises accounted for approximately 30.9% of the

PRC's total national gross industrial output value while companies limited by shares, cooperative enterprises and foreign-invested enterprises together accounted for approximately 13.1% of such output value.

     The fastest growing sectors of the PRC's economy have been companies limited by shares, cooperative enterprises and foreign-invested enterprises. From 1989 to 1993, the percentage contribution of total national gross industrial output value of companies limited by shares, cooperative enterprises and foreign-invested enterprises increased from 5.7% of the PRC's total national gross industrial output value in 1991 to 13.1% in 1995. In addition, township and village enterprises ("TVEs"), constituting small-scale collective enterprises, developed primarily in townships and rural areas after the 1978 reforms, have been a vibrant segment of the economy. The percentage contribution of TVEs to the total national gross industrial output value represented at least 34.2% of the PRC's total gross industrial output value in 1995. In 1995, total national industrial gross output value was approximately Rmb9,852 billion, an increase of approximately 21.5% over 1994.

     The PRC Government relies predominantly on state-owned enterprises for its revenues. These enterprises dominate major industrial sectors such as energy and raw materials, heavy industries, transport and communications. Because of their inefficiency and the large drain on the state budget from subsidies to them, there have been demands for stateowned enterprises to be placed under greater financial discipline. One of the goals of recent management and other reforms is to reduce state subsidies to loss-making state-owned enterprises so that they will assume greater responsibility for their own profits and losses.

     One of the important recent reforms has been the conversion of selected state-owned enterprises into limited liability shareholding companies, and the issue of shares to public and private investors (including employees).

     Collectively-owned enterprises are mostly located in rural areas and concentrated in industries with lower demands for capital and technology or with greater consumer orientation. Collectively-owned enterprises are not subject to strict control, but are only under the guidance of the State Plan. This allows them more operational flexibility than state-owned enterprises, but entitles them to fewer state subsidies.

     Individually-owned enterprises are typically family-run small businesses. Individually-owned and other enterprises generally engage in service industries or retail businesses and are not covered by the State Plan.

ECONOMIC PLANS AND DEVELOPMENT

     The development of the PRC's economy has been characterized by the adoption, since 1953, of Five Year Plans. Implementation of the plans is carried out under the supervision of the State Planning Commission, which reports directly to the State Council. The eighth Five Year Plan for national, economic and social development for 1991-1995, along with a ten-year program which extends to 2000, was adopted on March 28, 1991, by the Standing Committee of the NPC.

     One common objective for both of these plans is for the PRC to quadruple its gross national output from RMB710 billion in 1980 to RMB2,800 billion by the end of this century. This objective requires the country's output to grow at a compound annual rate of growth of about 6% in the 1990s. From 1980 to 1990, the PRC had an average annual GNP growth rate of approximately 9%, which substantially exceeded both of the annual targeted rates of 4.0% and 7.5% of the sixth Five Year Plan (1981-1985) and the seventh Five Year Plan (1986-1990), respectively.

     The plans also call for the establishment of an economic structure consistent with a socialist planned economy based on public ownership and market regulation. In addition, emphasis is placed on the further opening of the PRC to the outside world by expanding economic and technological exchanges with other countries. The plans also seek to relieve supply bottle-necks which have arisen from rapid growth during the 1980s and to allocate resources to the priority areas of agriculture, energy, transportation, telecommunications and basic materials industries.

     The PRC's target of 9% annual GNP growth rate in the current eighth Five Year Plan is somewhat higher than the average 7.78% per annum achieved in the previous Five Year Plan from 1986 to 1990.

ECONOMIC REFORMS

     In 1978, the PRC began implementing an economic reform program in an effort to revitalize the economy and improve the standard of living. Since that time, the PRC Government's economic policies have allowed for an increasing degree of liberalization from a centrally-planned economy to a more market-oriented economy. At the fourteenth Party Congress held in October 1992, the Congress called for a "socialist market economy" in which full rein should be given to market forces with the government limiting its role to setting and implementing broad macro-economic policies. This was later endorsed by the eighth session of the NPC amending the Constitution. As part of the economic reforms, managers of enterprises have been granted more decision-making powers and responsibilities in relation to matters such as production, marketing, use of funds, and employment and disciplining of staff.

     On November 14, 1993, the Central Committee of the CPC affirmed its commitment to pursue the implementation of economic reforms through the adoption of the "Decision of the CPC Central Committee on Issues Concerning the Establishment of a Socialist Market Economy" (the "Decision on Economic Structure"). Those reforms include (1) reducing the PRC government's administrative control over the economy in favor of management of the economy using macro-economic monetary and fiscal tools; (2) introducing further competition in the labor market; (3) promoting further corporatization of State-owned enterprises and reducing the involvement of the PRC government in the management of such enterprises; (4) continuing to permit the prices of more goods and services to be determined by market forces; (5) actively and steadily expanding financing activities in the form of stocks and bonds; (6) developing an auction system in which the public can bid for commercial land use rights;
(7) comprehensively revising the taxation system; (8) separating the policy-lending activities from the commercial-lending activities of the PRC's major banks in order to develop such banks into commercial banks; and (9) permitting deposit and loan interest rates to float freely within a range.

     The implementation of economic reforms by the PRC government since 1978 has also been marked by a number of other specific reform measures, such as rural, enterprise, price, fiscal, and foreign trade and foreign investment reforms. Effective January 1, 1994, the PRC government introduced a new unitary and controlled floating exchange rate system to gradually replace the dual-rate foreign exchange system.

     Under the new regime of the income tax laws, income tax at the rate of 33% is imposed upon virtually all domestic enterprises and foreign-invested status enterprises, other than those enjoying preferential treatment granted to enterprises located in designated areas or engaged in specified industries, thus equalizing the tax treatment of domestic and foreign-invested status enterprises.

     A new Value-Added Tax ("VAT") was introduced to replace a number of previously existing taxes. The VAT regulations subject all goods produced or processed in the PRC, other than real property and goods produced or processed for export, to VAT at each stage or sale in the process of manufacture, processing and distribution, through the sale to the ultimate consumer of the goods. The basic VAT rate is 17% of the sale price of the item, although certain goods are assessed VAT at a preferential 13% rate. The seller of the goods adds VAT at the applicable rate to the sale price of the item, separately invoiced (except in the case of retail sales) and collects the applicable amount of VAT through the sale of the item.

     Other newly introduced taxes include consumption tax, land value-added tax and resources tax.

     The following table sets forth selected data regarding the PRC's economy for 1991 through 1995.

                                               1991        1992        1993        1994        1995
                                              -------     -------     -------     -------     -------
GNP (in billions of Rmb)....................  2,166.6     2,665.1     3,447.7     4,491.8     5,765.0
Per Capita GNP (in Rmb).....................  1,833.0     2,288.0     2,926.0     3,679.0     4,757.0
GDP (in billions of Rmb)....................  2,161.8     2,663.5     3,451.4     4,500.6     5,773.3
Exports (in billions of $)..................     71.8        84.9        91.7       121.0       148.8
Imports (in billions of $)..................     63.8        80.6       104.0       115.7       132.1
Current Account Balance (in billions of $)
  (year end)................................     13.3         6.4       (11.9)        7.7         2.0
Official International Reserves (in billions
  of $) (year end)..........................     23.3        21.2        23.0        53.5        76.0
Total Industrial Gross Output Value (in
  billions of Rmb)..........................  2,824.8     3,706.6     5,269.2     7,690.2     9,852.0
Total Agricultural Gross Output Value (in
  billions of Rmb)..........................    815.7       908.5     1,099.6     1,575.0     2,032.8
Inflation Rate..............................      2.9%        5.4%       13.2%       21.7%       14.8%

---------------
Sources: China Statistical Yearbook: 1995, 1996 Statistical Survey. State
         Statistical Bureau of China; the PBOC.

     The following table sets forth data regarding percentage changes in certain key PRC economic indicators for 1991 through 1995:

                             ECONOMIC GROWTH RATES

                                                          1991     1992     1993     1994     1995
                                                          ----     ----     ----     ----     ----
                                                                   (PERCENTAGE INCREASE)
GNP.....................................................   9.5%    14.0%    13.3%    11.6%    10.2%
Per Capita GNP..........................................   7.8%    12.8%    12.2%    10.2%     8.2%
GDP.....................................................   9.3%    14.2%    13.8%    11.8%    10.2%
Total Industrial Gross Output Value.....................  14.8%    27.5%    28.0%    26.0%    21.5%
Total Agricultural Gross Output Value...................   3.7%     6.4%     7.8%     8.6%    10.5%

---------------
Sources:China Statistical Yearbook: 1995, 1996 Statistical Survey. State
        Statistical Bureau of China.

     The last decade of economic reform has resulted in a great change in the PRC's industrial pattern. In the first three decades after 1949, the PRC placed great emphasis on heavy industry rather than light industry and as a result the growth rate of heavy industry consistently out-performed that of light industry. In recent years growth in the industrial output has become relatively balanced between light industry and heavy industry.

     The PRC's economic reform has not been without problems. Overheating of the economy, inflation and stagnation in its basic infrastructure development prompted the government to implement policies to curb inflation from time to time during the 1980s. An austerity policy in 1988, in particular, led to two years of stagnant markets and an economic downswing. Starting in early 1992, boosted by Deng Xiaoping's calls for faster economic development during his visit to southern China, the pace of the PRC's economic reform has accelerated.

     At present, the PRC is in another period of very fast economic development. However, economic problems are being encountered mainly due to over-investment in fixed assets, rapid growth in the monetary supply, serious bottle-neck problems in transport infrastructure, excessive increases in the prices of some consumer goods and the costs of production. Commencing in the second half of 1993, the PRC implemented macro-economic and fiscal policies in an effort to control its overheated economy. The plan included raising interest rates, calling in speculative loans, cutting government expenditure and suspending some price reform measures. The challenge facing the PRC's economic planners is to ensure that the economy continues to grow, but that this growth takes place in a stable and non-inflationary environment.

FOREIGN TRADE

     The PRC's foreign trade has grown rapidly since 1978 in both quantity and range. Prior to 1978, foreign trade was highly centralized and all imports and exports were controlled by the then Ministry of Foreign Trade through a series of specialized foreign trade corporations. In 1978, the PRC government began to decentralize foreign trade. Several central government agencies and regional authorities established their own trading corporations. In 1982, the Ministry of Foreign Economic Relations and Trade ("MOFERT") was formed following a merger of the various bodies formerly responsible for monitoring foreign trade and investment, including the Ministry of Foreign Trade. In 1992, MOFERT was succeeded by the Ministry of Foreign Trade and Economic Cooperation. On May 12, 1994, the PRC promulgated a new foreign trade law (the "Foreign Trade Law") which, together with implementing and other regulations to be further promulgated thereunder, is designed to further develop the PRC's foreign trade and provide a foundation for the free import and export of goods and technologies to and from the PRC. Because the Foreign Trade Law only became effective on July 1 and relevant implementing and other regulations have yet to be promulgated, it is impossible to fully judge the extent to which the Foreign Trade Law will succeed in accomplishing its purposes.

     The PRC's foreign trade has grown since 1978. The growth has included greater absolute volumes and an expanded range of traded products. The PRC's trading partners include more than 227 countries and regions throughout the world. For the five-year period ended December 31, 1995, the PRC's annual exports averaged 19.1% of its annual GNP.

     This following table sets forth information pertaining to the PRC's foreign trade for 1991 through 1995:

                                 FOREIGN TRADE

                                                 1991      1992      1993      1994      1995
                                                 -----     -----     -----     -----     -----
                                                  (IN BILLIONS OF $, EXCEPT FOR PERCENTAGES)
    Exports....................................   71.8      84.9      91.7     121.0     148.8
    Imports....................................   63.8      80.6     104.0     115.7     132.1
    Balance of Trade...........................    8.1       4.4     (12.2)      5.3      16.7
    Exports as % of Imports....................  112.6%    105.4%     88.2%    104.6%    112.6%
    Exports as % of GNP........................   17.7%     17.5%     15.3%     23.2%     21.6%

---------------
Sources: Figures are based on customs statistics.

Sources: China Statistical Yearbook: 1995, 1996 Statistical Survey. State
         Statistical Bureau of China.

     In 1995, the PRC's foreign trade surplus was $16.7 billion. Exports reached $148.8 billion, an increase of 22% over 1994, and imports reach $132.1 billion, an increase of 14.2% over 1994. Total trade for 1995 was approximately $280.9 billion, an increase of 18.7% over 1994.

     The PRC currently enjoys Most Favored Nation ("MFN") trading status with the United States which is subject to renewal on an annual basis. The PRC's MFN status means that the PRC maintains those trading privileges enjoyed by all normal trading partners of the United States. The PRC has retained MFN privileges since 1980.

     On May 28, 1993, President Clinton signed an executive order which renewed the PRC's MFN status for another year but set forth certain conditions that had to be met for the status to be renewed for 1994. Under the order, the Secretary of State was to make a recommendation to the President to extend or not to extend MFN status to the PRC for the 12-month period beginning July 3, 1994. The Secretary of State was to recommend against extension unless he determined that extension would substantially promote the freedom of emigration objective of the U.S. Trade Act of 1974 and that the PRC was complying with the 1992 bilateral agreement between the U.S. and the PRC concerning prison labor. In addition, in making this recommendation, the Secretary of State was to determine whether the PRC had made overall significant progress with respect to certain human rights matters. On June 2, 1994, President Clinton made a determination that the PRC's MFN status be renewed for another year without such conditions. In making such determination, the President also announced that the U.S. would no longer link the annual extension of MFN status for the PRC to non-trade conditions such as those set forth in the May 28, 1993 executive order. Freedom of emigration requirements, however, remain a condition for renewal of MFN status, unless such requirements are waived by the President. Recision of the PRC's MFN status would subject PRC exports to the U.S. to higher tariff. On July 1, 1994, Senate Majority Leader George Mitchell, in response to the President's decision to renew the PRC's MFN status, introduced a bill that would sanction goods that are produced, manufactured or exported by the People's Liberation Army or the PRC's defense industrial trading companies or nonqualified goods that are produced, manufactured or exported by State-owned enterprises. Passage of the Mitchell bill or other recision of MFN status would subject certain PRC exports to the U.S. to higher tariffs.

FOREIGN INVESTMENT

     In 1979, the PRC promulgated the first equity joint venture law, and thereafter a number of related laws, administrative rules and regulations, which provide a framework within which foreign investment activities are conducted and regulated. Foreign investments in that PRC may take a number of forms, including equity joint ventures, cooperative joint ventures and wholly foreign-owned enterprises.

     Equity joint ventures are "limited liability companies" incorporated and registered in the PRC. They are "Chinese enterprise legal persons" which have the right to own, use and dispose of property. In contrast with equity joint ventures, cooperative joint ventures are not necessarily separate legal persons, although many cooperative joint ventures have such status. If a cooperative joint venture is not a separate enterprise legal person, each Chinese and foreign party is responsible for paying its own taxes on profits derived from the venture and bears its own liability for risks and losses. A wholly foreign-owned enterprise is owned completely by one or more foreign investors and does not involve any Chinese joint venture parties. A wholly foreign-owned enterprise must be an enterprise which either utilizes advanced technology or which exports 50% or more of its products. Wholly foreign-owned enterprises are restricted or prohibited from engaging in certain specified industries, such as media, domestic commerce, foreign trade and telecommunications.

                    FOREIGN DIRECT INVESTMENT IN THE PRC(1)

                                             1991        1992        1993         1994        1995
                                           --------    --------    ---------    --------    ---------
                                                               (IN MILLIONS OF $)
Actual Investment(2)
  Equity Joint Ventures(3)...............   2,299.0     6,114.6     15,347.8    17,932.5     19,078.0
  Wholly Foreign-Owned Enterprise........   1,134.7     2,520.3      6,505.6     8,035.6     10,371.0
  Cooperative Joint Ventures(3)..........     763.6     2,122.5      5,237.6     7,120.2      7,536.0
  Others.................................     108.7       250.0        424.0       678.2        590.0
                                           --------    --------     --------    --------     --------
          Total..........................   4,366.0    11,007.4     27,515.0    33,761.5     37,521.0
                                           ========    ========     ========    ========     ========
Contracted Investments(4)................  11,977.0    58,124.0    111,435.7    82,679.8    103,210.0

---------------
(1) Excludes investments in "B" shares, "H" and "N" shares issued by Chinese enterprises.

(2) Reflects amounts disbursed during the relevant period.

(3) Represents amounts contributed by foreign investors.

(4) Reflects amounts committed during the relevant period.

Sources: China Foreign Economic Relations and Trade Yearbooks, 1991-1995,
         MOFTEC; 1996 Statistical Survey, State Statistical Bureau of China.

     According to the State Planning Commission, aggregate direct foreign investment disbursed in 1993, including equity joint ventures, cooperative joint ventures and wholly foreign-owned enterprises, was approximately $20 billion, representing an increase in excess of 85% from 1992.

     Foreign investment in the PRC may also take the form of "B" shares, "H" shares and "N" shares, which are shares offered exclusively to foreign investors for purchase and sale using foreign exchange. "B" Shares were first listed and traded on the Shanghai and Shenzhen Stock Exchanges in 1992. In October 1992, it was announced that nine State-owned enterprises had been selected to list their "H" shares on the Hong Kong Stock Exchange ("HKSE"). As of end of March 1994, "H" shares of seven of these enterprises had been listed on the HKSE. Also, in early 1994, it was announced that twenty-two State-owned enterprises would be allowed to list their shares on foreign stock exchanges, including the New York Stock Exchange ("NYSE") and the HKSE.

LEGAL SYSTEM

     China's legal system is based on written statutes. Decided cases generally do not constituted binding precedents, although such cases are sometimes referred to for guidance. Although China is still in the process of developing a comprehensive system of laws, a significant number of laws and regulations dealing with general economic matters, foreign investment, protection of intellectual property, taxation, technology transfer and trade have been promulgated since the start of China's economic reform program in 1978. In 1982, China adopted a new Constitution which, among other things, authorizes foreign investment and guarantees the "lawful rights and interests" of foreign investors in China and was amended in 1988 and 1993 to provide for a "socialist market economy."

     National laws in China are promulgated by the NPC or its Standing Committee. The State Council formulates and promulgates administrative regulations, orders and directives in accordance with the Constitution and existing laws. The ministries and commissions under the State Council are vested with the power to issue orders, directives and regulations within the scope of their respective authorities. The local People's Congress and the local government are authorized to issue local decrees and administrative regulations to their own jurisdiction. These administrative regulations, orders and directives as well as local decrees and administrative regulations cannot be in conflict with the Constitution and existing laws.

     The principal statute governing the judicial system is The Law of the People's Republic of China Concerning the Organization of the Judicial System, which took effect in July 1979 and which was amended in September 1983. The principal statute governing civil relations, including business transactions is the General Principles of the Civil Code (the "Civil Code"), enacted in April 1986. The Civil Code can be divided into seven broad categories: general principles, civil law, contract property, civil liability, remedies and special provisions governing foreign economic relations. The main statute governing civil procedure is The Law of the People's Republic of China on Civil Procedure (the "Civil Procedure Law") which took effect in April 1991.

     All foreign individuals, enterprises and other entities have the same rights and obligations as Chinese individuals, enterprises and other entities in instituting or defending proceedings in Chinese courts. However, if the rights and obligations of Chinese individuals, enterprises or other entities to institute or defend legal proceedings are subject to restrictions in particular foreign jurisdictions, then reciprocal restrictions may be imposed by Chinese courts on the rights and obligations of individuals, enterprises and other entities of such jurisdictions to institute or defend legal proceedings in China.

     All civil cases are decided by Chinese courts on the basis of a majority vote of the judges sitting on a case and are subject to a two-tier procedure whereby cases are heard by a court of first instance and are then subject to review by appellate courts. Courts are divided into four levels; the Supreme People's Court, the Higher People's Court, the Intermediate People's Court and the Elementary People's Court, with each level usually containing a criminal division, a civil division, an economic division, an administrative division, an intellectual property rights division and an enforcement division. The Supreme People's Court is the highest judicial organ in China and is responsible for supervising all other Courts.

     If a Chinese court is asked to recognize or enforce a judgment or ruling given by a foreign court, such judgment or ruling will be recognized and enforced only where there exists an applicable international treaty or other arrangement or basis for reciprocal enforcement of judgments between China and the country of the foreign court and where such enforcement would not violate the public security, state sovereignty or basic principles of the law of China , or contradict the "public interest." Foreign arbitral awards may be enforced in China pursuant to international treaties to which China is party, including the Convention on the Recognition and Enforcement of Foreign Arbitral Awards (the "New York Convention"), to which China acceded in 1987. As of January 1, 1992, 86 countries were members of the New York Convention, including the United States and Hong Kong (to which Great Britain extended application of the Convention pursuant to its own accession). Applications for enforcement in China are handled in accordance with the Civil Procedure Law, which provides that an application for enforcement shall be submitted to the Intermediate People's Court of the place where the party subject to enforcement is domiciled or where such party's property is located.

     The Arbitration Law of PRC was promulgated by the Standing Committee of the NPC on August 31, 1994 and came into effect on September 1, 1995. It is applicable to, among other matters, trade disputes involving foreign parties where the parties have entered into a written agreement to refer the matter to arbitration before an arbitration committee constituted in accordance with the Arbitration Law. Under the Arbitration Law, China Chamber of International Commerce is authorized to formulate foreign-related arbitration rules in accordance with the Arbitration Law and the PRC Civil Procedure Law. Where the parties have by an agreement provided arbitration as a method for dispute resolution, the parties are not permitted to institute legal proceeding in a People's Court. The China International Economic and Trade Arbitration Commission ("CIETAC"), established in Beijing under the auspices of the China Council for the Promotion of International Trade (China Chamber of International Commerce) is one of two domestic arbitration organizations in China charged with arbitrating foreign-related disputes. CIETAC's arbitration rules provide that CIETAC has jurisdiction over any dispute arising from "international economic and trade transactions" with respect to which an arbitration agreement selecting CIETAC arbitration is in effect. The second Chinese arbitration organization exclusively arbitrates foreign-related maritime disputes. The CIETAC rules provide that an award rendered by a CIETAC tribunal shall be final and binding on the parties. The Civil Procedure Law also provides that a Chinese court may only refuse to enforce a CIETAC final award in the event of certain procedural errors relating to the jurisdiction of CIETAC over a given dispute or the failure by an arbitration tribunal to abide by CIETAC rules, or in the event that it determines that doing so would be against the "public interest." A consistent record of enforcement in China of foreign arbitral awards has yet to develop.

EXCHANGE CONTROL

     On December 28, 1993, the People's Bank of China, authorized by the State Council of the PRC, announced that the dual exchange rate system for Renminbi against foreign currencies would be replaced by a unified exchange rate system, with effect from January 1, 1994.

     The People's Bank of China, with authority from the State Council, on December 28, 1993 issued the Notice on the Further Reform of the Foreign Exchange Control Structure with effect from January 1, 1994. The Notice unifies the official Renminbi exchange rate and the market rate for Renminbi established at the foreign exchange swap centers throughout the PRC. Under the Notice, all foreign exchange income of PRC enterprises must be sold to designated banks authorized to deal in foreign exchange. However, enterprises with foreign equity interests and enterprises allowed to have foreign exchange bank accounts are allowed to retain their foreign exchange earnings.

     In furtherance of the currency reforms, the China Foreign Exchange Trading Center ("CFETC") was formally established and came into operation in April 1994. CFETC has set up a computerized network with sub-centers in several major cities, thereby forming an inter-bank market in which designated foreign exchange banks can trade and settle their foreign currencies. The establishment of CFETC was originally intended to coincide with the elimination of the swap centers. However, the swap centers have been retained as an interim measure.

     Since the unification of the exchange rate system pursuant to the PBOC Notice, numerous regulations, rules and notices have been issued. In particular, the Regulations of the People's Republic of China for the Control of Foreign Exchange (the "Forex Regulations") were promulgated by the State Council on January 29, 1996 and came into effect on April 1, 1996. The Forex Regulations are designed to be the foundation of foreign exchange control in the PRC and to provide for greater convertibility of the Renminbi.

     Under the Forex Regulations, foreign exchange revenue from current account items (that is, transaction items which occur regularly within the context of international receipts and payment, including revenue and expenditure from trade) must be sold to designated foreign exchange banks in accordance with the Regulations for Administration of the Settlement, Sale and Payment of Foreign Exchange promulgated by the PBOC on June 20, 1996 or, upon approval, deposited into foreign exchange accounts at designated foreign exchange accounts at designated foreign exchange banks. Foreign exchange may be purchased for payment of current account items from designated foreign exchange banks on the strength of valid vouchers and commercial documents in accordance with the Settlement Regulations.

     Foreign exchange revenue from capital account items (that is, items of increase or decrease in assets or liabilities due to inflow or outflow of capital within the context of international receipts and payments, including direct investment and all forms of loans) must be deposited into foreign exchange accounts opened with designated foreign exchange banks. The sale of foreign exchange revenue from capital account items is subject to the approval of the foreign exchange control authorities.

     Upon termination of foreign investment enterprises and provided that liquidation has been carried out and taxes have been paid in accordance with the relevant State Counsel regulations, the Renminbi funds belonging to the foreign investors may be remitted or carried out of the PRC in foreign exchange purchased from designated foreign exchange banks. The foreign exchange belonging to the PRC investors shall be sold to the designated foreign exchange banks.

     The Forex Regulations also reinforce the implementation of a foreign debt registration system by the state. Loans taken out by foreign investment enterprises are required to be reported to the SAEC. Foreign exchange guarantees may only be issued by financial institutions and enterprises which conform to conditions specified by the state and shall be subject to registration with and approval of the SAEC.

     Foreign investment enterprises continue to be able to access foreign exchange through the swap centers. Pursuant to Settlement Regulations, foreign investment enterprises can also access foreign exchange through designated foreign exchange banks.

     The following table sets forth (a) the Official Exchange Rate and the exchange rate at the Shanghai Swap Center for 1991 through 1994 and (b) the PPBOC Rate (as reflected by the Noon Buying Rate) and the exchange rate at the Shanghai Swap Center in 1995 and the first quarter of 1996:

                                 EXCHANGE RATES

                         OFFICIAL EXCHANGE RATE/PROC RATE(1)              SHANGHAI SWAP CENTER RATE
                       ---------------------------------------     ---------------------------------------
                       PERIOD                                      PERIOD
       PERIOD           END     AVERAGE(2)    HIGH       LOW        END     AVERAGE(2)    HIGH       LOW
---------------------  ------   ----------   ------     ------     ------   ----------   ------     ------
                            (EXPRESSED IN RMB PER $1.00)                (EXPRESSED IN RMB PER $1.00)
1991.................  5.4478     5.3343     5.4478     5.2352     5.8980     5.8534     5.9290     5.7490
1992.................  5.7662     5.5214     5.9007     5.4124     7.7060     6.7497     7.7700     5.8970
1993.................  5.8145     5.7769     5.8245     5.7076     8.7000     8.7207     10.9230    7.7180
1994.................  8.4662     8.6303     8.7409     8.4662     8.4461     8.5790     8.7080     8.4459
1995.................  8.3374     8.3685     8.4584     8.3203     8.3174     8.3494     8.4448     8.2764
1st quarter, 1996....  8.3538     8.3429     8.3538     8.3338     8.3339     8.3229     8.3365     8.3079

---------------
(1) For periods prior to 1994, the Official Exchange Rate; for subsequent periods, the PBOC Rate.

(2) Determined by averaging the rates on the last business day of each month during the relevant period.

Sources:Official Exchange Rates are as reported at the Noon Buying Rates.
        Shanghai Swap Center Rates have been obtained from the Shanghai Swap Center.

     For the five-year period ended December 31, 1991, there was a consistent devaluation of the Renminbi against the United States Dollar. In February 1993, the SAEC imposed limits on foreign currency exchange rates available at swap centers. Under such limitations, the Renminbi/United States Dollar exchange rate was officially capped at approximately Rmb8.40 to $1.00. These limitations, together with continue devaluations of the Renminbi and increasing demand for foreign currency in early 1993, gave rise to the development of unofficial foreign currency markets which are not subject to such restrictions. As a result, there were periodic shortages of foreign currency at swap centers in 1993. On June 1, 1993, the ceilings on swap center rates were removed, and these rates promptly were adjusted to reflect prevailing market rates. On June 1, 1993, the Renminbi/United States Dollar exchange rate at the Shanghai swap center was Rmb10.170 to $1.00. Thereafter, the Renminbi/United States Dollar exchange rate declined at the Shanghai swap center to approximately Rmb8.7 to $1.00 at December 31, 1993.

======================================================

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE CIRCUMSTANCES OF THE COMPANY OR THE FACTS HEREIN SET FORTH SINCE THE DATE HEREOF.

                               TABLE OF CONTENTS


                                         PAGE
                                       ------
Prospectus Summary.....................      4
Risk Factors...........................      9
Dilution...............................     18
Use of Proceeds........................     19
Capitalization.........................     21
Selected Financial Information.........     22
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...........................     24
Business...............................     30
Management.............................     36
Principal Shareholders.................     40
Certain Transactions...................     41
Description of Securities..............     43
Shares Eligible for Future Sale........     45
Underwriting...........................     47
Concurrent Registration of
  Securities...........................     48
Legal Matters..........................     48
Experts................................     49
Enforcement of Civil Liabilities.......     49
Additional Information.................     50
Index to Financial Statements..........    F-1
Appendix -- The People's Republic of
  China................................    A-1



UNTIL APRIL   , 1997 (25 DAYS AFTER THE DATE OF THE PROSPECTUS), ALL DEALERS
EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


======================================================
======================================================
                                   EURO TECH
                            HOLDINGS COMPANY LIMITED

                               600,000 SHARES OF
                                COMMON STOCK AND
                               600,000 REDEEMABLE
                         COMMON STOCK PURCHASE WARRANTS

                              --------------------

                                   PROSPECTUS
                              --------------------

                             MAY DAVIS GROUP, INC.
                                            , 1997

             ======================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE
     BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS' PROSPECTUS]


                  SUBJECT TO COMPLETION, DATED MARCH 11, 1997


                       EURO TECH HOLDINGS COMPANY LIMITED


               930,000 REDEEMABLE COMMON STOCK PURCHASE WARRANTS



                       AND 930,000 SHARES OF COMMON STOCK


     This Prospectus relates to the resale by certain selling securityholders (the "Selling Securityholders") of 930,000 Shares of common stock, par value $.01 per share (the "Common Stock") and 930,000 common stock purchase warrants (the "Warrants") of Euro Tech Holdings Company Limited, a British Virgin Islands Company (the "Company"). None of the proceeds from the sale of the Common Stock and Warrants by the Selling Securityholders will be received by the Company. The Company will bear all expenses (other than selling commissions and fees and expenses of counsel or other advisors to the Selling Securityholders) in connection with the registration and sale of the Common Stock and Warrants being offered by the Selling Securityholders. The Common Stock and the Warrants are sometimes collectively referred to as the "Securities."

     The Common Stock and Warrants will be offered by the Selling Securityholders in transactions in the over-the-counter market, in negotiated transactions or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Selling Securityholders may effect such transactions by selling the Common Stock and Warrants to or through broker/dealers, and such broker/dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the Common Stock and Warrants for whom such broker/dealers may act as agent or to whom they sell as principal, or both. The Selling Securityholders may be deemed to be "underwriters" as defined in the Securities Act of 1933, as amended (the "Securities Act"). If any broker/dealers are used by the Selling Securityholders, any commission paid to broker/dealers and, if broker/dealers purchase any Common Stock or Warrants as principals, any profits received by such broker/dealers on the resales of the Securities may be deemed to be underwriting discounts or commissions under the Securities Act. In addition, any profits realized by the Selling Securityholders may be deemed to be underwriter commissions. All costs, expenses and fees in connection with the registration of the Common Stock and Warrants offered by Selling Securityholders will be borne by the Company. Brokerage commissions, if any, attributable to the sale of the Common Stock and Warrants will be borne by the Selling Securityholders. See "Selling Securityholders" and "Plan of Distribution."


     The Company has applied for listing of the Common Stock and Warrants on the NASDAQ SmallCap Market ("NASDAQ") under the symbols "CLWTF" and "CLWWF", respectively.


     Concurrently with the commencement of this offering, the Company offered by separate Prospectus 600,000 shares of Common Stock and 600,000 Warrants (the "Public Securities"). The Company's offering (the "Public Offering") is being made through May Davis Group, Inc. (the "Underwriter"). The Warrants offered by the Selling Securityholders are identical to the Warrants offered in the Public Offering. The Public Offering is subject to the simultaneous acquisition by the Company of Euro Tech (Far East) Ltd. It is anticipated that the offering by the Selling Securityholders will not be commenced by any of the Selling Securityholders unless the Public Offering is successfully completed, as unless it is so completed there will be no expectation of a market developing for any of the Company's securities.
                            ------------------------
                  THE SECURITIES OFFERED HEREBY INVOLVE A HIGH
             DEGREE OF RISK AND IMMEDIATE AND SUBSTANTIAL DILUTION.
            SEE "RISK FACTORS," COMMENCING ON PAGE 9 AND "DILUTION."
                            ------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

               THE DATE OF THIS PROSPECTUS IS             , 1997

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS' PROSPECTUS]

     Upon consummation of the Public Offering, the Company will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, will file periodic reports and other information with the Commission. However, as a "foreign private issuer," the Company will be exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations and the Company's officers, directors and principal shareholders will be exempt from the reporting and "short-swing" profit recovery provisions contained in Section 16 of the Exchange Act and the rules thereunder, with respect to their purchases and sales of shares of Common Stock and Warrants. In addition, the Company will not be required under the Exchange Act to file periodic reports and financial statements with the Commission as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, the Company intends to furnish its shareholders with annual reports containing financial statements which will be examined and reported on, with an opinion expressed by an independent public accounting firm prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP").

     The Company prepares its consolidated financial statements in accordance with U.S. GAAP. The Company publishes its financial statements in United States dollars as the Company is incorporated in the British Virgin Islands, where the currency is the United States dollar, and upon completion of the Public Offering the functional currency of the Company's only operating subsidiary is in Hong Kong Dollars. All dollar amounts ("$") set forth in this Prospectus are in United States dollars, the references to HK$ refer to Hong Kong Dollars and RMB to Chinese Renminbi Yuan.

     The Company intends to distribute to its shareholders annual reports containing financial statements audited and reported upon by its independent public accountants after the close of each fiscal year, and will make such other periodic reports as the Company may determine to be appropriate or as may be required by law. The Company's fiscal year ends December 31st of each year.

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS' PROSPECTUS]

respectively, of the Company's sales during its fiscal year ended December 31, 1995 ("Fiscal 1995") and 9%, 10%, 10% and 23%, respectively, of the Company's sales during the first six months of the Company's fiscal year ended December 31, 1996 ("Six Months 1996"). Products distributed by the Company include, advanced water treatment and testing equipment (including chlorination equipment) laboratory instruments, test kits and related supplies such as spectrometers, colorimeters, chemical reagent dispensers, analyzers, turbidimeters and pH controllers. The Company also distributes general testing and telecommunications testing equipment, cardiac catheterization systems, defribrillators, indoor pay telephones, and digital and analogue recorders. See "Business."

     The Company distributes products through its headquarters located in Hong Kong and its regional sales offices located in Beijing, Shanghai and Guangzhou and through non-exclusive arrangements with independent sub-distributors. During Fiscal 1995 and Six Months 1996, no single customer accounted for more than 5% of the Company's sales and each of its nine sub-distributors accounted for less than 2% of the Company's sales during Fiscal 1995 and Six Months 1996. See "Business."

     The Company intends to use a substantial portion of the net proceeds of the Public Offering to establish an operation to assemble products of the kind now distributed by the Company, initially certain water related testing, monitoring and treatment equipment, and if successful in assembling such products, to expand its product assembly operations to other products of the kind now distributed by the Company, pursuant to an agreement to be entered into with a PRC based entity, such as the Shanghai Thermometric Instrument Plant ("STIP"), and to expand its marketing efforts by, among other things, opening additional regional sales offices in the PRC. The Company believes that by assembling products that it distributes, gross profits margins, revenues and net income will increase. Similarly, the Company believes that by expanding its regional sales efforts in the PRC, revenues and net income will be enhanced. See "Use of Proceeds."

     The Company has recently reached a preliminary agreement with STIP pursuant to which STIP will provide space and technical expertise necessary to enable the Company to assemble in the PRC such products. It is presently contemplated that the Company will import components, assemble the components into finished product and then distribute the products through the Company's distribution network. There can be no assurance that the Company will successfully complete an agreement with STIP or any other similar entity or that the Company's expansion efforts will be successful. See "Business."

     During the Company's Fiscal 1995 and Six Months 1996, the Company had sales of approximately $13,667,000 and $6,973,000, respectively, and net income of approximately $79,000 and $232,000, respectively. There can be no assurance that the recent levels of the Company's revenues or net income will continue to be achieved in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations and the financial statements of the Company and Far East and the notes thereto.

     The Company maintains an executive office at 18/F Gee Chang Hong Centre, 65 Wong Chuk Hang Road, Hong Kong, and its telephone number at that address is 011-852-2814-0311.

     The Company's registered office in the British Virgin Islands is located at TrustNet Chambers, P.O. Box 3444, Road Town, Tortola, British Virgin Islands, and its telephone number is (809) 494-5296.

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS' PROSPECTUS]

                                  RISK FACTORS

     Certain risk factors should be considered in evaluating the Company, its business and its proposed product assembly operations and expansion plans. Such factors include, among others, the risks associated with having its principal offices and operations located in Hong Kong, where the transfer of sovereignty is to occur shortly, risks associated with doing business in China, the possible need for additional financing, the risks inherent in establishing new business operations and expanding marketing efforts, competition with Chinese manufactured products, competing with its own vendors, dependence upon vendors and the lack of long term agreements with vendors and substantial dilution. For a discussion of these and certain other factors, see "Risk Factors."

                                  THE OFFERING

SECURITIES OFFERED(1)......  930,000 shares of Common Stock and 930,000
                             Warrants. See "Description of Securities."

COMMON STOCK OUTSTANDING
  BEFORE PUBLIC
  OFFERING(1)..............  1,450,000 shares.

COMMON STOCK OUTSTANDING
  AFTER PUBLIC
  OFFERING(1)(2)...........  2,050,000 shares.

WARRANTS TO BE ISSUED IN
THE PUBLIC OFFERING........  600,000 Warrants.

EXERCISE TERMS.............  Each Warrant entitles the holder thereof to purchase one share of Common Stock for $5.50, during the five year period commencing one year after the date of this Prospectus, provided, however, that prior to the second year after the date of this Prospectus, the Warrants will be exercisable only if the Underwriter has consented in writing to all of the Warrants being exercisable. The exercise price and the number of shares issuable upon exercise of the Warrants are subject to adjustment in certain circumstances. See "Description of Securities."

WARRANT EXPIRATION DATE....  March   , 2003 (six years after the Effective
                             Date).

WARRANT REDEMPTION.........  Redeemable by the Company, in whole or in part, at a price of $.10 per Warrant, at any time that the Warrants are exercisable upon not less than 30 days prior written notice to the holders of such Warrants, provided that the closing bid price of the Company's Common Stock for the twenty consecutive trading days immediately prior to the date on which the notice of redemption is given, shall have exceeded $8.50 per share.

USE OF PROCEEDS............  The Company will receive none of the proceeds from this offering. See "Use of Proceeds."

                                                   (footnotes on following page)

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS' PROSPECTUS]

PROPOSED NASDAQ SMALL CAP
  SYMBOLS:(3)

     COMMON STOCK.....CLWTF


     WARRANTS.........CLWWF

------------------
(footnotes from previous page)

(1) Includes 1,400,000 shares of the Company's Common Stock to be issued in connection with the Acquisition. See "Certain Transaction."

(2) Does not include (i) 90,000 shares of Common Stock and 90,000 Warrants, subject to the Underwriter's Overallotment Option; (ii) 1,530,000 shares of Common Stock issuable upon the exercise of the outstanding Warrants; (iii) 120,000 shares of Common Stock issuable upon the exercise of the Underwriter's Warrants including the shares of Common Stock underlying the Warrants included within the Underwriter's Warrants; (iv) 1,400,000 shares of Common Stock reserved for options to be granted on or prior to the Effective Date to members of the Company's management and employees of Far East (the "Management Options"); (v) 150,000 shares of Common Stock reserved for issuance pursuant to the Company's incentive stock option plan; or (vi) 100,000 shares of Common Stock reserved for options to be granted to a consultant to Far East on or prior to the effective date. See "Concurrent Public Offering of Securities," "Management" "Certain Transactions," and "Description of Securities."

(3) The proposed trading symbols do not imply that a liquid and active market will be developed or sustained for the Securities upon completion of the Public Offering. See "Risk Factors -- Possible Suspension of the Company's Securities from NASDAQ Even if Listing is Obtained.

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS' PROSPECTUS]


basis of quality and technology, with the Company offering products of foreign manufacturers which are of higher quality and use more advanced technology. The Company believes that it competes with the foreign manufacturers and the distributors of their products on the basis of the Company's more extensive distribution network and an established reputation. However, the Company recently disposed of one of its subsidiaries as a result of direct competition from a manufacturer which established its own distribution network in the PRC to distribute the type of products distributed by the subsidiary. There can be no assurance that the Company will be able to compete effectively with its competitors. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."


     COMPETITION WITH VENDORS. As the Company plans to assemble products of the kind that it presently distributes, the Company may directly compete with certain of its vendors. Any such direct competition may adversely affect its relationships with its vendors. See "Business."

     DEPENDENCE ON VENDORS; LACK OF LONG TERM AGREEMENTS. The Company distributes supplies manufactured by a number of vendors, including Wallace, Hach, Hioki and Finnigan, which are the Company's largest suppliers, with purchases from them accounting for approximately 11%, 7%, 7% and 4%, respectively, of the Company's sales during Fiscal 1995 and 9%, 10%, 10%, and 23%, respectively, of the Company's sales during Six Months 1996. The Company has only a letter from Hioki appointing the Company as Hioki's sales representative in the PRC, Hong Kong and Macau, its agreement with Wallace is terminable by either party on thirty days notice prior to its annual renewal date, its agreement with Finnigan is terminable on ninety days notice by either party and the agreement with Hach expires in March 1997, unless a renewal is obtained. Although alternative sources of supply exist, there can be no assurance that the termination of the Company's relationship with any of the above or other vendors would not have a short-term adverse effect on the Company's operations due to the Company's dependence on these vendors. See "Business."

     BROAD DISCRETION IN APPLICATION OF PROCEEDS. Approximately 24% of the net proceeds received by the Company from the Public Offering have been allocated to working capital and the Company will have broad discretion as to the application of such funds. See "Use of Proceeds."

     CONTROL BY T.C. LEUNG; POTENTIAL CONFLICTS OF INTEREST. After the successful completion of the Public Offering, T.C. Leung, the Company's Chairman of the Board and Chief Executive Officer will beneficially own approximately 68% of the Company's issued and outstanding shares of Common Stock which as a practical matter will enable him to nominate and cause the election of all the members of the Company's Board of Directors, control the appointment of its officers and the day-to-day affairs and management of the Company. See "Principal Stockholders." As a consequence, Mr. Leung could, as a practical matter, have the Company managed in a manner that would be in his own best interests and not the interest of the other shareholders of the Company.

     CERTAIN LEGAL CONSEQUENCES OF INCORPORATION IN THE BRITISH VIRGIN ISLANDS; RIGHTS OF SHAREHOLDERS NOT AS EXTENSIVE AS IN UNITED STATES CORPORATIONS; UNCERTAINTY OF ENFORCING UNITED STATES JUDGMENTS. The Company's corporate affairs are governed by its Memorandum of Association, Articles of Association and the corporate law of the British Virgin Islands. Principles of law relating to such matters as the validity of Company procedures, the fiduciary duties of management and the rights of the Company's shareholders may differ from those that would apply if the Company were incorporated in a jurisdiction within the United States. The rights of shareholders under British Virgin Islands law are not as extensive as the rights of shareholders under legislation or judicial precedent in many United States jurisdictions. Under United States law, majority and controlling shareholders generally have certain "fiduciary" responsibilities to the minority shareholders. Shareholder action must be taken in good faith and action by controlling shareholders which are obviously unreasonable may be declared null and void. The British Virgin Islands law protecting the interests of the minority shareholders is not as protective in all circumstances as the law protecting minority shareholders in United States jurisdictions. While British Virgin Islands law does not permit a shareholder of a British Virgin Islands company to sue its directors derivatively, i.e., in the name of and for the benefit of the

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS' PROSPECTUS]

Company, and to sue the Company and its directors for his benefit and the benefit of others similarly situated, the circumstances in which any such action may be brought that may be available in respect of any such action may result in the rights of shareholders of a British Virgin Island company being more limited than those rights of shareholders in a United States company. Thus, the shareholders of the Company may have more difficulty in protecting their interests in the face of actions by the Company's Board of Directors than they might have as shareholders of a company incorporated in many United States jurisdictions. In addition, there is uncertainty whether the courts of BVI would enforce judgments of the courts of the United States and of other foreign jurisdictions. There is also uncertainty whether the courts of the BVI would enforce actions brought in the BVI which are based upon the securities laws of the United States. See "Description of Securities."

     UNCERTAINTY OF ENFORCING UNITED STATES JUDGMENTS IN HONG KONG AND THE
PRC. As all of the Company's officers and directors reside outside of the United States, service of process upon the Company and such persons may be difficult to effect in the United States. Furthermore, all of the Company assets are and will be located outside of the United States, in Hong Kong and the PRC, and any judgment obtained in the United States may not be enforced in those jurisdictions. Hong Kong courts will not directly enforce against the Company or such persons judgments obtained in the United States. There is also substantial doubt as to the enforceability in the PRC of actions to enforce judgments of the United States' courts arising out of or based on the ownership of the securities offered hereby, including judgments arising out of or based on the civil liability provisions of United States federal or state securities laws or otherwise. See "-- Certain Legal Consequences of Incorporation in the British Virgin Islands; Rights of Shareholders not as Extensive as in United States Corporations; Uncertainty of Enforcing United States Judgments" and "Enforcement of Civil Liabilities."

     LACK OF INDEPENDENT DIRECTORS. All current members of the Company's Board of Directors are employed by Far East and, as such, there are no current members of the Company's Board of Directors who are not affiliated or associated with Far East and who are independent of the Company and/or Far East. All decisions affecting the day-to-day operations of the Company and Far East will be made by a Board of Directors, the members of which are not independent of the Company and Far East. See "Management."

     OUTSTANDING LOAN TO AFFILIATED PARTY. At June 30, 1996, Regent Earning, Ltd. ("Regent") was indebted to the Company in the approximate sum of HK$3,800,000. Regent owns approximately two-thirds of the outstanding equity securities of Far East and upon completion of the Public Offering will own approximately 48% of the Company's issued and outstanding shares of Common Stock. Regent's majority shareholder is Pearl Venture, Ltd. which is a trust established for the benefit of T.C. Leung, Chairman of the Company's Board of Directors and its Chief Executive Officer. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Principal Shareholders" and "Certain Transactions."

     FORWARD LOOKING STATEMENTS. This Prospectus contains forward looking statements. Additional written or oral forward looking statements may be made by the Company from time to time in filings with the Commission or otherwise. Such forward looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, (the "Securities Act"), and Section 21E of the Exchange Act. Such statements may include, but not be limited to, projections of revenues, income, or loss, capital expenditures, plans for future operations, financing needs or plans, and plans relating to products or services of the Company, as well as assumptions relating to the foregoing. The words "believe," "expect," "anticipate," "estimate," "project," and similar expressions identify forward looking statements, which speak only as of the date the statement was made. Forward looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward looking statements. Statements in this Prospectus, including those contained in the sections entitled "Risk Factors," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business" and in the notes to the Company's Financial Statements, describe factors, among others, that could contribute to or cause such differences.

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS' PROSPECTUS]

     DILUTION. As a result of the sale of the Securities offered in the Public Offering and the consummation of the Acquisition, there will be immediate and substantial dilution to public investors in that the pro forma net tangible book value per share of the Company's Common Stock after the Public Offering and consummation of the Acquisition will be approximately $2.36 per share, or approximately $2.64 (53%) less than the $5.00 Public Offering price per share. See "Dilution."

     NO ASSURANCE OF PUBLIC MARKET; DETERMINATION OF OFFERING PRICE. Prior to the Public Offering, there has been no market for any of the Company's securities. The initial public offering price of the Securities and the exercise price and other terms of the Warrants have been arbitrarily determined by negotiations between the Company and the Underwriter and such prices and terms are not necessarily related to the Company's asset value, net worth or other established criteria of value. In addition, there can be no assurance that a trading market will develop after the Public Offering for any of the Company's Securities or that, if developed, it will be sustained. See "Underwriting."


     SHARES ELIGIBLE FOR FUTURE SALE. In general, under Rule 144, a person which has satisfied a two-year (one-year effective on or about April 29, 1997) holding period may, under certain circumstances, sell within any three-month period a number of shares of common stock that does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume in such shares during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity or other limitation by a person which is not an affiliate of an issuer and which has satisfied a three-year holding period. The holders of all shares of the Company's Common Stock, have agreed not to sell shares of the Company's Common Stock owned by them on the date hereof for a period of twenty-four months from the date of this Prospectus without the prior written consent of the Underwriter.


     The Company has 1,450,000 shares of Common Stock outstanding that are "restricted securities," as that term is defined under Rule 144 promulgated under the Securities Act. The Company also has outstanding Warrants to purchase 930,000 shares of Common Stock which Warrants and shares of Common Stock underlying the Warrants are being registered under the Registration Statement of which this Prospectus forms a part for resale by said persons. Investors should be aware that sales of the Company's securities may have a depressive effect on the price of the Company's securities in any market which may develop for such securities. See "-- Effect of Options, Warrants and Registration Rights," "Shares Eligible for Future Sale" and "Concurrent Registration of Securities."


     EFFECT OF OPTIONS, WARRANTS AND REGISTRATION RIGHTS.    For the respective
terms of the Underwriter's Warrants, Warrants sold as part of this Offering and the Public Offering and registered hereby and any options that may be granted by the Company under the Company's stock option plan or other options which may be issued by the Company, the holders thereof are given an opportunity to profit from a rise in the market price of the Common Stock, with a resulting dilution in the interests of the other stockholders. Further, the terms on which the Company may obtain additional financing during the exercise periods of said warrants and options may be adversely effected by the existence of such warrants, options and plan. The holders of options or warrants to purchase Common Stock may exercise such options or warrants at a time when the Company might be able to obtain additional capital through offerings of securities on terms more favorable than those provided by such options or warrants. In addition, the holders of the Underwriter's Warrants and the Private Warrants have demand and "piggyback" registration rights with respect to their securities. Exercise of such registration rights may involve substantial expense to the Company. See "Management," "Certain Transactions," "Description of Securities," "Underwriting" and "Concurrent Public Offering of Securities."


     NO CASH DIVIDENDS. The Company has not paid any dividends to date. The Company's Board of Directors does not presently intend to declare any dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in the Company's business operations. See "Description of Securities."

     LACK OF EXPERIENCE OF THE UNDERWRITER. The Underwriter was organized in August 1993, was registered as a broker in June 1995, and became a member firm of the National Association of Securities Dealers, Inc. in June 1995. The Underwriter is principally engaged in retail brokerage and market making activities and

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS' PROSPECTUS]

various corporate finance projects. The Underwriter has acted as a placement agent in private offerings and has participated as a member of the underwriting syndicate or as a selected dealer in one public offering and it has acted solely one time as the lead manager in only one public offering of securities. While certain of the officers of the Underwriter have significant experience in corporate finance and the underwriting of securities, no assurance can be given that the Underwriter's lack of experience as a lead managing underwriter of public offerings will not adversely affect the Public Offering and the subsequent development of a liquid public trading market in the Company's securities.

     POTENTIAL ADVERSE EFFECT OF REDEMPTION OF WARRANTS. At any time during their exercise period, the Warrants may be redeemed by the Company at a redemption price of $.10 per Warrant upon 30 days prior written notice if the average closing bid price of the Common Stock for 20 consecutive trading days ending within 10 days of the notice exceeds $8.50. Redemption of the Warrants could force the holders to exercise the Warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, to sell the Warrants at the current market price for the Warrants when they might otherwise wish to hold the Warrants, or to accept the redemption price, which may be substantially less than the market value of the Warrants at the time of redemption. See "Description of Securities."

     CURRENT PROSPECTUS AND BLUE SKY REGISTRATION REQUIRED TO EXERCISE
WARRANTS. Holders of the Warrants will have the right to exercise the Warrants for the purchase of shares of Common Stock only if a current prospectus relating to such shares is then in effect and only if the shares are qualified for sale under the securities laws of the states in which the Warrantholders reside. Although the Company intends to maintain such a current prospectus and to seek to qualify the shares of Common Stock underlying the Warrants for sale in those states where the Common Stock and Warrants are to be offered, there is no assurance that it will be able to do so. The Warrants may be deprived of any value if the current prospectus encompassing the shares underlying the Warrants is not kept effective or if such underlying shares are not or cannot be registered in the states in which Warrantholders reside. See "Description of Securities."

     POSSIBLE SUSPENSION OF COMPANY'S SECURITIES FROM NASDAQ EVEN IF LISTING OBTAINED. In connection with the Public Offering, the Company has applied for the listing of the Securities offered hereby on the NASDAQ SmallCap System. However, there can be no assurance that the Company's application will be granted or that, if granted, the Company will meet the criteria for continued quotation of its securities on the NASDAQ SmallCap System. Current minimum continued quotation criteria on the NASDAQ SmallCap System, which would make it more difficult to maintain the listing of the Company's Securities, include, among other things, $2,000,000 in total assets, $1,000,000 in capital and surplus, $200,000 in aggregate market value, and a minimum bid price of $1.00 per share of Common Stock. If an issuer does not meet the $1.00 minimum bid requirement, it may, however, remain on the NASDAQ SmallCap System if it has $2,000,000 of capital and surplus and $1,000,000 in aggregate market value. NASDAQ has proposed changes to its continued quotation criteria for its SmallCap System including, among other things, $2,000,000 in net tangible assets, an aggregate market value of $1,000,000, 500,000 shares being freely tradeable, two independent directors and an audit committee of an issuer's board of directors with the majority of the committee members being independent directors. If the Company becomes unable to meet the continued quotation criteria of the NASDAQ SmallCap System and is suspended therefrom, trading, if any, in the Company's securities would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" if then available, the OTC Bulletin Board. In such event, an investor would likely find it more difficult to dispose of, or to obtain accurate quotations as to the value of, the Company's securities.

     RISKS OF LOW-PRICED SECURITIES. If the Securities were to be suspended or delisted from the NASDAQ System, the Securities would be subject to rules under the Exchange Act, which impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established clients and "accredited investors" (for example, individuals with a net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with their spouses). For transactions covered by such rules, a broker-dealer must make a special suitability determination of the purchaser and have received the purchaser's written consent to the transaction prior to the sale. Consequently, such rules may affect the ability

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS' PROSPECTUS]

of broker-dealers to sell the Company's Securities and the ability of purchasers in this Offering to sell any of the Company's Securities acquired in this Offering in any secondary market that may develop for such Securities.

     The Commission has enacted rules that define a "penny stock" to be any equity security that has a price (as therein defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions, including securities listed on the NASDAQ SmallCap System or on designated exchanges, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to any transaction in a penny stock, of a disclosure statement prepared by the Commission relating to the penny stock market. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. In the event the Company's securities are no longer listed on the NASDAQ SmallCap System or are not otherwise exempt from the provisions of the Commission's "penny stock" rules, such rules may also affect the ability of broker-dealers to sell the Company's Securities and the ability of purchasers in this Offering to sell any of the Securities acquired hereby in any secondary market that may develop.

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS' PROSPECTUS]

                                    DILUTION

     The net tangible book value of the Company as of June 30, 1996 was approximately HK$20,983,000 (US$2,711,000) or HK$14.47 (US$1.87) per Common
Share. Net tangible book value per Common Share is determined by dividing the net tangible book value of the Company (total tangible assets less total liabilities) by the number of outstanding Common Shares at that date, assuming the share exchange between the Company and Far East as described in the "Certain Transactions" section had taken place prior to June 30, 1996 and that 100% of the outstanding shares of Far East had been transferred to the Company. After giving effect to the sale by the Company of the 600,000 Common Shares and 600,000 Warrants offered hereby (after deduction of estimated underwriting discounts and commissions, and offering expenses), the Company's net tangible book value at June 30, 1996 would have been approximately HK$37,475,000 (US$4,842,000) or HK$18.28 (US$2.36) per Common Share. This represents an immediate increase in net tangible book value to existing shareholders of HK$3.81 (US$0.49) per Common Share and an immediate dilution to new investors of HK$20.42 (US$2.64) per Common Share. The following table illustrates the per Common Share dilution:

Assumed initial public offering price per Common Share.................               US$ 5.00
  Net tangible book value per Common Share as of June 30, 1996.........  US$ 1.87
  Increase in net tangible book value per Common Share attributable to
     new investors.....................................................      0.49
                                                                         --------
  Net tangible book value per Common Share after the Public Offering...                   2.36
                                                                                      --------
  Dilution per Common Share to new investors...........................               US$ 2.64
                                                                                      ========

     The following table sets forth on a pro forma basis as of June 30, 1996, assuming the above mentioned share exchange had taken place prior to such date, the difference between the number of Common Shares purchased from the Company, the total consideration paid, and the average price per Common Share paid by the existing shareholders and by the new investors (at an assumed initial public offering price of US$5.00 per Common Share before deduction of estimated underwriting discounts and commissions, and other expenses):

                              SHARES PURCHASED        TOTAL CONSIDERATION
                             -------------------     ----------------------      AVERAGE PRICE
                              NUMBER      PERCENT       AMOUNT       PERCENT    PER COMMON SHARE
                             ---------    ------     ------------    ------     ----------------
Existing shareholders......  1,450,000      70.7%    US$2,711,000      47.5%        US$ 1.87
New investors..............    600,000      29.3%       3,000,000      52.5%            5.00
                             ---------    ------     ------------    ------     ----------------
     Total.................  2,050,000     100.0%    US$5,711,000     100.0%        US$ 2.79
                              ========    ======     ============    ======     =================

     The information presented above, with respect to existing shareholders, assumes no exercise of the Underwriter's Overallotment Option. In addition, 1,530,000 Common Shares have been reserved for issuance upon exercise of the Warrants and 120,000 Common Shares have been reserved for issuance upon exercise of the Underwriter's Warrants including the shares of Common Stock underlying the Warrants included within the Underwriter's Warrants, 1,400,000 Common Shares have been reserved for future issuance pursuant to the Management Options, 150,000 Common Shares have been reserved for future issuance upon exercise of options granted pursuant to the Company's incentive stock option plan and 100,000 Common Shares reserved for future issuance to a consultant to Far East. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Management," "Certain Transactions" and "Description of Securities."

                    CONCURRENT PUBLIC OFFERING OF SECURITIES

     Concurrently with this Offering, the Company is offering 600,000 shares of its Common Stock and 600,000 in the Public Offering through the Underwriter.

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS' PROSPECTUS]

                                USE OF PROCEEDS

     The Company will not received any proceeds from this Offering, but it will receive proceeds upon the exercise of the Warrants. The net proceeds to the Company from the sale of 600,000 shares of Common Stock and 600,000 Warrants offered in the Public Offering are estimated to be approximately $2,130,750 (approximately $2,533,995 if the Underwriter's Overallotment Option is exercised in full) after deducting underwriting commissions and discounts and other expenses of the Public Offering. The Company expects to use the net proceeds of the Public Offering over the next twelve months approximately as follows:

                                                                    APPROXIMATE    APPROXIMATE
                                                                      DOLLAR       PERCENTAGE
                                                                      AMOUNT           OF
                                                                      OF NET           NET
                   APPLICATION OF NET PROCEEDS                       PROCEEDS       PROCEEDS
------------------------------------------------------------------  ----------     -----------
Product Assembly Operations(1)....................................  $  825,000          39%
Expand the Number of Sales Offices(2).............................  $  300,000          14%
Office Equipment Purchases(3).....................................  $  350,000          16%
Establish an Office in the United States(4).......................  $  150,000           7%
Working Capital...................................................  $  505,750          24%
                                                                    ----------         ----
          Total...................................................  $2,130,750         100%

---------------

(1) Represents the approximate amount that may be used to fund the initial start-up costs, approximately $150,000, and the establishment of production facilities (including leasehold improvements, equipment and inventory purchases, lease payments and employee salaries), approximately $675,000, for the Company's proposed product assembly operations. See "Business."

(2) Represents the approximate amount that may be used to expand the number of the Company's regional sales offices in the PRC which is subject to change from time to time. The Company estimates that the foregoing allocation will be sufficient to enable it to establish approximately three new regional sales offices and will be used for leasehold improvements and office equipment. See "Business."

(3) To be used to purchase and update the Company's principal offices, including purchases of computer hardware and software and general office equipment.

(4) To purchase equipment and leasehold improvements, pay security deposits, first year's lease payments and initial salaries for an office to be established in the United States.

     Although the Company has not specifically allocated the funds allocated to working capital and the Company will have broad discretion as to the application of such funds, such funds will be used in the Company's current and/or planned operations with the primary purposes of the Public Offering being to raise capital for the specific purposes described herein. The establishment of product assembly operations may result in negative cash flow for a period of time. In such an event, the net proceeds allocated to working capital would be used to support product assembly operations until they result in positive cash flow or the Company decides that such operations will not result in an economic benefit.

     The Company currently estimates that the net proceeds of the Public Offering will be sufficient to fund its planned operations, including the funding of its obligations under the proposed agreement with STIP, and expansion efforts for approximately twelve months from the date of this Prospectus. The net proceeds may be sufficient for a greater or lesser period of time depending on the extent of the Company's expansion efforts and the rapidity of the completion of the negotiations for the Company's proposed agreement with STIP. In addition, the Company may require additional financing prior to or following such period if it is unable to complete the negotiation for the proposed agreement with STIP and another suitable facility is obtained requiring the Company to expend greater sums of money for initial start-up costs and/or production facilities or if a final agreement is reached with STIP but the estimated initial start-up costs and establishment of production facilities is greater than estimated. The Company has no commitments or arrangements for any such additional financing and there can be no assurance that the Company will be able to obtain additional financing on terms acceptable to the Company or at all. In the event additional financing is unavailable to the Company, the Company may be materially adversely affected.

     The foregoing represents the Company's best estimate of its allocation of the net proceeds of the Public Offering. Future events, as well as changes in economic, regulatory or competitive conditions or the

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS' PROSPECTUS]

Company's business and the results of the its activities may make shifts in the allocation of funds within the described categories or to other purposes necessary or desirable. In the event the Company is unable to fund its proposed product assembly operations with the net proceeds allocated above or suffers losses, the Company may draw upon the net proceeds of the Public Offering allocated to expand the number of its sales offices, purchase equipment and/or working capital. In the event the Company is not successful in establishing its planned product assembly operations, any net proceeds remaining from the funds allocated for such purpose may be reallotted to expanding the lines of products that the Company distributes. The Company estimates that the net proceeds of the Public Offering allocated to expand the number of its sales offices will be sufficient to establish approximately three new sales office at an average cost of approximately $100,000 for each new sales office. In the event the per sales office costs are greater than estimated, the Company may establish fewer sales offices or draw upon the net proceeds of the Public Offering allocated to working capital. In the event the per sales office costs are less than estimated, a portion of the net proceeds of the Public Offering allocated for such purposes will be reallocated to working capital.

     Prior to expenditure, proceeds will be invested principally in high grade, short-term, interest-bearing investments. Any proceeds received upon exercise of the Overallotment Option or any of the Warrants will be used for working capital purposes. There can be no assurance that the Overallotment Option or any of the Warrants will be exercised.

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS' PROSPECTUS]

expense was due to an increased level of borrowings, resulting from the purchase of investment property in September 1993 (with mortgage interest increasing by HK$170,000) and payment of dividends of approximately HK$3,500,000 in Fiscal 1994 to Far East's shareholders.

     Other Income. Other income declined by approximately HK$85,000 or 12.6% to approximately HK$590,000 in Fiscal 1994 from approximately HK$675,000 in Fiscal 1993. This decrease in other income was due primarily to a decrease in income generated from providing engineering services to other companies in Fiscal 1994.

     Gain on Disposal of a Real Estate Property. The gain of approximately HK $2,300,000 resulted from the disposition of the premises which were previously leased out.

     Income from Continuing Operations. Income from continuing operations was approximately HK$4,333,000 in Fiscal 1994, a decrease of approximately HK$1,703,000 or 28.2% from approximately HK$6,036,000 in Fiscal 1993. This decrease in operating profit was primarily due to the economic austerity measures adopted by the PRC government in early 1994 and the exceptional sale in Fiscal 1993 resulting from the inclusion of the above mentioned exceptional order in the approximate amount of HK$19,600,000.

     Discontinued Operations - Income (Loss) of subsidiary companies. In Fiscal 1993, the operations of Far East's subsidiaries derived a profit of approximately HK$12,000 but their operations resulted in a loss of approximately (HK$1,466,000) in Fiscal 1994. This loss was primarily due to one of the major suppliers of Action disposing of its industrial computer product line in Fiscal 1994. The industrial computer product line had been one of Action's major product lines in prior years. Euro Electron was established in the later part of Fiscal 1993. During Fiscal 1994, Euro Electron was in its development stage, incurring expenses for planned operations, seeking product sources and formulating its marketing efforts while deriving no revenues.

LIQUIDITY AND CAPITAL RESOURCES

     Far East's primary uses of cash have been to fund accounts receivable, inventories, capital expenditures related to the additions to property and equipment, and to pay dividends to its shareholders. Far East has historically met its cash requirements from cash flow from operations, short-term borrowings under bank lines of credit, and long-term mortgage bank loans. Working capital at the end of Fiscal 1995 and Six Months 1996 was approximately HK$4,896,000 and approximately HK$6,115,000, respectively.

     Inventory decreased from approximately HK$5,106,000 at the end of Fiscal 1995 to approximately HK$3,258,000 at the end of Six Months 1996. Far East seeks to maintain a low level of inventory comprised mostly of low tech products to fill regular customer's orders and parts and accessories for warranty purposes, with Far East principally ordering products upon receiving a customer's order. The higher inventory level at the end of Fiscal 1995 was principally due to goods received near year end but not delivered to customers for several reasons, including but not limited to, a multicomponent order awaiting shipment of a component while another had arrived and a customer's letter of credit or payment not having been received.

     During Fiscal 1995 and Six Months 1996, Far East experienced cash flow from operations of approximately HK$7,611,000 and (HK$319,000), respectively. Cash from operations in Fiscal 1995 having been positively impacted by shipments made in late Fiscal 1994 with payment being received in Fiscal 1995. At the end of Fiscal 1995, Far East's accounts receivable stood at approximately HK$22,040,000 while at the end of Six Months 1996, Far East's accounts receivable were approximately HK$18,978,000. At the end of Six Months 1996, Far East had advanced approximately HK$3,800,000 to Regent (of which approximately HK$2,200,000 was repaid subsequent to the end of Six Months 1996). Also accounts receivable declined by approximately HK$3,062,000 from approximately HK$22,040,000 at the end of Fiscal 1995 to approximately HK$18,978,000 at the end of Six Months 1996, which was partially offset by an increase in receivables from related companies of approximately HK$1,115,000 from approximately HK$275,000 at the end of Fiscal 1995 to approximately HK$1,390,000 at the end of Six Months 1996.

     For Fiscal 1995 and Six Months 1996, Far East had income from continuing operations of approximately HK$2,259,000 and HK$1,783,000 respectively. This income rate increase followed from Far East's self-imposed budgetary restraints, the loosening of the PRC's economic austerity measures and a reduced rate of inflation in the PRC.

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS' PROSPECTUS]

     Cash used in investing activities were mainly used to purchase properties in the PRC and Hong Kong.

     Far East has various banking facilities for overdraft, import and export credits and foreign exchange contracts amounting to approximately HK$40,900,000 from various banks. More specifically, at June 30, 1996 Far East had borrowed the following short term bank overdraft facilities to finance its operating activities: (a) approximately HK$1,692,455 from Standard Chartered Bank; and (b) approximately HK$1,780,937 from Banque Nationale de Paris. Both such facilities bearing interest at Hong Kong's prime rate. At June 30, 1996, unused portions of the foregoing overdraft facilities were approximately HK$307,545 and HK$219,063 from the Standard Chartered Bank and Banque Nationale de Paris, respectively. Far East also had the following outstanding import loans to finance the purchase of goods from suppliers: (a) approximately 108,836 Deutsche Marks and 34,977 Singapore Dollars from Standard Chartered Bank, bearing interest at Hong Kong's prime rate plus one-half percent and repayable within 90 days; and (b) approximately US$136,762 from Banque Nationale de Paris, bearing interest at Hong Kong's prime rate plus one percent and repayable within 120 days. Approximately HK$24,500,000 of the credit facilities that are available were obtained on the conditions that, among other things, Far East mortgage its properties as security for the credit facilities, Far East not to create a charge or lien on its other assets in favor of other parties without the bank's consent, and Far East maintaining a certain level of net worth. Far East also has various bank loans to finance the purchase of its properties with outstanding indebtedness at June 30, 1996 of approximately HK$7,500,000. More specifically, at June 30, 1996 Far East had the following bank loans used to finance the purchase of properties: (a) The Hong Kong and Shanghai Banking Corporation, bearing interest at the United States prime rate plus two and one-half percent, repayable at the approximate rate of US $2,800 per month with approximately HK$1,104,000 in principal remaining to be paid at the end of Six Months 1996; (b) the Bank of East Asia Ltd., bearing 13% interest per year, repayable at the approximate rate of HK$11,945 per month with approximately HK$768,000 in principal remaining to be paid at the end of Six Months 1996; (c) Standard Chartered Bank, bearing interest at Hong Kong's prime rate plus one and a quarter percent, repayable at the approximate rate of HK$31,500 per month plus interest with approximately HK$1,972,000 in principal remaining to be paid at the end of Six Months 1996 (repaid in December 1996 upon the sale of the property the purchase of which this bank loan was used to finance); and (d) the Hong Kong and Shanghai Banking Corporation, bearing interest at Hong Kong's prime rate plus one and three quarters percent repayable at the approximate rate of HK$65,598 per month with approximately HK$3,688,000 in principal remaining to be paid at the end of Six Months 1996. As of June 30, 1996, properties with net book value of approximately HK$20,200,000 were pledged to secure certain banking facilities of Far East.

     Cash declined from approximately HK$4,626,000 at the end of Fiscal 1995 to approximately HK$3,008,000 at the end of Six Months 1996 principally as a result of Far East electing to use cash on hand to repay short-term borrowings (i.e. bank overdraft and import/export loans) and make advances to Regent to finance a significant government project that had been undertaken by Regent's subsidiary, Action, and is nearing completion. Regent is charged interest at the rate of 18% per year for this advance. At June 30, 1996, Regent had an outstanding balance of approximately HK$3,800,000 due to Far East. Regent owns approximately two-thirds of the outstanding equity securities of Far East and upon completion of the Public Offering will own approximately 48% of the Company's issued and outstanding shares of Common Stock. Regent's majority shareholder is Pearl Venture Ltd. which is a trust established for the benefit of T.C. Leung, Chairman of the Company's Board of Directors and its Chief Executive Officer. See "Principal Shareholders" and "Certain Transactions."

     The Company plans to use the net proceeds of the Public Offering to establish product assembly operations in the PRC and additional sales offices in the PRC and purchase office equipment including computer hardware and software. The balance of the proceeds of the Public Offering will be used for general working capital purposes.

     The Company believes that the net proceeds of the Public Offering, together with available trade credit, bank credit and internally generated funds, will be sufficient to satisfy its anticipated working capital needs for at least the twelve month period following the completion of the Public Offering.

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS' PROSPECTUS]

                             PRINCIPAL SHAREHOLDERS

     The following table set forth, as of the date of this Prospectus, after giving effect to the Acquisition as if it had occurred on that date, certain information concerning beneficial ownership of shares of Common Stock with respect to (i) each person known to the Company to own 5% or more of the outstanding shares of Common Stock, (ii) each executive officer and director of the Company, and (iii) all officers and directors of the Company as a group:

                                                                                     APPROXIMATE
                                                  AMOUNT         APPROXIMATE        PERCENTAGE OF
                                                    AND         PERCENTAGE OF       COMMON STOCK
                                                 NATURE OF      COMMON STOCK         OWNED AFTER
                                                 BENEFICIAL     OWNED BEFORE           PUBLIC
                                                 OWNERSHIP     PUBLIC OFFERING       OFFERING(4)
                                                 ---------     ---------------     ---------------
T.C Leung (1)(2)..............................   1,400,000            97%                 68%
Jerry Wong (1)(3).............................          0               *                   *
Nancy Wong (1)(3).............................          0               *                   *
C.P. Kwan (1)(3)..............................          0               *                   *
Alex Sham (1)(3)..............................          0               *                   *
Pearl Venture Ltd. (1)(2).....................   1,400,000            97%                 68%
Regent Earning Ltd. (1).......................   1,027,600            71%                 50%
All Executive Officers and Directors of the
  Company as a group (5 persons) (2)(3).......   1,400,000            97%                 68%

---------------

* Denotes less than 1%.

(1) The address for each of Ms. Wong and Messrs. Leung, Wong, Kwan and Sham is c/o Euro Tech (Far East) Ltd., 18/F Gee Chang Hong Centre, 65 Wong Chuk Hang Road, Hong Kong. The address for Pearl Venture Ltd. ("Pearl") is Columbus Centre Building, Wichhams Cay, Road Town, Tortola, British Virgin Islands. The address for Regent Earning Ltd. ("Regent") is Chong Kin Commercial Building, 596 Nathan Road, Room 902, Mong Kok, Kowloon, Hong Kong.

(2) Includes shares of the Company's Common Stock owned of record by Pearl, which is a trust established for the benefit of Mr. Leung. Also includes those shares of the Company's Common Stock owned of record by Regent, of which Pearl is the majority shareholder. See "Certain Transactions."

(3) Does not include such person's proportionate beneficial interest in shares of the Company's Common Stock held of record by Regent and/or Broadskill Investments, Inc. ("Broadskill"). See "Certain Transactions."

(4) Does not include options granted or which may be granted under the Company's 1996 Stock Option Plan, the Management Options and the Consultant's Options. See "Management" and "Certain Transactions."

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS' PROSPECTUS]

                              CERTAIN TRANSACTIONS

     The Company was incorporated under the laws of the British Virgin Islands on September 30, 1996 and shortly thereafter sold 50,000 shares of its Common Stock to Gusrae, Kaplan & Bruno, and 100,000 shares of its Common Stock to Sidford for an aggregate cash consideration of $1,500 or $.01 per share. Gusrae, Kaplan & Bruno is United States counsel to the Company and was granted the right to purchase said shares in partial consideration of its services rendered in connection with the Public Offering and this Offering. Sidford has been and is a business consultant to Far East which was initially paid HK$5,000 and granted the option to purchase the foregoing 100,000 shares. In January 1997, Far East amended its Agreement with Sidford to provide cash compensation to Sidford of $5,000 per month for twenty months. At that same time, the Company repurchased the 100,000 shares previously sold to Sidford for the sum of $1,000 and agreed to grant to Sidford options to purchase up to 100,000 shares of the Company's Common Stock, such option being exercisable at $5.50 per share. See "Management".

     The Company's activities to date have been limited to organizational activities, seeking and securing financing including a private offering of its securities and the Public Offering and negotiating the terms and conditions of its acquisition of Far East. Far East was established in 1971 and has been in continuous operation since that time. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     Pearl is a British Virgin Islands company which is a trust for the benefit of T.C. Leung, the Company's Chairman of the Board and Chief Executive Officer. Regent is a Hong Kong corporation.

     Simultaneously with the closing of the Public Offering, the Company will consummate the Acquisition by exchanging 1,400,000 shares of its Common Stock for the 1,000,000 issued and outstanding shares of the Common Stock of Far East at a ratio of 1.4 (one and four-tenths) shares of the Company's Common Stock for each issued and outstanding share of Far East's Common Stock. All discussions in this Prospectus relating to the number of issued and outstanding shares of Common Stock give effect to the Acquisition.

     Pearl was one of the founding shareholders of Far East and during the years 1992 through 1994, Pearl and Regent accumulated 100% of the issued and outstanding common stock of Far East (1,000,000 shares) for an aggregate consideration of approximately HK$11,130,000, with Pearl and Regent being the record owners of 266,000 and 734,000 shares of Far East's Common Stock, respectively. Broadskill is a Hong Kong corporation which owns an approximate 44% equity interest in Regent which if converted into shares of the Company's Common Stock would represent approximately 29% of the Company's Common Stock. No executive officer or director of the Company is an officer or director of Pearl, Regent or Broadskill. In addition to its direct record ownership of 372,400 shares of the Company's Common Stock, Pearl is also the beneficial owner of approximately 527,069 shares of the Company's Common Stock through its equity interest in Regent. Mr. Kwan, and each of Messrs. Wong and Sham and Ms. Wong, Executive Officers and Directors of the Company and Far East have equity interests in Regent and/or Broadskill which if were converted into shares of the Company's Common Stock would represent approximately 5%, less than 1%, less than 1% and less than 1% of the Company's Common Stock, respectively. See "Management" and "Principal Shareholders."

     During Fiscal 1996, the Company transferred its equity interests in three former subsidiaries, Armtison Limited (a wholly owned subsidiary), Action Instruments (China) Ltd., (a 51% owned subsidiary) and Euro Electron (Far East) Ltd. (a 80% owned subsidiary) to Regent and Pearl at book value (HK$10,000) invested in these three subsidiaries.

     On November 11, 1996 the Company completed the sale of an aggregate of 1,000,000 Warrants (the "Private Warrants") to private investors for aggregate gross proceeds of $150,000, or a price of $.15 per Warrant. The Underwriter acted as the Company's placement agent in connection with the foregoing private placement of the Company's Private Warrants and received an aggregate of $19,500 in commissions and non-accountable expenses. Said Private Warrants and the shares of the Company's Common Stock underlying said Warrants are being offered hereby. In March 1997, the Company repurchased 70,000 Private Warrants at

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS' PROSPECTUS]

their purchase price or an aggregate amount of $10,500. See "Concurrent Public Offering of Securities," "Description of Securities" and "Plan of Distribution."

     At the end of Six Months 1996, Far East had advanced approximately HK$3,800,000 to Regent to finance a significant government project that had been undertaken by Regent's subsidiary and is nearing completion. Regent is charged eighteen percent interest per year on this advance. Regent has repaid approximately HK$2,200,000 subsequent to June 30, 1996.

     Mr. Leung may be deemed to be a "promoter" of the Company as such term is defined by the rules promulgated by the Commission under the Securities Act. As so defined a promoter is any person who (i) acting alone or in conjunction with others, took the initiative in founding and organizing an issuer's business or enterprise, or (ii) in connection with founding and organizing the business or enterprise of an issuer, receives in consideration for services and/or property, ten percent or more or either any class of the issuer's securities or the proceeds therefrom. Mr. Leung formulated the concepts of a public offering to raise capital for the Company and Far East and establishing a company in the British Virgin Islands for that purpose. Additionally, upon completion of the Public Offering and the Acquisition, Mr. Leung will beneficially own approximately 65% of the Company's issued and outstanding shares of Common Stock. See "Principal Shareholders."

     All future transactions between the Company and its executive officers and directors will be on teams no less favorable than could be obtained from independent third parties and will be approved by a majority of the Company's directors disinterest in such transactions.

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS' PROSPECTUS]

                            SELLING SECURITYHOLDERS

     The Registration Statement of which this Prospectus forms a part covers the offering of 930,000 Warrants and 930,000 shares of Common Stock underlying said Warrants owned by the Selling Securityholders. The resale of such securities by the Selling Securityholders is subject to prospectus delivery and other requirements of the Securities Act.

     The Company's securities are being offered by the following Selling Securityholders in the amounts set forth below.

                                             (1)                    (2)                 (3)
                                       NUMBER OF SHARES       NUMBER OF SHARES       NUMBER OF
                                       OF COMMON STOCK        OF COMMON STOCK         WARRANTS
                                         BENEFICIALLY            REGISTERED          REGISTERED
       SELLING SECURITYHOLDER             OWNED (*)              HEREIN (*)            HEREIN
-------------------------------------  ----------------       ----------------       ----------
Celestial Dreams Corp., NV...........       100,000                100,000             100,000
Richgrove, NV........................       100,000                100,000             100,000
Waveland Corp., NV...................       100,000                100,000             100,000
Eaglehurst, NV.......................       100,000                100,000             100,000
Signal Hill, NV......................        92,000                 92,000              92,000
Totado International, NV.............        70,000                 70,000              70,000
Imagine Holdings Corp................        50,000                 50,000              50,000
Lillian Goldman......................        50,000                 50,000              50,000
Jennifer L. King.....................        50,000                 50,000              50,000
Maureen Hilson.......................        50,000                 50,000              50,000
Ningling Jing........................        30,000                 30,000              30,000
Pamela Gailliard.....................        25,000                 25,000              25,000
Edward Boginsky......................        25,000                 25,000              25,000
K. Percy.............................        25,000                 25,000              25,000
Lovella Fiedtkou.....................        10,000                 10,000              10,000
Dr. David Mehler.....................        10,000                 10,000              10,000
David H. Meyrowitz...................        10,000                 10,000              10,000
Gale L. Sayers Proby.................        10,000                 10,000              10,000
Charles A. Conner, Jr................        10,000                 10,000              10,000
Jane Troyer..........................         5,000                  5,000               5,000
Jon A. Maresca and
C. Elizabeth Maresca.................         5,000                  5,000               5,000
John Andrew Roe......................         3,000                  3,000               3,000

---------------

(*) The Number of Shares of Common Stock Beneficially Owned and the Number of
    Shares of Common Stock Registered Herein as set forth above includes shares of Common Stock issuable on the exercise of the Warrants.

     After the completion of the sale by the respective Selling Securityholders of the number of shares of Common Stock and Warrants set forth opposite their names in Columns (2) and (3) above, none of the Selling Securityholders will own any of such shares of Common Stock or Warrants.

     The foregoing persons and entities have agreed not to sell, for a period of twenty four months from the date of this Prospectus, an aggregate of 930,000 Warrants and 930,000 shares of Common Stock underlying said Warrants without the prior written consent of the Underwriter. Additionally, the Company and the Underwriter have agreed that they will not permit the Private Warrantholders to sell, assign, pledge or otherwise dispose of any of the foregoing Warrants for a period of one year from the Effective Date of the Public Offering.

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS' PROSPECTUS]

                              PLAN OF DISTRIBUTION

     The Warrants and/or the shares of the Company's Common Stock underlying such Warrants may be resold from time to time directly by the Selling Securityholders. Alternatively, the Selling Securityholders may from time to time offer such securities through underwriters, dealers or agents. The distribution of securities by the Selling Securityholders may be effected in one or more transactions that may take place on the over-the-counter market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such shares as principals, at market prices prevailing at the time of sale. Commissions may be paid by the Selling Securityholders in connection with such sales. The Selling Securityholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Securities Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation. The Company will derive proceeds from exercises of the Warrants but will not derive any proceeds from the sale of the Company's securities by the Selling Securityholders. There can be no assurance that any of the Warrants will be exercised.

     The National Association of Securities Dealers, Inc. (the "NASD") has advised the Underwriter that it is not issuing any opinion at this time that it has no objection to any underwriting compensation to be received or any other terms and arrangements of an offering by the Underwriter or any NASD member in connection with a sale by the Selling Securityholders. Therefore, no NASD member would be permitted to participate in a public offering of the Selling Securityholder Warrants or the shares underlying such Warrants without filing and receiving an opinion from the NASD that it has no objection to the compensation to be received and any other terms and arrangements of an offering. As a result, the Selling Securityholders may be subject to delays or limitations which will affect the liquidity of their securities.

     The Underwriter has given a representation to the NASD that in the event the Underwriter enters into any arrangement or intends to sell any of such Warrants or shares underlying such Warrants to be offered by Selling Securityholders in an offering of securities, that the Underwriter will make a filing with the NASD, disclosing in detail the proposed terms and arrangements of any contemplated offer, sale, or purchase of Selling Securityholder securities in a timely manner so as to permit the NASD ample time to review and render an opinion as to the reasonableness of the terms and arrangements of the offering, prior to commencement of the distribution, including any additional disclosure the NASD may deem necessary. There are no assurances that the NASD will issue an opinion that it has no objections to the underwriting compensation to be received or to any other terms and arrangement of an offering. Therefore, absent such an opinion, no NASD member, including the Underwriter, would be permitted to participate in a public offering of the Selling Securityholder Warrants or the shares underlying such Warrants.

     At a time an offer of securities is made by or on behalf of a Selling Securityholder, it is the Company's intent that a prospectus be distributed setting forth, based upon information provided by the Selling Securityholder, the number of securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for securities purchased from the Selling Securityholder and any discounts, commissions or concessions allowed or re-allowed or paid to dealers, and the proposed selling price to the public.

     Sales of securities by the Selling Securityholders could have an adverse effect on the market prices of the securities offered pursuant to the Public Offering.

                                 LEGAL MATTERS

     The validity of the Securities being offered hereby and certain legal matters in connection with this Offering with respect to British Virgin Islands law will be passed upon for the Company by Smith-Hughes, Raworth & McKenzie, British Virgin Islands counsel to the Company. Certain legal matters in connection with this Offering with respect to United States law will be passed upon for the Company by Gusrae, Kaplan

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS' PROSPECTUS]

& Bruno, New York, New York, as United States counsel to the Company. Gusrae, Kaplan & Bruno owns 50,000 shares of the Company's Common Stock. Hastings & Co. has advised the Company on certain legal matters in connection with this Offering with respect to the laws of Hong Kong. Jingtian Associates has advised the Company on certain legal matters with respect to the laws of the PRC.

                                    EXPERTS

     The Financial Statements of the Company included in this Prospectus have been audited by Arthur, Andersen & Co., Hong Kong, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as expert in giving said reports.

                        ENFORCEMENT OF CIVIL LIABILITIES

     The Company is a British Virgin Islands holding corporation. The Company has appointed CT Corporation System, 1633 Broadway, New York, New York 10019 as its agent upon whom process may be served in any action brought against it under the securities laws of the United States. However, it may be difficult for investors to enforce outside the United States judgements against the Company obtained in the United States in any such actions, including actions predicated upon the civil liability provisions of the United States federal securities laws. In addition, all of the Company's officers and directors reside outside the United States and all of the assets of these persons and of the Company are or may be located outside of the United States. As a result, it may be difficult for investors to effect service of process within the United States upon such persons. Additionally, Hong Kong courts will not directly enforce against the Company or such persons judgments obtained in United States courts. There is substantial doubt as to the enforceability against the Company or any of its officers and directors located outside the United States in original actions for enforcement of judgements of United States courts.

     The Company has been advised by Hastings & Co., its Hong Kong counsel, and Smith-Hughes, Raworth & McKenzie, its British Virgin Islands counsel, that no treaty exists between Hong Kong or the British Virgin Islands and the United States providing for the reciprocal enforcement of foreign judgements. However, the courts of Hong Kong and the British Virgin Islands are generally prepared to accept a foreign judgment as evidence of a debt due. An action may then be commenced in Hong Kong or the British Virgin Islands for recovery of this debt. A Hong Kong or British Virgin Islands court will only accept a foreign judgement as evidence of a debt due if: (i) the judgement is for a liquidated amount in a civil matter; (ii) the judgment is final and conclusive and has not been stayed or satisfied in full; (iii) the judgment is not directly or indirectly for the payment of foreign taxes, penalties, fines or changes of a like nature (in this regard, a Hong Kong or British Virgin Islands court is unlikely to accept a judgement for an amount obtained by doubling, trebling or otherwise multiplying a sum assessed as compensation for the loss or damage sustained by the person in whose favor the judgement was given); (iv) the judgment was not obtained by actual or constructive fraud or duress; (v) the foreign court has taken jurisdiction on grounds that are recognized by the common law rules as to conflict of laws in Hong Kong or the British Virgin Islands; (vi) the proceedings in which the judgment was obtained were not contrary to natural justice (i.e., the concept of fair adjudication); (vii) the proceedings in which the judgment was obtained, the judgment itself and the enforcement of the judgment are not contrary to the public policy of Hong Kong or the British Virgin Islands; (viii) the person against whom the judgment is given is subject to the jurisdiction of the Hong Kong or the British Virgin Islands court; and
(ix) the judgment is not on a claim for contribution in respect of damages awarded by a judgement which does not satisfy the foregoing. Enforcement of a foreign judgment which has been registered in a Hong Kong court or a judgment obtained in Hong Kong can be enforced by one or more of the following manners:
(i) a Hong Kong court's bailiffs being sent to seize valuable chattels from the judgment debtor's premises and thereafter auction the same in satisfaction of the judgment debt; (ii) by a charge being registered against any real property belonging to the judgment debtor which charge must necessarily be redeemed upon sale or upon the judgment creditor exercising a right of sale attached thereto;
(iii) oral examination of the judgment debtor or its director(s) to

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS' PROSPECTUS]

reveal in open court assets belonging to him/her or the Company; (iv) by debtors of the judgment debtor being required to pay over debts due to the judgment debtor; and (v) bankruptcy or "winding up" proceedings. Enforcement of a foreign judgement in Hong Kong or the British Virgin Islands may also be limited or affected by applicable bankruptcy, insolvency, liquidation, arrangement, moratorium or similar laws relating to or affecting creditors' rights generally and will be subject to a statutory limitation of time within which proceedings may be brought.

     A substantial portion of the Company's assets will be situated in the PRC. As the PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts within the United States, actions brought by regulatory authorities, such as the Commission, and other actions, which result in foreign court judgments, could (assuming such actions are not required by PRC law to be arbitrated) only be enforced in the PRC if such judgments or rulings do not violate the basic principles of the law of the PRC or the sovereignty, security and public interest of the society of the PRC, as determined by a people's court of the PRC which has jurisdiction for recognition and enforcement of judgments. The Company has been advised by its PRC counsel, Jingtian Associates, that there is substantial doubt as to the enforceability in the PRC of any actions to enforce judgments of United States' courts arising out of or based on the ownership of the Securities offered hereby, including judgments arising out of or based on the civil liability provisions of United States federal or state securities laws or otherwise.

                             ADDITIONAL INFORMATION

     The Company has filed with the Commission a Registration Statement on Form F-1 (the "Registration Statement") under the Securities Act with respect to the shares of Common Stock and Warrants offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in the exhibits and schedules thereto as permitted by the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to herein are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statement, including the exhibits and schedules thereto, may be inspected without charge at the principal office of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the Regional Offices of the Commission located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a website that contains reports, proxies and information statements and other information regarding issuers that file electronically with the Commission. The Commission's website is located at http://www.sec.gov.

            [ALTERNATE PAGE FOR SELLING SECURITYHOLDERS' PROSPECTUS]

======================================================

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE CIRCUMSTANCES OF THE COMPANY OR THE FACTS HEREIN SET FORTH SINCE THE DATE HEREOF.

                               TABLE OF CONTENTS


                                        PAGE
                                       -----
Prospectus Summary.....................     4
Risk Factors...........................     9
Dilution...............................    18
Concurrent Public Offering of
  Securities...........................    18
Use of Proceeds........................    19
Capitalization.........................    21
Selected Financial Information.........    22
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...........................    24
Business...............................    30
Management.............................    36
Principal Shareholders.................    40
Certain Transactions...................    41
Description of Securities..............    43
Shares Eligible for Future Sale........    45
Selling Securityholders................    47
Plan of Distribution...................    48
Legal Matters..........................    48
Experts................................    49
Enforcement of Civil Liabilities.......    49
Additional Information.................    50
Index to Financial Statements..........   F-1
Appendix -- The People's Republic of
  China................................   A-1



UNTIL APRIL   , 1997 (25 DAYS AFTER THE DATE OF THE PROSPECTUS), ALL DEALERS
EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


======================================================
======================================================
                                   EURO TECH
                            HOLDINGS COMPANY LIMITED

                               930,000 REDEEMABLE
                         COMMON STOCK PURCHASE WARRANTS
                             AND 930,000 SHARES OF
                                  COMMON STOCK

                              --------------------

                                   PROSPECTUS
                              --------------------
                                            , 1997

             ======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses of this offering, all of which are to be paid by the Registrant, in connection with the issuance and distribution of the Securities being registered, are as follows:

SEC Registration Fee............................................................  $  4,734.24
NASD Filing Fee.................................................................     1,872.93
NASDAQ Listing and Filing Fees..................................................    15,000.00*
Printing and Engraving Expenses.................................................    50,000.00*
Accounting Fees and Expenses....................................................   100,000.00*
Legal Fees and Expenses.........................................................   212,000.00*
Blue Sky Fees and Expenses......................................................    50,000.00*
Transfer and Warrant Agent Fees and Expenses....................................    10,000.00*
Consulting Agreement with Underwriter...........................................   108,000.00
Underwriter's non-accountable expense allowance (assuming no exercise of the
  overallotment option).........................................................    92,700.00
Miscellaneous Expenses..........................................................     5,942.83*
Total...........................................................................  $650,250.00*
                                                                                  ===========

---------------

* Estimated.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 57 of the British Virgin Islands International Business Companies Ordinance provides as follows:

     (1) Subject to subsection (2) and any limitations in its memorandum or articles, a company incorporated under this Ordinance may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

          (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, an officer or a liquidator of the company; or

          (b) is or was, at the request of the company, serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

     (2) Subsection (1) only applies to a person referred to in that subsection if the person acted honestly and in good faith with a view to the best interests of the company and, in the case of criminal proceedings, the person has no reasonable cause to believe that his conduct was unlawful.

     (3) The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is in the absence of fraud, sufficient for the purposes of this section, unless a question of law is involved.

     (4) The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the company or that the person had reasonable cause to believe that his conduct was unlawful.

     (5) If the person referred to in subsection (1) has been successful in defense of any proceedings referred to in subsection (1), the person is entitled to be indemnified against all expenses, including legal fees, and against all judgements, fines and amounts paid in settlement and reasonably incurred by the person in connection with the proceedings.

     In addition, Section 58 of the British Virgin Islands International Business Ordinance provides as follows:

        A company incorporated under this Ordinance may purchase and maintain insurance in relation to any person who is or was a director, an officer or a liquidator of the company, or who at the request of the company is or was serving as a director, an officer or a liquidator of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the company has or would have had the power to indemnify the person against the liability under subsection (1) of section 57.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     The Registrant has sold the following securities within the past three years:

                                       A

     In November 1996, the Registrant sold an aggregate of 150,000 shares of its Common Stock to the entities identified as follows, at a price of $.01 per share, Gusrae, Kaplan & Bruno (50,000 shares); Sidford International Ltd. (100,000 shares); and

                                       B

     In November 1996, the Registrant sold, to the persons and entities identified below, the securities of the Registrant for the consideration indicated opposite their names:

         PERSON/ENTITY                           NUMBER OF SECURITIES                   CONSIDERATION
-------------------------------  -----------------------------------------------------  ----------
Signal Hill, N.V...............  Ninety Two Hundredths of a Unit (s)of the Company's    $13,800.00
                                 Securities*
Celestial Dreams Corp., N.V....  One Unit of the Company's Securities*                  $15,000.00
Richgrove, N.V.................  One Unit of the Company's Securities*                  $15,000.00
Waveland Corp, N.V.............  One Unit of the Company's Securities*                  $15,000.00
Eaglehurst, N.V................  One Unit of the Company's Securities*                  $15,000.00
Totado International, N.V......  7/10ths of a Unit of the Company's Securities*         $10,500.00
Lillian Goldman................  One Half of a Unit of the Company's Securities*        $ 7,500.00
Jennifer L. King...............  One Half of a Unit of the Company's Securities*        $ 7,500.00
Maureen Hilson.................  One Half of a Unit of the Company's Securities*        $ 7,500.00
Imagine Holdings Corp..........  One Half of a Unit of the Company's Securities*        $ 7,500.00
Ningling Jing..................  3/10ths of a Unit of the Company's Securities*         $ 4,500.00
Edward Boginsky................  One Quarter of a Unit of the Company's Securities*     $ 3,750.00
K. Percy.......................  One Quarter of a Unit of the Company's Securities*     $ 3,750.00
Pamela Gailliard...............  One Quarter of a Unit of the Company's Securities*     $ 3,750.00
Robert B. Sauter...............  One Tenth of a Unit of the Company's Securities*       $ 1,500.00
Louella Fiedtkou...............  One Tenth of a Unit of the Company's Securities*       $ 1,500.00
Philip Settles.................  One Tenth of a Unit of the Company's Securities*       $ 1,500.00
Dr. David Mehler...............  One Tenth of a Unit of the Company's Securities*       $ 1,500.00
David H. Meyrowitz.............  One Tenth of a Unit of the Company's Securities*       $ 1,500.00
Farid K. Farida................  One Tenth of a Unit of the Company's Securities*       $ 1,500.00
Edwin S. Osias.................  One Tenth of a Unit of the Company's Securities*       $ 1,500.00

         PERSON/ENTITY                           NUMBER OF SECURITIES                   CONSIDERATION
-------------------------------  -----------------------------------------------------  ----------
Lon Rubackin...................  One Tenth of a Unit of the Company's Securities*       $ 1,500.00
Gale L. Sayer Proby............  One Tenth of a Unit of the Company's Securities*       $ 1,500.00
Charles A. Conner, Jr..........  One Tenth of a Unit of the Company's Securities*       $ 1,500.00
Georgia M. Rogers..............  One Twentieth of a Unit of the Company's Securities    $   750.00
Jon A. & C. Elizabeth            One Twentieth of a Unit of the Company's Securities*   $   750.00
  Maresca......................
Jane Troyer....................  One Twentieth of a Unit of the Company's Securities*   $   750.00
Clifford Feldstein.............  One Twentieth of a Unit of the Company's Securities*   $   750.00
Ulysses Fleming................  One Tenth of a Unit of the Company's Securities*       $ 1,500.00
John Andrew Roe................  Three One-hundredths of a Unit of the Company's        $   450.00
                                 Securities*
                                 TOTAL                                                  $150,000.00

------------------

* Each Unit consisting of 100,000 Redeemable Common Stock Purchase Warrants.

     These transactions were exempt from registration under the Securities Act of 1933, as amended (the "Act"), under Section 4(2) of that Act as not involving a public offering, and as to those sales set forth under subsection B above, reliance is placed upon Rule 506 of Regulation D and Section 4(6) of the Act. No underwriter was engaged by the Registrant in connection with the issuances described above in A. May Davis Group, Inc acted as placement agent for the Registrant in connection with the issuances described in B above and received a commission and non-accountable expense equal to 10% and 3% of the aggregate amount of such securities. The recipients of all of the foregoing securities represented that such securities were being acquired for investment and not with a view to the distribution thereof. In addition, the certificates evidencing such securities bear restrictive legends.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(A) EXHIBITS

     1.1    Form of Underwriting Agreement (2)
     3.1    Registrant's Restated Memorandum and Articles of Association (1)
     4.1    Form of Underwriter's Warrant Certificate (2)
     4.2    Form of Financial Consulting Agreement to be entered into by and between the
            Registrant and the Underwriter (2)
     4.3    Form of Common Stock Certificate (2)
     4.4    Form of Redeemable Common Stock Purchase Warrants (2)
     4.5    Form of Warrant Agreement between Registrant and American Stock Transfer & Trust
            Company (2)
     5.1    Opinion of Smith Hughes, Raworth & McKenzie (2)
    10.1    Form of Stock Exchange Agreement (2)
    10.2    Preliminary Agreement between the Shanghai Thermometric Instrument Plant and Euro
            Tech (Far East) Ltd. (1)
    10.3    Lease For Euro Tech (Far East) Ltd.'s Hong Kong Office (1)
    10.4    Lease For Euro Tech (Far East) Ltd.'s Guangzhou Office (1)
    10.5    Purchase Agreement between Beijing China International Industry and Commerce Co.
            Ltd. and Euro Tech (Far East) Ltd. (Beijing sales office) (1)
    10.6    Purchase Agreement between Shanghai Xing Tai Real Estate Development Incorp. and
            Euro Tech (Far East) Ltd. (Shanghai sales office) (1)
    10.7    International Sales Representative and Distribution Agreement between Wallace &
            Tiernan and Euro Tech (Far East) Ltd. (1)
    10.8    Sales Representative Agreement between the Finnigan Corporation and Euro Tech (Far
            East) Ltd. (1)

    10.9    Distributorship Agreement between Hach Company and Euro Tech (Far East) Limited
            (1)
   10.10    Hong Kong Bank Mortgage Commitment Letter with Euro Tech (Far East) Ltd.
            (regarding Beijing sales office) (1)
   10.11    The Bank of East Asia Limited Mortgage Commitment Letter with Euro Tech (Far East)
            Limited (regarding Shanghai sales office) (1)
   10.12    Hong Kong Bank Mortgage with Euro Tech (Far East) Limited (regarding new office)
            (1)
   10.13    Standard Chartered Bank Mortgage with Euro Tech (Far East) Limited (regarding investment property) (1)
   10.14    Form of Agreement among Registrant, Euro Tech (Far East) Limited and Shereman
            Enterprises Ltd. (for the services of T.C. Leung) (2)
   10.15    Registrant's Stock Option Plan (2)
   10.16    Consulting Agreement with Sidford International Ltd. (2)
    23.1    Consent of Smith Hughes, Raworth & McKenzie (included in Exhibit 5.1) (2)
    23.2    Consents of Arthur Anderson & Co., Hong Kong (3)
    23.3    Consent of Gusrae, Kaplan & Bruno (2)
    23.4    Consent of Hastings & Co. (2)
    23.5    Consent of Jingtian Associates (2)
    24.1    Power of Attorney included on Page II-6 of initial filing.

---------------

(1) Previously filed with initial filing.

(2) Previously filed with Amendment No. 1 on January 31, 1997.

(3) Filed herewith.

(b) Financial Statement Schedule(s)

NONE REQUIRED.

ITEM 17.  UNDERTAKINGS

     The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     (4) To file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a) (3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a) (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (6) The undersigned registrant hereby undertakes to provide to the underwriters, at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized in Hong Kong, on the 7th day of March, 1997.


                                          EURO TECH HOLDINGS COMPANY LIMITED

                                          By: /s/  T.C. Leung
                                            T.C. Leung,
                                            Chairman of the Board of Directors

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


               SIGNATURE                                  TITLE                       DATE
----------------------------------------  -------------------------------------  --------------

/s/  T.C. Leung                           Chairman of the Board of Directors,    March 7, 1997
----------------------------------------  Chief Executive Officer and Director
T.C. Leung                                (Principal Executive Officer)

/s/  Jerry Wong                           Chief Financial Officer and Director   March 7, 1997
----------------------------------------  (Principal Accounting and Financial
Jerry Wong                                Officer)

     *                                    Director                               March 7, 1997
----------------------------------------
Nancy Wong

     *                                    Director                               March 7, 1997
----------------------------------------
Nancy Wong

     *                                    Director                               March 7, 1997
----------------------------------------
Alex Sham

*By: /s/  T.C. Leung
    ------------------------------------
    T.C. Leung
    Attorney-in-Fact
                                                                                 March 7, 1997

                           AUTHORIZED REPRESENTATIVE


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on March 10, 1997 by the undersigned as the duly authorized representative of Euro Tech Holdings Company Limited in the United States.


                                          /s/  PATRICK W. LEUNG

                                          --------------------------------------
                                               Patrick W. Leung

900 Palisade Ave. 8F
Fort Lee, NJ 07024

                                 EXHIBIT INDEX

                                                                                   SEQUENTIALLY
   EXHIBIT                                                                           NUMBERED
    NO.                                 DESCRIPTION                                    PAGE
   -----   ----------------------------------------------------------------------  ------------
     1.1   Form of Underwriting Agreement (2)
     3.1   Registrant's Restated Memorandum and Articles of Association (1)
     4.1   Form of Underwriter's Warrant Certificate (2)
     4.2   Form of Financial Consulting Agreement to be entered into by and between the Registrant and the Underwriter (2)
     4.3   Form of Common Stock Certificate (2)
     4.4   Form of Redeemable Common Stock Purchase Warrants (2)
     4.5   Form of Warrant Agreement between Registrant and American Stock
           Transfer & Trust Company (2)
     5.1   Opinion of Smith Hughes, Raworth & McKenzie (2)
    10.1   Form of Stock Exchange Agreement (2)
    10.2   Preliminary Agreement between the Shanghai Thermometric Instrument
           Plant and Euro Tech (Far East) Ltd. (1)
    10.3   Lease For Euro Tech (Far East) Ltd.'s Hong Kong Office (1)
    10.4   Lease For Euro Tech (Far East) Ltd.'s Guangzhou Office (1)
    10.5   Purchase Agreement between Beijing China International Industry and
           Commerce Co. Ltd. and Euro Tech (Far East) Ltd. (Beijing sales office)
           (1)
    10.6   Purchase Agreement between Shanghai Xing Tai Real Estate Development
           Incorp. and Euro Tech (Far East) Ltd. (Shanghai sales office) (1)
    10.7   International Sales Representative and Distribution Agreement between
           Wallace & Tiernan and Euro Tech (Far East) Ltd. (1)
    10.8   Sales Representative Agreement between the Finnigan Corporation and
           Euro Tech (Far East) Ltd. (1)
    10.9   Distributorship Agreement between Hach Company and Euro Tech (Far
           East) Limited (1)
   10.10   Hong Kong Bank Mortgage Commitment Letter with Euro Tech (Far East)
           Ltd. (regarding Beijing sales office) (1)
   10.11   The Bank of East Asia Limited Mortgage Commitment Letter with Euro
           Tech (Far East) Limited (regarding Shanghai sales office) (1)
   10.12   Hong Kong Bank Mortgage with Euro Tech (Far East) Limited (regarding new office) (1)
   10.13   Standard Chartered Bank Mortgage with Euro Tech (Far East) Limited
           (regarding investment property) (1)
   10.14   Form of Agreement among Registrant, Euro Tech (Far East) Limited and
           Shereman Enterprises Ltd. (for the services of T.C. Leung) (2)
   10.15   Registrant's Stock Option Plan (2)
   10.16   Consulting Agreement with Sidford International Ltd. (2)
    23.1   Consent of Smith Hughes, Raworth & McKenzie (included in Exhibit 5.1)
           (2)
    23.2   Consents of Arthur Anderson & Co., Hong Kong (3)
    23.3   Consent of Gusrae, Kaplan & Bruno (2)
    23.4   Consent of Hastings & Co. (2)
    23.5   Consent of Jingtian Associates (2)
    24.1   Power of Attorney included on Page II-6 of initial filing.

---------------

(1) Previously filed with initial filing.

(2) Previously filed with Amendment No. 1 on January 31, 1997.

(3) Filed herewith.